                                                                   Exhibit 10.24

================================================================================

                                CREDIT AGREEMENT

                          DATED AS OF SEPTEMBER 1,2006

                                      AMONG

                       SNOWFLAKE WHITE MOUNTAIN POWER, LLC

                                   RENEGY, LLC

                                       AND

                              RENEGY TRUCKING, LLC
                                 (AS BORROWERS)

                                   COBANK, ACB
                                   (LC ISSUER)

                                   COBANK, ACB
           (LEAD ARRANGER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT)

                                       AND

                    THE FINANCIAL INSTITUTIONS PARTIES HERETO
                                    (LENDERS)

                                   ----------

                         24 MW BIOMASS FIRED POWER PLANT
                               SNOWFLAKE, ARIZONA

                              LATHAM & WATKINS LLP

================================================================================

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 DEFINITIONS....................................................      1
   1.1   Definitions.....................................................      1
   1.2   Rules of Interpretation.........................................      1
   1.3   Accounting Terms: GAAP..........................................      1
   1.4   Classification of Loans and Borrowings..........................      2

ARTICLE 2 THE CREDIT FACILITIES..........................................      2
   2.1   Loan Facilities.................................................      2
   2.2   Letter of Credit Facility.......................................     12
   2.3   Total Commitments...............................................     17
   2.4   Fees............................................................     17
   2.5   Other Payment Terms.............................................     18
   2.6   Pro Rata Treatment..............................................     22
   2.7   Change of Circumstances.........................................     23
   2.8   Funding Losses..................................................     25
   2.9   Alternate Office; Minimization of Costs.........................     26
   2.10  Register.....................  .................................     27
   2.11  Joint and Several Liability of Borrowers........................     28

ARTICLE 3 CONDITIONS PRECEDENT  .........................................     30
   3.1   Conditions Precedent to the Closing Date........................     30
   3.2   Conditions Precedent to Each Credit Event.......................     39
   3.3   Conditions Precedent to Each Construction Credit Event..........     40
   3.4   Conditions Precedent to Term-Conversion.........................     42
   3.5   No Approval of Work.............................................     45
   3.6   Adjustment of Drawdown Requests.................................     45
   3.7   Determinations Under Section 3.1................................     45

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.................................     45
   4.1   Organization....................................................     45
   4.2   Authorization- No Conflict......................................     45
   4.3   Enforceability..................................................     46
   4.4   Compliance with Law.............................................     46
   4.5   Single Purpose, Debt, Contracts, Joint Ventures, Proceeds, Etc..     46
   4.6   Adverse Change..................................................     47
   4.7   Investment Company Act..........................................     47
   4.8   ERISA...........................................................     47
   4.9   Permits.........................................................     47
   4.10  Hazardous Substances............................................     48

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
   4.11  Litigation......................................................     49
   4.12  No Labor Disputes; Acts of God; Force Majeure...................     50
   4.13  Operative Documents.............................................     50
   4.14  Disclosure......................................................     50
   4.15  Private Offering by Borrowers...................................     51
   4.16  Taxes...........................................................     51
   4.17  Governmental Regulation.........................................     51
   4.18  Regulation U, Etc...............................................     52
   4.19  Budgets; Projections............................................     52
   4.20  Financial Statements............................................     52
   4.21  No Default......................................................     53
   4.22  Organizational ID Number; Location of Tangible Collateral.......     53
   4.23  Title and Liens.................................................     53
   4.24  Intellectual Property...........................................     53
   4.25  Collateral......................................................     54
   4.26  Sufficiency of Project Documents................................     54
   4.27  Utilities.......................................................     55
   4.28  Other Facilities................................................     55
   4.29  Insurance.......................................................     55
   4.30  Anti-Terrorism Law..............................................     55
   4.31  Construction Loan Borrowings....................................     56
   4.32  No Recordation Etc..............................................     56

ARTICLE 5 AFFIRMATTVE COVENANTS..........................................     57
   5.1   Use of Proceeds, Equity Contributions and Project Revenues......     57
   5.2   Payment.........................................................     57
   5.3   Maintenance of Property.........................................     57
   5.4   Notices.........................................................     58
   5.5   Financing Reporting.............................................     60
   5 6   Books Records Access............................................     61
   5.7   Compliance with Laws, Instruments, Applicable Permits, Etc. ....     62
   5.8   Reports.........................................................     62
   5.9   Existence, Conduct of Banking, Properties, Etc. ................     63
   5.10  Debt Service Coverage Ratio.....................................     64
   5.11  Indemnification.................................................     64
   5.12  Exemption from Regulation  .....................................     67
   5.13  Construction of the Project.....................................     67
   5.14  Completion......................................................     67
   5.15  Operation and Maintenance of Project; Operating Budget..........     68
   5.16  Preservation of Rights; Further Assurances......................     69
   5.17  Maintenence of Insurance........................................     71
   5.18  Taxes, Other Government Charges and Utility Charges.............     71
   5.19  Event of Eminent Domain.........................................     71
   5.20  Interest Rate Protection........................................     71
   5.21  Environmental Laws..............................................     72

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
   5.22  FUEL SUPPLY PLAN................................................     72
   5.23  Independent Consultants.........................................     73

ARTICLE 6 NEGATIVE COVENANTS.............................................     73
   6.1   Contingent Liabilities..........................................     73
   6.2   Limitations on Liens............................................     73
   6.3   Indebtedness....................................................     73
   6.4   Sale or Lease of Assets.........................................     73
   6.5   Changes.........................................................     73
   6.6   Restricted Payments.............................................     74
   6.7   Investments.....................................................     75
   6.8   Transactions With Affiliates....................................     75
   6.9   Margin Loan Regulations.........................................     75
   6.10  Partnerships, etc...............................................     76
   6.11  Dissolution; Merger.............................................     76
   6.12  Amendments; Change Orders; Completion...........................     76
   6.13  Name and Location; Fiscal Year..................................     78
   6.14  Use of Site.....................................................     78
   6.15  Assignment......................................................     78
   6.16  Accounts........................................................     78
   6.17  Hazardous Substances............................................     79
   6.18  Additional Project Documents....................................     79
   6.19  Project Budget Amendments.......................................     79
   6.20  Assignment By Third Parties.....................................     79
   6.21  Acquisition of Real Property....................................     79
   6.22  ERISA...........................................................     80
   6.23  No Merchant Sales...............................................     80
   6.24  Lease Obligations...............................................     80
   6.25  Sale and Leaseback Transactions.................................     80
   6.26  Other Agreements................................................     80
   6.27  Disputes........................................................     80
   6.28  Anti-Terrorism Law; Anti-Money Laundering.......................     80
   6.29  Embargoed Persons...............................................     81
   6.30  Bonds...........................................................     81

ARTICLE 7 Accounts.......................................................     82
   7.1   Construction Account............................................     82
   7.2   Revenue Account.................................................     82
   7.3   Debt Service Reserve Account....................................     84
   7.4   Major Maintenance Account.......................................     85
   7.5   Application of Insurance Proceeds...............................     86
   7.6   Application of Eminent Domain Proceeds..........................     88
   7.7   CHECKING ACCOUNTS...............................................     88
   7.8   Proceeds and Accounts; Control..................................     89

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
   7.9   Permitted Investments...........................................     89

ARTICLE 8 EVENTS OF DEFAULT; REMEDIES....................................     90
   8.1   Events of Default...............................................     90
   8.2   Remedies........................................................     96

ARTICLE 9 SCOPE OF LIABILITY.............................................     98

ARTICLE 10 AGENTS: SUBSTITUTION..........................................     99
   10.1  Appointment and Authority.......................................     99
   10.2  Rights as a Lender..............................................     99
   10.3  Exculpatory Provisions..........................................    100
   10.4  Reliance........................................................    101
   10.5  Delegation of Duties............................................    101
   10.6  Resignation.....................................................    101
   10.7  Non-Reliance....................................................    102
   10.8  Administrative Agent May File Proofs of Claim...................    103
   10.9  Collateral Matters..............................................    103
   10.10 Indemnification.................................................    103
   10.11 Withholding Tax.................................................    104
   10.12 General Provisions as to Payments...............................    104
   10.13 Substitution of Tender..........................................    105
   10.14 Administrative Agent Has LC Issuer's Power of Attorney..........    105

 ARTICLE 11 INDEPENDENT CONSULTANTS......................................    105
   11.1  Removal and Fees................................................    105
   11.2  Duties..........................................................    106
   11.3  Independent Consultants' Certificates...........................    106
   11.4  Certification of Dates..........................................    106

ARTICLE 12 Miscellaneous.................................................    107
   12.1  Notices; Signatures.............................................    107
   12.2  Additional Security; Right to Set-Off...........................    108
   12.3  Delay and Waiver................................................    109
   12.4  Costs, Expenses and Attorneys' Fees.............................    109
   12.5  Entire Agreement................................................    111
   12.6  Governing Law...................................................    111
   12.7  Severability....................................................    111
   12.8  Headings........................................................    111
   12.9  Additional Financing, Etc.......................................    111
   12.10 No Partnership, Etc.............................................    112
   12.11 Mortgage/Collateral Documents...................................    112
   12.12 Limitation on Liability.........................................    112

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
   12.13 Waiver of Jury Trial............................................    112
   12.14 Consent to Jurisdiction.........................................    113
   12.15 Knowledge and Attribution.......................................    114
   12.16 Effectiveness...................................................    114
   12.17 Successors and Assigns..........................................    114
   12.18 Counterparts....................................................    118
   12.19 Survival........................................................    118
   12.20 Amendments; Waivers.............................................    118
   12.21 Laws............................................................    120
   12.22 Assignability as Collateral.....................................    121
   12.23 Service of Process..............................................    121
   12.24 Interest Rate Limitation........................................    121
   12.25 Marshalling; Assets Set Aside...................................    122
   12.26 Independence of Covenants.......................................    122
   12.27 Construction of the Documents...................................    122
   12.28 Syndication.....................................................    122
   12.29 Waiver..........................................................    123
   12.30 The Platform....................................................    123

INDEX OF EXHIBITS

Exhibit A     Definitions and Rules of Interpretation

              NOTES

Exhibit B-l   Form of Construction Note
Exhibit B-2   Form of Term Note
Exhibit B-3   Form of Renegy Term Note
Exhibit B-4   Form of Revolving Note
Exhibit B-5   Form of LC Loan Note
Exhibit B-6   Form of Letter of Credit

              LOAN DISBURSEMENT PROCEDURES

Exhibit C-l   Form of Notice of Borrowing
Exhibit C-2   Form of Notice of Term-Conversion
Exhibit C-3   Form of Notice of Interest Terms
Exhibit C-4   Form of Drawdown Certificate
Exhibit C-5   Form of Independent Engineer's Drawdown Certificate

              SECURITY-RELATED DOCUMENTS

Exhibit D-l   Form of Mortgage
Exhibit D-2   Form of Security Agreement
Exhibit D-3-A Form of Pledge Agreement (Stone Axe)
Exhibit D-3-B Form of Pledge Agreement (NZ Land)
Exhibit D-4   Form of Bond Pledge Agreement
Exhibit D-5   Form of Sponsor Guaranty


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Exhibit D-6   Schedule of Security Filings

              CONSENTS

Exhibit E-l   Form of Consent for Contracting Party
Exhibit E-2   Schedule of Closing Date Consents

              CLOSING CERTIFICATES

Exhibit F-l   Form of Borrowers' Closing Certificate
Exhibit F-2   Form of Insurance Consultant's Certificate
Exhibit F-3   Form of Independent Engineer's Certificate
Exhibit F-4   Form of Fuel Consultant's Certificate

              PROJECT DESCRIPTION EXHIBITS

Exhibit G-l   Permit Schedule
Exhibit G-2   Project Budget
Exhibit G-3   Base Case Project Projections
Exhibit G-4   Project Schedule
Exhibit G-5   Pending Litigation
Exhibit G-6   Hazardous Substances Disclosure
Exhibit G-7   Construction Contracts Not in Place on Closing Date

              OTHER

Exhibit H     Lenders Proportionate Shares
Exhibit I-1   Term Loan Amortization Schedule
Exhibit I-2   Renegy Term Loan Amortization Schedule
Exhibit I-3   Bond Optional Redemption Schedule
Exhibit J     Form of Non-Bank Certificate
Exhibit K     Insurance Requirements
Exhibit L     Form of Annual Insurance Certificate
Exhibit M     Form of Monthly Disbursement Requisition


                                       vi

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          This CREDIT AGREEMENT, dated as of September 1, 2006 ("Agreement"), by and among SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company, as a borrower ("SWMP"), RENEGY, LLC, an Arizona limited liability company, as a borrower ("Renegy"), and RENEGY TRUCKING, LLC, an Arizona limited liability company, as a borrower ("Renegy Trucking," and, collectively with SWMP and Renegy, "Borrowers"), THE FINANCIAL INSTITUTIONS LISTED ON EXHIBIT H OR WHO LATER BECOME A PARTY HERETO, (the financial institutions party to this Agreement being collectively referred to as the "Lenders"), COBANK, ACB, as letter of credit issuer (in such capacity, "LC Issuer"), COBANK, ACB, as administrative agent for the Lenders (in such capacity, "Administrative Agent"), and COBANK, ACB, as collateral agent for the Secured Parties (in such capacity, "Collateral Agent").

                                    RECITALS

          A. Borrowers desire to develop, construct, finance, own, operate and maintain the Project referred to herein to be located near Snowflake, Arizona, and, in connection therewith, Borrowers have requested that the Lenders provide credit facilities in connection therewith.

          B. The Lenders are willing to provide such credit facilities to Borrowers upon the terms and subject to the conditions set forth herein and in the other Credit Documents.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 DEFINITIONS. For all purposes of the Credit Documents, except as otherwise expressly provided, capitalized terms used in the Credit Documents (including annexes, appendices, exhibits and schedules thereto) shall have the meanings given to such terms in Exhibit A.

          1.2 RULES OF INTERPRETATION. Except as otherwise expressly provided, the "Rules of Interpretation" set forth in Exhibit A shall apply to the Credit Documents.

          1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time and as applied by the accounting entity to which they refer; provided, however that, if Borrowers notify Administrative Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrowers that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          1.4 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by class (e.g., "Construction Loan") or by Type (e.g., "LIBOR Loan") or by class and Type (e.g., "Base Rate Term Loan"). Borrowings may also be classified and referred to by class or Type or both.

                                    ARTICLE 2
                              THE CREDIT FACILITIES

          2.1 LOAN FACILITIES.

                    2.1.1 Construction Loan Facility.

               (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, each Lender severally agrees to advance to Borrowers from time to time during the Construction Loan Availability Period such loans as Borrowers may request pursuant to this Section 2.1.1 (individually, a "Construction Loan" and, collectively, the "Construction Loans"), in an aggregate principal amount which, when added to such Lender's Proportionate Share of the aggregate principal amount of all prior Construction Loans made by such Lender, does not exceed such Lender's Construction Loan Commitment.

               (b) Notice of Borrowing. Borrowers shall request Construction Loans by delivering to Administrative Agent a written notice in the form of Exhibit C-l, appropriately completed ("Notice of Borrowing"), which contains or specifies, among other things:

                    (i) the portion of the requested Borrowing which will be Base Rate Loans and the portion which will be LIBOR Loans;

                    (ii) the aggregate principal amount of the requested Borrowing, which shall be in the minimum amount of $100,000; provided, that such minimum amount shall not apply to the Final Construction Drawing;

                    (iii) the proposed date of the requested Borrowing (which shall be a Business Day);

                    (iv) the initial Interest Period requested for a LIBOR Borrowing in accordance with Section 2.1.5(d);

                    (v) a certification by Borrowers that the conditions set forth in Sections 3.2 and 3.2.5 are satisfied as of the date of the notice; and

                    (vi) a certification by Borrowers that, as of the date such requested Construction Loan is proposed to be made, the Construction Loan proposed to be made on such date, when added together with all other Construction Loans, does not exceed the Total Construction Loan Commitment.

          Notwithstanding any provision to the contrary in this section, Borrowers (x) shall request no more than one Construction Loan Borrowing per month, and (y) may not select LIBOR Loans for any Borrowing that is less than $100,000 or if the obligations of the Lenders to make LIBOR Loans shall then be suspended pursuant to Section 2.7. Borrowers shall give each Notice of Borrowing to Administrative Agent with at least the Minimum Notice Period applicable to Construction Loans of the Type requested and not later than 11:00 a.m., Denver time on the applicable day. Any Notice of Borrowing shall be irrevocable and binding on Borrowers.

               (c) Construction Loan Principal Payments. Borrowers shall repay to Administrative Agent, for the account of each Lender, in full on the Construction Loan Maturity Date the unpaid principal amount of all Construction Loans made by such Lender which will not be Term-Converted to Term Loans and at such time as provided in Section 2.1.2(a), together with any unpaid interest, fees and costs related thereto. Borrowers may not re-borrow the principal amount of any Construction Loan so repaid.

                    2.1.2 Term Loan Facility.

               (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, each Lender severally agrees to make to Borrowers on the Term-Conversion Date, at the request of Borrowers, a term loan under this Section 2.1.2 (individually, a "Term Loan" and collectively, the "Term Loans") in a principal amount not to exceed the lesser of (i) such Lender's Term Loan Commitment, and (ii)the aggregate principal amount of outstanding Construction Loans made by such Lender. Each Lender shall make its Term Loan through its outstanding Construction Loans converting to a Term Loan.

               (b) Notice of Term-Conversion. Borrowers shall request Term-Conversion by delivering to Administrative Agent a written notice in the form of Exhibit C-2, appropriately completed (the "Notice of Term-Conversion"), which specifies, among other things:

                    (i) the portion of the Term Loans which will be Base Rate Loans and the portion which will be LIBOR Loans;

                    (ii) the aggregate principal amount of the requested Term Loans, which shall not exceed the lesser of (A) the Total Term Loan Commitment and (B) the aggregate principal amount of all Construction Loans outstanding on the Term-Conversion Date (which amount shall be calculated immediately prior to Term-Conversion, after giving effect to the Final Construction Drawing (if any), and the application of all liquidated damages and other amounts required to be applied to the prepayment of Construction Loans pursuant hereto);

                    (iii) the proposed date of Term-Conversion (which shall be a Business Day on or before the Date Certain);

                    (iv) in the case of any LIBOR Term Loan, the initial Interest Period requested therefor (which shall be an Interest Period contemplated by Section 2.1.4(c)); and

                    (v) a certification by Borrowers that the conditions set forth in Sections 3.4.1 and 3.4.2 are satisfied as of the date of the notice.

          Notwithstanding any provision to the contrary in this section, Borrowers may not select LIBOR Loans for any portion of the Term Loans that is less than $100,000 or if the obligations of the Lenders to make LIBOR Loans shall then be suspended pursuant to Section 2.7. Borrowers shall deliver the Notice of Term-Conversion to Administrative Agent with at least the Minimum Notice Period applicable to Loans of the Type requested upon Term-Conversion; provided, that not later than 10 Business Days prior to delivery of the Notice of Term-Conversion, Borrowers shall deliver to Administrative Agent a draft of such Notice of Term-Conversion and evidence documenting satisfaction of the conditions to Term-Conversion set forth in Section 3.3.8.

               (c) Term Loan Principal Payment. Borrowers shall repay to Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of the Term Loan made by such Lender in installments payable on each Principal Repayment Date in accordance with the repayment schedule set forth on Exhibit I-1 (the "Term Loan Amortization Schedule"), with any remaining unpaid principal, interest, fees and costs due and payable on the Term Loan Maturity Date. Borrowers may not re-borrow the principal amount of any Term Loan so repaid.

                    2.1.3 Renegy Term Loan Facility.

               (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, each Lender severally agrees to advance to Borrowers from time to time during the Construction Loan Availability Period such loans as Borrowers may request pursuant to this Section 2.1.3 (individually, a "Renegy Term Loan" and, collectively, the "Renegy Term Loans"), in an aggregate principal amount which, when added to such Lender's Proportionate Share of the aggregate principal amount of all prior Renegy Term Loans made by such Lender, does not exceed such Lender's Renegy Term Loan Commitment.

               (b) Notice of Renegy Term Loan Borrowing. Borrowers shall request Renegy Term Loans by delivering to Administrative Agent a Notice of Borrowing which contains or specifies, among other things:

                    (i) the aggregate principal amount of the requested
Borrowing;

                    (ii) the proposed date of the requested Borrowing (which shall be a Business Day);

                    (iii) a certification by Borrowers that the conditions set forth in Sections 3.2 and 3.2.5 are satisfied as of the date of the notice; and

                    (iv) a certification by Borrowers that, as of the date such requested Renegy Term Loan is proposed to be made, the Renegy Term Loan proposed to be made on such date, when added together with all other Renegy Term Loans, does not exceed the Total Renegy Term Loan Commitment.

          Notwithstanding any provision to the contrary in this section, Borrowers shall request no more than one Renegy Term Loan Borrowing per month. Borrowers shall give each such Notice of Borrowing to Administrative Agent with at least the Minimum Notice Period applicable to Renegy Term Loans and not later than 11:00 a.m., Denver time on the applicable day. Any Notice of Borrowing shall be irrevocable and binding on Borrowers.

               (c) Renegy Term Loan Principal Payment. Borrowers shall repay to Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of the Renegy Term Loans made by such Lender either (i) on the Construction Loan Maturity Date, or (ii) if the Construction Loans have Term-Converted, on Principal Repayment Dates in accordance with the repayment schedule set forth on Exhibit I-2 (the "Renegy Term Loan Amortization Schedule"), with any remaining unpaid principal, interest, fees and costs due and payable on the Renegy Term Loan Maturity Date. Borrowers may not re-borrow the principal amount of any Renegy Term Loan so repaid.

                    2.1.4 Revolving Loan Facility.

               (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, each Revolving Lender severally agrees to advance to Borrowers from time to time during the Revolving Loan Availability Period, other than during the Clean-Up Period, such loans as Borrowers may request pursuant to this Section 2.1.4 (individually, a "Revolving Loan" and, collectively, the "Revolving Loans"), in an aggregate principal amount which, when added to such Lender's Proportionate Share of the aggregate principal amount of all outstanding Revolving Loans of such Lender, does not exceed such Lender's Revolving Loan Commitment.

               (b) Notice of Revolving Loan Borrowing. SWMP shall request Revolving Loans by delivering to Administrative Agent a Notice of Borrowing, which contains or specifies, among other things:

                    (i) the portion of the requested Borrowing which will be Base Rate Loans and the portion which will be LIBOR Loans;

                    (ii) the aggregate principal amount of the requested Borrowing, which shall be in integral multiples of $50,000;

                    (iii) the proposed date of the requested Borrowing (which shall be a Business Day);

                    (iv) the initial Interest Period requested for a LIBOR Borrowing in accordance with Section 2.1.5(d);

                    (v) a certification by SWMP that the conditions set forth in
Section 3.2 are satisfied as of the date of the notice; and

                    (vi) a certification by SWMP that, as of the date such requested Revolving Loan is proposed to be made, the Revolving Loan proposed to be made on such date, when added together with all other outstanding Revolving Loans, does not exceed the Total Revolving Loan Commitment.

          Notwithstanding any provision to the contrary in this section, SWMP shall request no more than two Revolving Loan Borrowings per month. SWMP shall give each Notice of Revolving Loan Borrowing to Administrative Agent with at least the Minimum Notice Period applicable to the Type of Loans being requested and not later than 11:00 a.m., Denver time on the applicable day. Any Notice of Revolving Loan Borrowing shall be irrevocable and binding on SWMP.

               (c) Revolving Loan Principal Payments. SWMP may repay and reborrow Revolving Loans. SWMP shall repay to Administrative Agent, for the account of each Revolving Lender, in full on the Revolving Loan Maturity Date the unpaid principal amount of all Revolving Loans made by such Lender.

                    2.1.5 Interest Provisions Relating to All Loans.

               (a) Interest Rate. Subject to Section 2.5.3, Borrowers shall pay interest on the unpaid principal amount of each Loan from the date of Borrowing of such Loan until the repayment thereof at either (i) for Construction Loans, Term Loans and Revolving Loans, the Adjusted LIBO Rate or Base Rate, plus in each case the applicable Rate Margin, (ii) for Renegy Term Loans, the Fixed Rate, and (iii) for LC Loans, the Base Rate plus the applicable Rate Margin.

               (b) Changes of Loan Type. The basis for determining the interest rate with respect to any Loan may be changed from time to time as specified in a Notice of Interest Terms delivered pursuant to Section 2.1.9. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate. Notwithstanding any provision in this Agreement to the contrary, the Renegy Term Loans may not change in Type.

               (c) Interest Payment Dates. Subject to the last sentence of
     Section 2.5.3, Borrowers shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Business Day of each month, (ii) in the case of each LIBOR Loan, on the last day of each Interest Period related to such LIBOR Loan and, with respect to Interest Periods longer than three months, the last Business Day of each third month in which such LIBOR Loan is outstanding, (iii) in the case of Renegy Term Loans, on each Payment Date until the Renegy Term Loans are repaid in full, (iv) in all cases, for any Loan upon its conversion from one Type of Loan to another Type of Loan on the effective date of such conversion, and (v) in all cases, upon repayment or prepayment (whether at stated maturity or otherwise, and including any optional prepayments or Mandatory Prepayments) of any Loan on the date of payment thereof in full.

               (d) LIBOR Loan Interest Periods.

                    (i) The Interest Period selected by Borrowers for all LIBOR Loans shall be one, three or six months. Notwithstanding anything to the contrary in the preceding sentence, (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; (C) Borrowers may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid (including the Construction Loan Maturity Date, the Term Loan Maturity Date, and each Principal Repayment Date) than the principal amount of Loans scheduled to be outstanding after such date; (D) unless Term-Conversion has occurred, any Interest Period for a Construction Loan which would otherwise end after the Construction Loan Maturity Date shall end on the Construction Loan Maturity Date; (E) any Interest Period for a Term Loan which would otherwise end after the Term Loan Maturity Date shall end on the Term Loan Maturity Date; (F) any Interest Period for a Revolving Loan which would otherwise end after the Revolving Loan Maturity Date shall end on the Revolving Loan Maturity Date; (G) LIBOR Loans for each Interest Period shall be in the minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; (H) Borrowers may not at any time have outstanding more than five different Interest Period end-dates relating to LIBOR Loans; and (I) Borrowers shall select Types and Interest Periods for Term Loans corresponding to the "types" and "interest periods" used for floating rate payments in the Swap Agreement which hedge interest risk arising under the Term Loans so as to create, to the greatest extent possible, a complete hedge.

                    (ii) Borrowers may contact Administrative Agent at any time prior to the end of an Interest Period for an indicative quotation of Interest Rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrowers may, subject to Section 2.1.8(c), select to continue any LIBOR Loan for any permissible Interest Period by communicating such selection to Administrative Agent telephonically or by email within the time periods required by Section 2.1.8, which selection shall be irrevocable. Borrowers shall confirm such telephonic or email notice to Administrative Agent by facsimile on the day such notice is given by delivery to Administrative Agent of a Notice of Interest Terms appropriately completed, in accordance with the instructions contained in such form. Borrowers shall promptly deliver to Administrative Agent the original of the Notice of Interest Terms initially delivered by facsimile. If Borrowers fail to notify

Administrative Agent of the next Interest Period for any LIBOR Loans in accordance with this Section 2.1.5(d)(ii), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Business Days after delivery of the Notice of Interest Terms) notify Borrowers of each determination of the Interest Rate applicable to each Loan.

               (e) Interest Computations. All computations of interest based on the Base Rate shall be based upon a year of 365 days or, in the case of a leap year, 366 days, shall be payable for the actual days elapsed (including the first day but excluding the last day) in the period for which such interest is payable, and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest based on the LIBO Rate, Federal Funds Rate and of commitment fees shall be based upon a year of 360 days and shall be payable for the actual days elapsed (including the first day but excluding the last day) in the period for which such interest or fees are payable. Borrowers agree that all computations by Administrative Agent of interest shall be conclusive and binding in the absence of manifest error.

                    2.1.6 Promissory Notes. The obligation of Borrowers to repay the Loans made by a Lender and to pay interest thereon at the rates provided herein shall, upon the written request of such Lender, be evidenced by promissory notes in the form of Exhibit B-1 (individually, a "Construction Note" and, collectively, the "Construction Notes"), Exhibit B-2 (individually, a "Term Note" and, collectively, the "Term Notes"), Exhibit B-3 (individually, a "Renegy Term Note" and, collectively, the "Renegy Term Notes"), Exhibit B-4 (individually, a "Revolving Note" and, collectively, the "Revolving Notes"), and Exhibit B-5 (individually, a "LC Loan Note" and, collectively, the "LC Loan Notes") each payable to the order of such requesting Lender and in the principal amount of such Lender's Construction Loan Commitment, Term Loan Commitment, Renegy Term Loan Commitment, Revolving Loan Commitment, and the principal component of the LC Commitment respectively. Borrowers authorize each such requesting Lender to record on the schedule annexed to such Lender's Note or Notes, the date and amount of each Loan made by such requesting Lender, and each payment or prepayment of principal thereunder and agree that all such notations shall constitute prima facie evidence of the matters noted; provided, that in the event of any inconsistency between the records or books of Administrative Agent and any Lender's records or Notes, the records of Administrative Agent shall be conclusive and binding in the absence of manifest error. Borrowers further authorize each such requesting Lender to attach to and make a part of such requesting Lender's Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrowers' obligations to repay the full unpaid principal amount of the Loans or the duties of Borrowers hereunder or thereunder. Upon the payment in full in cash of the aggregate principal amount of, and all accrued and unpaid interest on, the applicable Loans, or in the case of Construction Notes, upon Term-Conversion, the Lenders holding Notes shall promptly mark the applicable Notes cancelled and return such cancelled Notes to Borrowers.

                    2.1.7 Loan Funding.

               (a) Notice to Lenders. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Borrowing, Notice of Renegy Term Loan

     Borrowing, Notice of Term-Conversion and Notice of Interest Terms, and shall notify each Revolving Lender of the contents of each Notice of Revolving Loan Borrowing.

               (b) Pro Rata Loans. All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares of such Loans, with each Borrowing to consist collectively of the total of the Loans by each Lender equal to such Lender's Proportionate Share of such Loan.

               (c) Lender Funding. Each Lender shall, before 11:00 a.m., Denver time on the date of each Borrowing of a Construction Loan, Renegy Term Loan or Revolving Loan, make available to the account of Administrative Agent most recently designated by it for such purpose, by wire transfer, immediately available funds in Dollars, such Lender's Proportionate Share of the Loan to be made on such date. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Loan. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

               (d) Failure of Lender to Fund. Unless Administrative Agent shall have been notified by any Lender prior to the applicable date of a Borrowing that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Proportionate Share of the Loan requested on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date in accordance with the prior paragraph and Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to Borrowers a corresponding amount on such date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand (and, in any event, within two Business Days from the applicable date of such Borrowing) from such Lender together with interest thereon, for each day from the applicable date of such Borrowing until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for the first two Business Days after such date. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Proportionate Share of such Loan included in such Loan. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor or within two Business Days from the applicable date of such Borrowing, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the applicable date of such Borrowing until the date such amount is paid to Administrative Agent, at the rate then payable under this Agreement for Base Rate Loans. Nothing in this Section 2.1.7(d) shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

               (e) Construction Account. No later than 2:00 p.m. Denver time on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived in accordance with the terms thereof and, subject to Section 2.1.7(d), to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Construction Loans and Renegy Term Loans requested in such Notice of Borrowing (or so much thereof as shall have been determined pursuant to Section 3.6) in Dollars and in immediately available funds, and shall deposit or cause to be deposited the proceeds of such Construction Loans and Renegy Term Loans into the Construction Account.

               (f) Revolving Loan Proceeds. No later than 2:00 p.m. Denver time on the date specified in each Notice of Revolving Loan Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived in accordance with the terms thereof and, subject to Section 2.1.7(d), to the extent Administrative Agent shall have received the appropriate funds from the Revolving Lenders, Administrative Agent shall make available the Revolving Loans requested in such Notice of Revolving Loan Borrowing in Dollars and in immediately available funds, and shall deposit or cause to be deposited the proceeds of such Revolving Loans into the Revenue Account or one or more of the Checking Accounts, at Borrowers' instruction.

                    2.1.8 Conversion of Loan Type; Continuation of LIBOR Loans. Upon notice as provided in Section 2.1.9, Borrowers may convert Loans from one Type of Loan to another Type of Loan or continue a LIBOR Loan; provided, however, that

               (a) any conversion of LIBOR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such LIBOR Loans;

               (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;

               (c) notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, Administrative Agent or the Majority Lenders may require, by notice to Borrowers, that (i) no outstanding Loan may be converted to or continued as a LIBOR Loan and (ii) unless repaid, each LIBOR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto; and

               (d) any portion of a LIBOR Loan that cannot be converted or continued as a LIBOR Loan, or with respect to which Borrowers fail to give a timely Notice of Interest Terms, as appropriately completed in accordance with the instructions contained in such form, shall be converted at the end of an Interest Period then in effect for such LIBOR Loan into a Base Rate Loan.

                    2.1.9 Notice of Conversion/Continuation of Loan Type. Borrowers shall request a Loan conversion or continuation, as the case may be, by delivering to Administrative Agent a Notice of Interest Terms. Borrowers shall deliver each Notice of Interest Terms at least with the applicable Minimum Notice Period. Any Notice of Interest Terms shall be irrevocable.

                    2.1.10 Prepayments.

               (a) Terms of All Prepayments.

                    (i) Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.1.10(b) or a Mandatory Prepayment), Borrowers shall pay to Administrative Agent for the account of the Lender which made such Loan or Swap Bank, as applicable, (A) all accrued interest to the date of such prepayment on the amount of such Loan prepaid, (B) all accrued fees to the date of such prepayment relating to the amount of such Loan being prepaid,
(C) to the extent required by the terms of the applicable Swap Agreement, all Swap Breaking Fees owed by Borrowers to such Lender or Swap Bank, as applicable, as a result of such prepayment, and (D) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all LIBOR Breakage Costs incurred by such Lender as a result of such prepayment (pursuant to the terms of Section 2.8.1.).

                    (ii) Notwithstanding the foregoing, but only in respect of any Mandatory Prepayment, Borrowers shall have the right, by giving five Business Days' notice to Administrative Agent, in lieu of prepaying a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, to deposit or cause Administrative Agent to deposit into a dedicated account to be held by Administrative Agent (which account shall be subjected to the Lien of the Collateral Documents in a manner reasonably satisfactory to Administrative Agent) an amount equal to the LIBOR Loans to be prepaid; such funds shall be held in such account until the expiration of the Interest Period applicable to the LIBOR Loan to be prepaid at which time the amount deposited in such account shall be used to prepay such LIBOR Loan and any interest accrued on such amount shall be deposited into the Revenue Account. The deposit of amounts into such dedicated account shall be deemed to satisfy Borrowers' obligation to make the relevant Mandatory Prepayment on its due date, but shall not, however, constitute a prepayment of Loans and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments as directed by and at the expense and risk of Borrowers.

                    (iii) Except as otherwise specifically set forth herein, all prepayments of Term Loans shall be applied to reduce the remaining payments required under Section 2.1.2(d) in inverse order of maturity. Borrowers may not re-borrow the principal amount of any Construction Loan, Renegy Term Loan or Term Loan which is prepaid. In connection with any optional prepayments or optional redemption of Bonds, Borrowers shall terminate or partially terminate Swap Agreements such that the notional amount under all of the Swap Agreements will not exceed, in the aggregate on any Payment Date, the principal amount of Loans and Bonds outstanding on such Payment Date, after giving effect to such prepayment or redemption.

               (b) Optional Prepayments. Subject to Section 2.1.10(a), Borrowers may, at their option and without premium or penalty, other than applicable interest rate hedge breakage costs, upon requisite notice to Administrative Agent, prepay (i) any Construction Loans in whole or from time to time in part in minimum principal amounts of $1,000,000 or a multiple of $100,000 in excess thereof (provided, that such minimum amounts shall not apply to a prepayment of all outstanding Construction Loans), (ii) any Revolving Loans in whole or from time to time in part or (iii) any Renegy Term Loans in whole or from time to time in part in any multiple of $100,000 (provided, that such minimum amounts shall not apply to a prepayment of all outstanding Term Loans) or (iv) any Term Loans in whole or from time to time in part in minimum principal amounts of $1,000,000 or a multiple of $100,000 in excess thereof (provided, that such minimum amounts shall not apply to a prepayment of all outstanding Term Loans).

               (c) Mandatory Prepayments. Borrowers shall prepay (or cause to be prepaid) Loans to the extent (i) Borrowers receive any insurance proceeds or eminent domain proceeds in excess of $100,000 and such proceeds are not used to rebuild or repair the Project in accordance with the terms of the Credit Documents, (ii) required by Waterfall Level 8, Sections 7.5 and 7.6,
     (iii) SWMP receives performance liquidated damages under the Boiler Purchase Contract or amounts pursuant to Section 1(c) of the Sponsor Guaranty, and (iv) any other provision of the Credit Documents requires such prepayment (each such prepayment, a "Mandatory Prepayment"). Borrowers shall repay the entire principal amount of Revolving Loans at least once in each calendar year, and upon such repayment, may not reborrow Revolving Loans for a 30-day period thereafter (the "Clean-Up Period").

               (d) Notice of Prepayment. Borrowers shall notify Administrative Agent by written notice of any prepayment hereunder not later than 11:00 a.m., Denver time, 10 days before the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid and, in the case of a Mandatory Prepayment, a reasonably detailed calculation of the amount of such prepayment. If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therefor, together with accrued interest to the payment date on the principal amount to be prepaid. Upon receipt of any notice of prepayment, Administrative Agent shall promptly advise the Lenders of the contents thereof.

          2.2 LETTER OF CREDIT FACILITY.

                    2.2.1 The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, (a) LC Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, (i) on the Closing Date, to issue to the Trustee the Letter of Credit with an expiration date of the LC Facility Expiration Date, in the form of Exhibit B-6 (the "Letter of Credit") for the account of SWMP in a stated amount equal to the Total LC Commitment and to deliver the Letter of Credit to the Trustee, and (ii) to honor drafts under the Letter of Credit; and (b) the Lenders severally agree to participate in the Letter of Credit issued for the account of SWMP. Immediately upon the issuance of the Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from LC Issuer a participation in the Letter of Credit in an amount equal to the product of such Lender's Proportionate Share times the stated amount of the Letter of Credit. In their sole discretion, LC Issuer and all of the Lenders may agree to extend the LC Facility Expiration Date (and the Letter of Credit) in two-year increments upon request of SWMP delivered to Administrative Agent not more than six months and not less than two months prior to the then LC Facility Expiration Date.

                    2.2.2 Drawings and Reimbursements; Funding of Participations. SWMP hereby agrees to reimburse Administrative Agent for the account of LC Issuer and Administrative Agent agrees to pay such amount to LC
Issuer: (a) by the close of business on the Business Day that any payment by LC Issuer is made with respect to any drawing other than a Tender Drawing upon the Letter of Credit or Confirmation, the amount of such drawing; and (b) with respect to any Tender Drawing, through repayment of the related LC Loan, at the time specified in Section 2.2.3(e).

                    2.2.3 If SWMP fails to so reimburse Administrative Agent on the date of the drawing of the Letter of Credit or Confirmation, Administrative Agent shall promptly notify each Lender of the date of the drawing (the "Drawing Date"), the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Proportionate Share thereof. In the case of a Tender Drawing upon the Letter of Credit or Confirmation, SWMP shall be deemed to have requested a Base Rate Loan to be disbursed on the Drawing Date in an amount equal to the Unreimbursed Amount corresponding to the Tender Drawing (an "LC Loan"). LC Loans shall:

               (a) be made without regard to the minimum and multiples specified in Section 2.1.1(b)(ii) or otherwise;

               (b) be subject to satisfaction of the conditions set forth in
     Section 3.2.2;

               (c) be made at any time whether before or after the Term-Conversion Date;

               (d) not be subject to conversion of Loan Type; and

               (e) be repayable upon the earliest to occur of (i) 90 days after the related Drawing Date, (ii) the date on which the Bonds for which the related drawing was made are remarketed, and (iii) the LC Facility Expiration Date.

                    2.2.4 Each Lender shall upon any notice pursuant to Section
2.2.3 make a payment to Administrative Agent for the account of LC Issuer, in an amount equal to its Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m., Denver time, on the Business Day specified in such notice by Administrative Agent, whereupon each Lender that so makes funds available in respect of a Tender Drawing shall be deemed to have made an LC Loan to SWMP in such amount. Administrative Agent shall remit the funds so received to LC Issuer.

                    2.2.5 With respect to any Unreimbursed Amount that is not refinanced by an LC Loan, such Unreimbursed Amount shall be due and payable by SWMP on demand (together with interest) and shall bear interest at the Default Rate for Base Rate Loans. In such event, each Lender's payment to Administrative Agent for the account of LC Issuer pursuant to Section 2.2.4 shall be deemed payment in respect of its participation in such Unreimbursed Amount and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.5.

                    2.2.6 Until each Lender funds its LC Loan or LC Advance to reimburse LC Issuer for any amount drawn under the Letter of Credit or Confirmation, interest in respect of such Lender's Proportionate Share of such amount shall be solely for the account of LC Issuer.

                    2.2.7 Each Lender's obligation to make LC Loans or LC Advances to reimburse LC Issuer for amounts drawn under the Letter of Credit or Confirmation shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against LC Issuer, SWMP or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default or Event of Default, or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of SWMP to reimburse LC Issuer pursuant to
Section 2.2.2 for the amount of any payment made by LC Issuer with respect to any drawing under the Letter of Credit or Confirmation, together with interest as provided herein.

                    2.2.8 If any Lender fails to make available to Administrative Agent for the account of LC Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2 by the time specified in Section 2.2.4, LC Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to LC Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of LC Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.2 shall be conclusive absent manifest error.

                    2.2.9 Pledged Bonds. As security for the payment of the obligations of the Borrowers in respect of LC Loans, SWMP will pledge to Collateral Agent, and grant to Collateral Agent a security interest in, its right, title and interest in and to Bonds delivered to the Trustee for the account of the LC Issuer in connection with any Tender Drawing (herein called "Pledged Bonds"), pursuant to a pledge agreement in the form of Exhibit D-4 (the "Bond Pledge Agreement"). Any amounts from time to time outstanding in respect of LC Loans may be prepaid (a) at any time by SWMP on one Business Day's notice stating the amount to be prepaid (which shall be $5,000 or a whole multiple thereof) and (b) at any time on behalf of SWMP on notice from the Borrowers. Upon payment of the amount to be prepaid, together with accrued interest to the date of such prepayment on the amount to be prepaid, the outstanding obligations of the Borrowers in respect of LC Loans shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid and Collateral Agent shall release from the pledge and security interest created by the Bond Pledge Agreement a principal amount of Pledged Bonds equal to the amount of such prepayment; provided, however, that prior to such release from the pledge and security interest created by the Bond Pledge Agreement of Bonds delivered to or registered in the name of Collateral Agent in connection with a Tender Drawing, the Borrowers shall have paid to Administrative Agent for the account of the Lenders the amount owing in respect of the interest Drawing, if any, made in conjunction with such Tender Drawing. Such Bonds shall be delivered to or registered in the name of SWMP, in the event of a prepayment pursuant to clause
(a) above, or the new Bondholder(s) (as defined in the Indenture) thereof pursuant to Section 6.11(d) of the Indenture, in the event of a prepayment pursuant to clause (b) above, as appropriate.

                    2.2.10 Credit for Amount Paid on Bonds. The Borrowers shall receive a credit against their payment obligations in respect of interest on and principal of LC Loans to the extent of any amounts actually paid to Administrative Agent or the Collateral Agent in respect of any interest or principal due on any Pledged Bonds.

                    2.2.11 Repayment of Participations.

               (a) At any time after LC Issuer has made a payment in respect of any drawing under the Letter of Credit or Confirmation and has received from any Lender such Lender's LC Advance or funding of LC Loan in respect of such payment in accordance with Section 2.2.4, if Administrative Agent receives for the account of LC Issuer any payment related to the Letter of Credit or Confirmation (whether directly from SWMP or otherwise, including proceeds of cash collateral applied thereto by Administrative Agent), or any payment of interest thereon, Administrative Agent will distribute to such Lender its Proportionate Share thereof in the same funds as those received by Administrative Agent.

               (b) If any payment received by Administrative Agent for the account of LC Issuer pursuant to Section 2.2.2 is required to be returned, each Lender shall pay to Administrative Agent for the account of LC Issuer its Proportionate Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                    2.2.12 Obligations Absolute. The obligation of SWMP to reimburse LC Issuer for each drawing under the Letter of Credit or Confirmation, and to repay each drawing under the Letter of Credit or Confirmation that is refinanced by LC Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (a) any lack of validity or enforceability of the Letter of Credit, the Confirmation, this Agreement, or any other agreement or instrument relating thereto;

               (b) the existence of any claim, counterclaim, set-off, defense or other right that SWMP may have at any time against any beneficiary or any transferee of the Letter of Credit or Confirmation (or any Person for whom any such beneficiary or any such transferee may be acting), LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or Confirmation or any agreement or instrument relating thereto, or any unrelated transaction;

               (c) any draft, demand, certificate or other document presented under the Letter of Credit or Confirmation proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit or Confirmation;


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

               (d) any payment by LC Issuer under the Letter of Credit or by Confirming Bank under the Confirmation against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit or Confirmation; or any payment made by LC Issuer under the Letter of Credit or by Confirming Bank under the Confirmation to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of the Letter of Credit or Confirmation, including any arising in connection with any proceeding under any Bankruptcy Law; or

               (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, SWMP.

                    2.2.13 Role of LC Issuer. Each Lender and SWMP agree that, in paying any drawing under the Letter of Credit or Confirmation, LC Issuer and Confirming Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent nor any of the respective correspondents, participants or assignees of LC Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders or Required Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to the Letter of Credit. SWMP hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of the Letter of Credit or Confirmation; provided, however, that this assumption is not intended to, and shall not, preclude SWMP from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Administrative Agent shall not, nor shall any of the respective correspondents, participants or assignees of LC Issuer, be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.2.12; provided, however, that anything in such clauses to the contrary notwithstanding, SWMP may have a claim against LC Issuer, and LC Issuer may be liable to SWMP, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by SWMP which SWMP proves were caused by LC Issuer's willful misconduct or gross negligence or LC Issuer's willful failure to pay under the Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and LC Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                    2.2.14 Draw Under Confirmation. For all purposes of this
Section 2.2, a draw under the Confirmation shall be treated as if a draw had been made under the Letter of Credit, whether or not LC Issuer has reimbursed the Confirming Bank. Without limitation of the foregoing, (a) in the event of a draw on the Confirmation, such draw shall for all purposes of this Section 2.2 be treated as a draw under the Letter of Credit and the protections to LC Issuer and acknowledgments of the Borrowers and Lenders in this Section 2.2 shall fully apply to a draw under the Confirmation.

          2.3 TOTAL COMMITMENTS.

                    2.3.1 Loan Commitment Amounts.

               (a) Total Construction Loan Commitment. The aggregate principal amount of all Construction Loans made by the Lenders shall not exceed $12,001,890 (the "Total Construction Loan Commitment").

               (b) Total Term Loan Commitment. The aggregate principal amount of all Term Loans to be made by the Lenders shall not exceed the lesser of (i) the Total Construction Loan Commitment, and (ii) the aggregate amount of Construction Loans outstanding on the Term-Period Commencement Date after giving effect to any Final Construction Drawing (such amount, the "Total Term Loan Commitment").

               (c) Total Renegy Term Loan Commitment. The aggregate principal amount of the Renegy Term Loan to be made by the Lenders shall not exceed $1,492,123 (such amount, the "Total Renegy Term Loan Commitment")

               (d) Total Revolving Loan Commitment. The aggregate principal amount of all Revolving Loans made by the Lenders shall not exceed $500,000 (such amount, the "Total Revolving Loan Commitment").

               (e) Total LC Commitment. The "Total LC Commitment" shall be equal to $40,161,891, of which the principal component is $39,250,000 and the interest component is $911,891.

          2.4 FEES.

                    2.4.1 Administrative Agent Fees. Borrowers shall pay to Administrative Agent solely for Administrative Agent's account the fees and other amounts described in the Fee Letter.

                    2.4.2 Commitment Fees.

               (a) On the last Business Day in each calendar quarter and on the Construction Loan Maturity Date (or, if the Total Construction Loan Commitment is canceled prior to such date, on the date of such cancellation), Borrowers shall pay to Administrative Agent, for the benefit of the Lenders, accruing from the date hereof or the first day of such quarter, as the case may be, a commitment fee for such quarter (or portion thereof) then ending equal to the product of (a) the daily average Available Construction Loan Commitment for such quarter (or portion thereof), multiplied by (b) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360 days multiplied by (c) 0.50%.

               (b) On the last Business Day in each calendar quarter until the earlier of the Revolving Loan Maturity Date or the date of cancellation of the Total Revolving Loan Commitment, Borrowers shall pay to Administrative Agent, for the benefit of the Revolving Lenders, accruing from the date hereof or the first day of such quarter, as the case may be, a commitment fee for such quarter (or portion thereof) then ending equal to the product of (a) daily average unborrowed Revolving Loan Commitment, multiplied by
     (b) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360 days multiplied by (c) 0.50%.

                    2.4.3 Arrangement Fees. Borrowers shall pay to the Lead Arranger, solely for the account of such Person in such capacity, the fees as described and in the manner set forth in the Fee Letter.

                    2.4.4 Letter of Credit Fees. Borrowers shall pay to Administrative Agent for the account of each Lender in accordance with its Proportionate Share a Letter of Credit fee equal to (a) the Rate Margin for LIBOR Loans multiplied by (b) the average daily maximum amount available to be drawn under the Letter of Credit during the applicable quarter multiplied by (c) a fraction, the numerator of which is the number of days in the applicable quarter (or portion thereof) and the denominator of which is the number of days in that calendar year (365 or 366, as the case may be) ("LC Fee"). Subject to the last sentence of Section 2.5.3, such fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of the Letter of Credit, and on the LC Facility Expiration Date.

                    2.4.5 Documentary and Processing Charges Payable to LC Issuer. Borrowers shall pay directly to LC Issuer for its own account a fronting fee at the times and in the amounts as are set forth in the Fee Letter, and the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of LC Issuer relating to the Letter of Credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

                    2.4.6 Upfront Fee. Borrowers shall pay to each Lender the upfront closing fee in the amount set forth in the Fee Letter.

          2.5 OTHER PAYMENT TERMS.

                    2.5.1 Place and Manner. Except as otherwise provided in the Fee Letter or any other provision contained in any of the Credit Documents, Borrowers shall make all payments due hereunder to Administrative Agent, to the account in the name of SWMP, Account No. 00041437, at CoBank, ACB, Greenwood Village, Colorado, ABA No. 307088754, Account Reference: Snowflake White Mountain Power, LLC, Attn: Syndication/Participation Servicing-Jana Ault, or such other account as Administrative Agent shall notify Borrowers from time to time, in Dollars and in immediately available funds not later than 12:00 noon, Denver time on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Business Day after such payment is received. Administrative Agent shall distribute to each Secured Party each such payment received by Administrative Agent for such Secured Party to be applied in accordance with the terms of this Agreement, such disbursement to occur on the day such payment is received if received by 12:00 noon or if otherwise reasonably possible, or otherwise on the next Business Day. Upon its acceptance and recording in the Register of any Assignment and Assumption, from and after the effective date specified therein, Administrative Agent shall make all the payments hereunder and under the Notes in respect of the Credit Agreement interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                    2.5.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable; provided, however, that, if such extension would cause payment of interest on or principal of a LIBOR Loan to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                    2.5.3 Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any accrued but unpaid interest payments thereon and any accrued but unpaid fees and other amounts hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) from the date of such Event of Default until the Event of Default is cured or waived, after as well as before judgment, payable monthly and upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans and the LC Fee rate shall be increased by 2% (the "Default Rate"); provided, that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest and increased LC Fees provided for in this Section 2.5.3 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. Notwithstanding any other provision of this Agreement, during such time as the Default Rate applies, interest on the Loans and the LC Fees shall be payable on the last Business Day of each month.

                    2.5.4 Net of Taxes, Etc.

               (a) Taxes. Subject to each Lender's compliance with Section 2.5.6, any and all payments to or for the benefit of any Secured Party by Borrowers under any Credit Document shall be made free and clear of and without deduction, set-off or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, assessment, levies, imposts, duties, deductions, charges or withholdings, and all liabilities with respect thereto (excluding income and franchise taxes, which include taxes imposed on or measured by the net income, net profits or capital of such Secured Party by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between such Secured Party and such jurisdiction or political subdivision, unless such connection results solely from such Secured Party's executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, assessment, levies, imposts, duties, deductions, charges or withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under the Credit Documents. If Borrowers shall be required by applicable Legal Requirements to withhold or deduct any Taxes from or in respect of any sum payable under any Credit Document to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5.4), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements. In addition, Borrowers agree to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York or the Project Jurisdiction from any payment made under any Credit Document or from the execution or delivery or otherwise with respect to any Credit Document (hereinafter referred to as "Other Taxes").

               (b) Tax Indemnity. Borrowers shall indemnify each Secured Party and Confirming Bank for and hold it harmless against the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.5.4) paid by any Secured Party or Confirming Bank, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments by Borrowers pursuant to this indemnification shall be made within 30 days from the date such Secured Party or Confirming Bank makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

               (c) Notice. Within 30 days after the date of any payment of Taxes by Borrowers, Borrowers shall furnish to Administrative Agent, at its address referred to in Section 12.1.1, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not obtainable, other evidence of such payment by Borrowers reasonably satisfactory to Administrative Agent. Borrowers shall compensate each Secured Party or Confirming Bank for all reasonable losses and expenses sustained by such Secured Party or Confirming Bank as a result of any failure by Borrowers to so furnish such copy of such receipt. In the event of any payment hereunder (or under the Notes) by or on behalf of Borrowers through an account or branch outside the United States or on behalf of Borrowers by a payor that is not a United States person, if Borrowers determine that no Taxes are payable in respect thereof, Borrowers shall furnish, or cause such payor to furnish, to Administrative Agent an opinion of counsel acceptable to Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section, the terms "United States" and "United States person" have the respective meanings specified in
     Section 7701 of the Code.

               (d) Conduit Financing. Notwithstanding anything to the contrary contained in this Section 2.5.4, if a Lender is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the Treasury Regulations issued thereunder) with respect to any payments made by Borrowers under this Agreement and under any Note, Borrowers shall not be obligated to pay additional amounts to such Lender pursuant to this Section 2.5.4 to the extent that the amount of United States Taxes exceeds the amount that would have otherwise been payable were such Lender not a conduit entity participating in a conduit financing arrangement.

                    2.5.5 Application of Payments. Except as otherwise expressly provided in any Credit Document, payments made under the Credit Documents and other amounts received by the Secured Parties under the Credit Documents shall first be applied to any fees, costs, charges or expenses payable to the Secured Parties under the Credit Documents, next to any accrued but unpaid interest then due and owing, and then to outstanding principal then due and owing or otherwise to be prepaid (in each case, such application to be made on a pro rata basis among such applicable Persons).

                    2.5.6 Withholding Exemption Certificates. Administrative Agent on the Closing Date, each Lender and LC Issuer upon becoming a Lender or LC Issuer and each Person to which any Lender grants a participation (or otherwise transfers its interest in this Agreement) agree that they will deliver to Administrative Agent and Borrowers either (a) if such Lender, LC Issuer or Person is a corporation established under the laws of the United States or any political subdivision thereof, an executed copy of a United States Internal Revenue Service Form W-9, or (b) if such Lender, LC Issuer or Person is not a corporation established under the laws of the United States or any political subdivision thereof two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be (certifying therein an entitlement to a reduction in, or an exemption from, United States withholding taxes) and, in case such Lender or LC Issuer is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a duly completed and executed non-bank certificate in the form of Exhibit J (the "Non-Bank Certificate"). Each Lender or LC Issuer which delivers to Borrowers and Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to Borrowers and Administrative Agent further copies of the Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent forms previously delivered by it to Borrowers, and such extensions or renewals thereof as may reasonably be requested by Borrowers, certifying in the case of a Form W-8BEN or W-8ECI that such Lender or LC Issuer is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender or LC Issuer from duly completing and delivering any such form with respect to it and such Lender or

LC Issuer advises Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax. Notwithstanding any other provision of this Section 2.5.6, a Lender or LC Issuer shall not be required to deliver any form pursuant to this Section 2.5.6 that such Lender or LC Issuer is not legally able to deliver. Borrowers shall not be obligated to pay any additional amounts in respect of United States federal income tax pursuant to Section 2.5.4 (or make an indemnification payment pursuant to Section 2.5.4) to any Lender (including any entity to which any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) or LC Issuer if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Lender or LC Issuer to comply with its obligations under this Section 2.5.6. Administrative Agent will cause Confirming Bank to comply with the provisions of this Section 2.5.6 and aside from such compliance, the other terms of this Section 2.5.6 shall apply to Confirming Bank as if it were LC Issuer.

                    2.5.7 Administrative Agent Assumption. Unless Administrative Agent shall have been notified by SWMP prior to the date on which any payment from Borrowers is due hereunder that Borrowers do not intend to make such payment in full, Administrative Agent may assume that Borrowers have made such payment in full to Administrative Agent on such date and Administrative Agent may, in its sole discretion and in reliance upon such assumption, cause to be distributed to each Secured Party on such due date an amount equal to the amount then due such Secured Party. If and to the extent Borrowers shall not have so made such payment in full to Administrative Agent, each Secured Party shall repay to Administrative Agent forthwith on demand such amount distributed to such Secured Party together with interest thereon, for each day from the date such amount is distributed to such Secured Party until the date such Secured Party repays such amount to Administrative Agent, at the Federal Funds Rate.

          2.6 PRO RATA TREATMENT.

                    2.6.1 Borrowings. Except as otherwise provided herein, (a) each LC Loan and each Borrowing consisting of Construction Loans, Renegy Term Loans, Revolving Loans or Term Loans shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares of such Loans or Commitments, as the case may be, (b) each payment of principal of and interest on Loans and each reimbursement of a drawing under the Letter of Credit shall be made or shared among the Lenders holding such Loans pro rata according to their respective unpaid principal amounts of such Loans held by such Lenders, and (c) each payment of Commitment Fees and LC Fees shall be shared among the Lenders pro rata according to (i) their respective Proportionate Shares of the Commitments to which such fees apply, and (ii) in the case of each Lender which becomes a party to this Agreement hereunder after the Closing Date, the date upon which such Lender so became a party hereunder.

                    2.6.2 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Loans or Unreimbursed Amounts owed to it, in excess of its Proportionate Share of payments on account of such Loans or Unreimbursed Amounts obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participation in the Loans or Unreimbursed Amounts as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's Proportionate Share (according to the proportion of (a) the amount of such other Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.6.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

          2.7 CHANGE OF CIRCUMSTANCES.

                    2.7.1 Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loans, (a) Administrative Agent determines that the Adjusted LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Lenders holding aggregate Proportionate Shares of 3VA% or more of the Commitments shall advise Administrative Agent that (i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (ii) deposits in Dollars in the London interbank market are not available to such Lenders (as conclusively certified by each such Lender in good faith in writing to Administrative Agent and to Borrowers) in the ordinary course of business in sufficient amounts to make and/or maintain their LIBOR Loans, then Administrative Agent shall immediately give notice of such condition to Borrowers. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrowers that the circumstances giving rise to such condition no longer exist, Borrowers' right to request the making of or conversion to, and the Lenders' obligations to make or convert to, LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans unless such suspension has then ended.

                    2.7.2 Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender or Borrowers with any request or directive (whether or not having the force of law, but if not having the force of law, being of a type with which a Lender customarily complies) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, then such Lender shall immediately notify Administrative Agent and Borrowers of such Change of Law. Upon receipt of such notice, (a) Borrowers' right to request the making of or conversion to, and the Lender's obligations to make or convert to, LIBOR Loans shall be suspended for so long as such condition shall exist, and (b) Borrowers shall at their option, upon request of such Lender, either (i) convert any then outstanding LIBOR Loans into Base Rate Loans, in accordance with such request, immediately or at the end of the current Interest Periods for such Loans, or
(ii) prepay pursuant to Section 2.1.10 any then outstanding LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.8.

                    2.7.3 Increased Costs. If, after the date of this Agreement, any Change of Law:

               (a) shall subject any Lender, LC Issuer or Confirming Bank to any tax, duty or other charge with respect to any LIBOR Loan or Commitment in respect thereof, or the Letter of Credit or Confirmation, or shall change the basis of taxation of payments by Borrowers to any Lender on such a Loan or with respect to any such Commitment, Letter of Credit or Confirmation (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Lender); or

               (b) shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable Interest Rate through the definition of "Reserve Requirement") against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

               (c) shall impose on any Lender, LC Issuer or Confirming Bank any other condition directly related to any LIBOR Loan or Commitment in respect thereof, or the Letter of Credit or Confirmation;

and the effect of any of the foregoing is to increase the cost to such Lender, LC Issuer or Confirming Bank of making, issuing, creating, renewing, participating in (subject to the limitations in Section 12.17.3) or maintaining any such LIBOR Loan or Commitment in respect thereof, Letter of Credit or Confirmation, or to reduce any amount receivable by such Lender, LC Issuer or Confirming Bank hereunder or under the Confirmation Agreement, then Borrowers shall from time to time, within 10 days after demand by such Lender, LC Issuer or Confirming Bank, pay to such Lender, LC Issuer or Confirming Bank additional amounts sufficient to reimburse such Lender, LC Issuer or Confirming Bank for such increased costs or to compensate such Lender, LC Issuer or Confirming Bank for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Lender, LC Issuer or Confirming Bank to Borrowers, shall, in the absence of manifest error, be conclusive and binding on Borrowers for purposes of this Agreement.

                    2.7.4 Capital Requirements. If any Lender, LC Issuer or Confirming Bank determines that (a) the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, LC Issuer or Confirming Bank with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender, LC Issuer or Confirming Bank or the Lending Office of such Lender, LC Issuer or Confirming Bank or any Person controlling such Lender, LC Issuer or Confirming Bank (a "Capital Adequacy Requirement") as a consequence of, or with reference to, such Lender's Loans or Commitments or Letter of Credit or Confirmation or other obligations hereunder to a level below that which such Lender, LC Issuer, Confirming Bank or such Person could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender, LC Issuer, Confirming Bank or such controlling Person with regard to capital adequacy), and (b) the amount of capital maintained by such Lender, LC Issuer, Confirming Bank or such Person which is attributable to or based upon the Loans, the Commitments, the Letter of Credit, the Confirmation or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's, LC Issuer's, Confirming Bank's or such Person's policies with respect to capital adequacy), then Borrowers shall pay to such Lender, LC Issuer, Confirming Bank or such Person, within 10 days after delivery of demand, such amounts as such Lender, LC Issuer, Confirming Bank or such Person shall reasonably determine are necessary to compensate such Lender, LC Issuer, Confirming Bank or such Person for the increased costs to such Lender, LC Issuer, Confirming Bank or such Person of such increased capital. A certificate of such Lender, LC Issuer, Confirming Bank or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrowers shall, in the absence of manifest error, be conclusive and binding on Borrowers for purposes of this Agreement.

                    2.7.5 Notice. Each Lender or LC Issuer shall notify Borrowers of any event occurring after the date of this Agreement that will entitle such Lender or LC Issuer to compensation pursuant to this Section 2.7, as promptly as practicable, and in no event later than 90 days after the principal officer of such Lender or LC Issuer responsible for administering this Agreement obtains knowledge thereof; provided, that any Lender's or LC Issuer's failure to notify Borrowers within such 90-day period shall not relieve Borrowers of their obligation under this Section 2.7 with respect to claims arising prior to the end of such period, but shall relieve Borrowers of their obligations under this Section 2.7 with respect to the time between the end of such period and such time as Borrowers receive notice from the indemnitee as provided herein. No Person purchasing from a Lender a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrowers pursuant to Section 2.7.3 or Section 2.7.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Commitment. Administrative Agent shall provide to Borrowers from Confirming Bank comparable notices as are to be delivered by Lenders and LC Issuer under this
Section 2.7.5.

          2.8 FUNDING LOSSES.

                    2.8.1 LIBOR Funding Costs. If Borrowers shall (a) repay or prepay any LIBOR Loan on any day other than the last day of an Interest Period for such Loan (whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow any LIBOR Loan in accordance with a Notice of Borrowing delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Loan into a

LIBOR Loan in accordance with a Notice of Interest Terms delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (d) fail to continue any LIBOR Loan in accordance with a Notice of Interest Terms delivered to Administrative Agent,
(e) fail to convert any Construction Loan into Term Loan in accordance with a Notice of Term-Conversion delivered to Administrative Agent, (f) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent, or (g) fail to pay when due principal amount of or interest on any LIBOR Loan, then Borrowers shall, within five days after demand by any Lender, indemnify such Lender and hold it harmless from any and all costs, expenses, losses and liabilities (collectively, the "LIBOR Breakage Costs") incurred by such Lender as a result of such repayment, prepayment or failure. Borrowers understand and agree that LIBOR Breakage Costs may include costs, expenses, losses and liabilities and expenses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund LIBOR Loans or otherwise arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds are obtained.

                    2.8.2 Calculations of LIBOR Breakage Costs. Each Lender demanding payment under this Section 2.8 shall deliver to Borrowers a certificate setting forth in reasonable detail the basis for and the amount of costs, expenses and losses for which the demand is made; such certificate so delivered to Borrowers shall, in the absence of manifest error, be conclusive and binding as to the amount payable for purposes of this Agreement. For the purpose of calculation of any LIBOR Breakage Costs each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the Adjusted LIBO Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period, provided, however, that each Lender may fund each of its LIBOR Loans in any manner it see fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 2.8.1.

          2.9 ALTERNATE OFFICE; MINIMIZATION OF COSTS.

                    2.9.1 To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrowers to any Lender under Section 2.5.4, 2.7.3, 2.7.4 or 2.8, or to avoid the unavailability of any Type of Loans under Section 2.7.2 so long as (in the case of the designation of an alternative Lending Office) such Lender, in its sole discretion, determines that (a) such designation is not disadvantageous to such Lender and (b) such actions would eliminate or reduce liability to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or actions within 10 Business Days of demand thereof to Borrowers.

                    2.9.2 If and with respect to each occasion that a Lender either makes a demand for compensation pursuant to Section 2.5.4, 2.7.3 or 2.7.4 or is unable for a period of three consecutive months to fund LIBOR Loans pursuant to Section 2.7.2 or such Lender wrongfully fails to fund a Loan, then Borrowers may, upon at least five Business Days' prior irrevocable written notice to each of such Lender and Administrative Agent, in whole permanently replace the Loans and Commitments of such Lender; provided, that Borrowers shall replace such Loans and Commitments with the Loans and Commitments of a commercial bank reasonably satisfactory to Administrative Agent. Such replacement Lender shall upon the effective date of replacement purchase the Obligations owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a "Lender" or "LC Issuer", as the case may be, hereunder. Such notice from Borrowers shall specify an effective date for the replacement of such Lender's Loans and Commitments, which date shall not be later than the 14th day after the day such notice is given. On the effective date of any replacement of such Lender's Loans and Commitments pursuant to this Section 2.9.2, Borrowers shall pay to Administrative Agent for the account of such Lender (a) any fees due to such Lender to the date of such replacement, (b) the principal of and accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement (such amount to be represented by the purchase of the Obligations of such replaced Lender by the replacing Lender and not as a prepayment of such Loans), and (c) the amount or amounts due to such Lender pursuant to each of Sections 2.5.4, 2.7.3 and 2.7.4, as applicable, and any other amount then payable hereunder to such Lender. Borrowers will remain liable to such replaced Lender for any LIBOR Breakage Costs that such Lender sustains or incurs as a consequence of the purchase of such Lender's Loans (unless such Lender has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of the purchase of any Lender's Loans owed to such Lender and termination of such Lender's Commitments pursuant to this Section 2.9.2, such Lender shall cease to be a Lender hereunder. No such termination of any such Lender's Commitments and the purchase of such Lender's Loans pursuant to this Section 2.9.2 shall affect (i) any liability or obligation of Borrowers or any other Lender to such terminated Lender, or any liability or obligation of such terminated Lender to Borrowers or any other Lender, which accrued on or prior to the date of such termination or (ii) such terminated Lender's rights hereunder in respect of any such liability or obligation.

                    2.9.3 Upon written notice to Administrative Agent, any Lender may designate a Lending Office other than the Lending Office most recently designated to Administrative Agent and may assign all of its interests under the Credit Documents and its Notes (if any) to such Lending Office; provided, that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrowers under Section 2.5.4, 2.7.3 or 2.7.4 or make an Interest Rate option unavailable pursuant to Section 2.7.2.

          2.10 REGISTER. Administrative Agent shall maintain a register (the "Register") for the recordation of certain information hereunder from time to time. The Register shall be available for inspection by Borrowers or any Secured Party at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register (a) the Commitments and the Loans from time to time of each Lender, (b) the interest rates applicable to all Loans and the effective dates of all changes thereto, (c) the Interest Period for each LIBOR Loan, (d) the date and amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder, (e) each repayment or prepayment in respect of the principal amount of the Loans of each Lender and reimbursement of draws of the Letter of Credit,
(f) the amount of any sum received by Administrative Agent hereunder for the account of the Secured Parties and each Secured Party's share thereof, (g) a copy of each Assignment and Assumption entered into under Section 12.17.2, and
(h) such other information as Administrative Agent may determine is necessary for the administering of the Loans, the Letter of Credit and this Agreement. Any such recording shall be conclusive and binding in the absence of manifest error; provided, that neither the failure to make any such recordation, nor any error in such recordation, shall affect any Lender's Commitment or the Obligations in respect of any applicable Loans or the Letter of Credit or otherwise; and provided, further, that in the event of any inconsistency between the Register and any Secured Party's records, the Register shall govern absent manifest error.

          2.11 JOINT AND SEVERAL LIABILITY OF BORROWERS.

                    2.11.1 Each of Borrowers is accepting joint and several liability hereunder and under the other Credit Documents in consideration of the financial accommodations to be provided by Secured Parties under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                    2.11.2 Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

                    2.11.3 If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                    2.11.4 The Obligations of each Borrower under the provisions of this Section 2.11 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                    2.11.5 Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans or the Letter of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Secured Party under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Secured Party at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Secured Party in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part any Secured Party with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
Section 2.11 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.11, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this Section 2.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this
Section 2.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Secured Party. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Secured Parties.

                    2.11.6 Each Borrower represents and warrants to the Secured Parties that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to the Secured Parties that such Borrower has read and understands the terms and conditions of the Credit Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                    2.11.7 The provisions of this Section 2.11 are made for the benefit of the Secured Parties and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of any such Secured Party, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.11 will forthwith be reinstated in effect, as though such payment had not been made.

                    2.11.8 Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Credit Documents, any payments made by it to the Secured Parties with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Secured Party under any Credit Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                    2.11.9 Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Secured Parties, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations.

                    2.11.10 Each Borrower agrees that after the Closing Date, if any certificate is executed and delivered by any one or more of the Borrowers, but not one or more of the other Borrowers, such certificate may be relied upon by the Secured Parties, and shall bind all of the Borrowers, as if it were executed by all of them. Any representation herein made "to Borrowers' knowledge" or the like, means to the knowledge of any, but not necessarily all, of the Borrowers.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

          3.1 CONDITIONS PRECEDENT TO THE CLOSING DATE. The closing and effectiveness of this Agreement is subject to the prior satisfaction of each of the following conditions unless waived in writing by Administrative Agent with the consent of the Lenders (the date such conditions precedent are so satisfied or waived being referred to as the "Closing Date"):

                    3.1.1 Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to Administrative Agent, of each of the Borrowers and the Pledgors as of the Closing Date certified by a Responsible Officer of each such Sponsor Entity as being true, complete, in full force and effect on the Closing Date and not amended, modified, revoked or rescinded, authorizing, as applicable and among other things, the Borrowings herein provided for, the granting of the Liens under the Collateral Documents, the provision of the guaranties, the contribution of equity to the

Borrowers, and the execution, delivery and performance of this Agreement, the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Sponsor Entity is a party, provided, that Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Sponsor Entity to the contrary.

                    3.1.2 Incumbency. Delivery to Administrative Agent of a certificate, in form and substance reasonably satisfactory to Administrative Agent, from each of the Borrowers and Pledgors signed by the appropriate authorized officer or manager of each such Person and dated as of the Closing Date, as to the incumbency and specimen signature of each natural Person authorized to execute and deliver this Agreement, the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such Person is a party.

                    3.1.3 Governing Documents. Delivery to Administrative Agent, in each case certified by a Responsible Officer of each Borrower and Pledgor as being true, correct and complete on the Closing Date, of (a) copies of the articles of incorporation, certificate of incorporation or formation, charter or other state certified constituent documents of each Borrower and Pledgor, certified as of a recent date by the secretary of state of such Person's state of incorporation or formation, as applicable, and (b) copies of the bylaws, limited liability company operating agreement, partnership agreement or other comparable constituent documents, if applicable, of each Borrower and Pledgor.

                    3.1.4 Good Standing Certificates. Delivery to Administrative Agent of certificates (in so-called "long-form" if available) issued by the secretary of state of the state in which each Borrower and Pledgor is formed or incorporated, as applicable, in each case (a) dated a date reasonably close to the Closing Date and (b) certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

                    3.1.5 Third Party Approvals. Except for the Permits listed in Part II of the Permit Schedule, Administrative Agent shall have received copies of all documents and copies of any approval by any Person (including any Governmental Authority) reasonably required in connection with any transaction contemplated in any Credit Document, which Administrative Agent may reasonably have requested in connection herewith.

                    3.1.6 Credit Documents, Project Documents and Bond Documents. Delivery to Administrative Agent of (a) originals of each Bond Document and Credit Document other than those expressly contemplated hereby to be executed and delivered after the Closing Date, all of which shall (i) have been duly authorized, executed and delivered by the parties thereto and in form and substance reasonably satisfactory to Administrative Agent and the Lenders, and (ii) be in full force and effect and accompanied by a certificate of Borrowers certifying to the foregoing in accordance with Section 3.1.7, provided, that each Note shall conform to all requirements hereof and be delivered to Administrative Agent for the account of, and payable to, each Lender that has requested such Note in accordance with Section 2.1.6, and (b) a certified list of, and true, correct and complete copies of, each Project Document (other than any Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Project) executed on or prior to the Closing Date, each in form and substance reasonably satisfactory to Administrative Agent, all of which shall (x) have been duly authorized, executed and delivered by the parties thereto, and (y) be certified by Borrowers as being true, complete and correct and in full force and effect on the Closing Date in accordance with
Section 3.1.7.

                    3.1.7 Certificate of Borrowers. Delivery to Administrative Agent of a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of each of Borrowers, in substantially the form of Exhibit F-1 (the "Borrowers' Closing Certificate").

                    3.1.8 Legal Opinions. Delivery to Administrative Agent of legal opinions with respect of the transactions contemplated hereby of counsel to each Sponsor Entity, in each case addressed to the Secured Parties and in form and substance reasonably satisfactory to Administrative Agent.

                    3.1.9 Certificate and Report of Insurance Consultant. Delivery to Administrative Agent of the Insurance Consultant's certificate, dated as of the Closing Date and in substantially the form of Exhibit F-2 (the "Insurance Consultant's Certificate"), together with the Insurance Consultant's report, in form and substance reasonably satisfactory to Administrative Agent, attached thereto.

                    3.1.10 Insurance. Insurance complying with terms and conditions set forth in Exhibit K (the "Insurance Requirements") shall be in full force and effect and Administrative Agent and the Insurance Consultant shall have received a certificate from Borrowers' insurance broker(s), dated as of the Closing Date and in form and substance reasonably satisfactory to Administrative Agent, (a) identifying underwriters, type of insurance, insurance limits and policy terms, (b) listing the special provisions required as set forth in Exhibit K, (c) describing the insurance obtained and (d) stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with the terms and conditions set forth in Exhibit K.

                    3.1.11 Certificate and Report of the Independent Engineer. Delivery to Administrative Agent of the Independent Engineer's certificate, dated as of the Closing Date and in substantially the form of Exhibit F-3 (the "Independent Engineer's Certificate"), together with the Independent Engineer's report, in form and substance reasonably satisfactory to Administrative Agent, attached thereto.

                    3.1.12 Environmental Report. Delivery to Administrative Agent of the Environmental Report along with the corresponding reliance letters, each in form and substance reasonably satisfactory to Administrative Agent.

                    3.1.13 Certificate and Report of Fuel Consultant. Delivery to Administrative Agent of the Fuel Consultant's certificate, dated as of the Closing Date and in substantially the form of Exhibit F-4, together with the Fuel Consultant's report, in form and substance reasonably satisfactory to Administrative Agent and the Lenders, attached thereto.


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

                    3.1.14 Schedule of Applicable Permits and Applicable Third Party Permits.

               (a) Delivery to Administrative Agent of Exhibit G-I (the "Permit Schedule"), the schedule of Permits, in form and substance reasonably satisfactory to Administrative Agent, of which (i) Part I(A) shall be Permits which are Applicable Permits as of the Closing Date, (ii) Part I(B) shall be Permits which to Borrowers' knowledge are Applicable Third Party Permits as of the Closing Date, (iii) Part II(A) shall be Permits which are expected to become Applicable Permits after the Closing Date, and (iv) Part II(B) shall be Permits which are expected to become Applicable Third Party Permits after the Closing Date. Borrowers shall also deliver to Administrative Agent copies of each Permit listed in Part I(A) and, to the extent obtainable, Part I(B), in form and substance reasonably satisfactory to Administrative Agent. The Permits listed in Part I(A) and Part I(B) shall in Administrative Agent's reasonable opinion comprise all of the Applicable Permits and Applicable Third Party Permits, respectively, as of the Closing Date.

               (b) Except as disclosed in the Permit Schedule, each Permit listed in Part I(A) shall (i) have been duly obtained or been assigned in a Borrower's name, (ii) be in full force and effect, (iii) not be subject to any current legal proceeding, and (iv) not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Permit, and all applicable appeal periods with respect to each such Permit shall have expired. Except as disclosed in the Permit Schedule, each Permit listed in Part I(B) shall (A) have duly obtained or have been assigned in the name of the applicable Major Project Participant, (B) be in full force and effect, (C) not be subject to any current legal proceeding and (D) not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Permit, and all applicable appeal periods with respect to each such Permit shall have expired.

               (c) The Permits listed in Part II of the Permit Schedule shall, in Administrative Agent's reasonable opinion, be timely obtainable (i) on or before the date Borrowers or the applicable other Person (as identified in the Permit Schedule) requires such Permit, (ii) without delay materially in excess of the time provided therefor in the Project Schedule (if applicable), and (iii) without expense materially in excess of the amounts provided therefor in the Project Budget by Borrowers or such other Person.

               (d) No Permit listed in Part I of the Permit Schedule shall be subject to any restriction, condition, limitation or other provision which could reasonably be expected to have a Material Adverse Effect or result in the Project being operated in a manner substantially inconsistent with the assumptions underlying the Base Case Project Projections.

                    3.1.15 Absence of Litigation. No action, suit, investigation, or legal or arbitral proceeding shall have been instituted and be pending, or, to Borrowers' knowledge threatened, against Borrowers. No action, suit, proceeding or investigation shall have been instituted and be pending, or, to Borrowers' knowledge, threatened, against any other Major Project Participant that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

                    3.1.16 Payment of Fees. All taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1 and due on the Closing Date shall have been paid in full or, if and in the manner specifically approved by the Lenders, provided for. Borrowers shall have paid (or caused to be paid) or shall have made arrangements in the manner reasonably satisfactory to the payee for the payment from the proceeds of the initial disbursement of the Loans of all outstanding amounts due, as of the Closing Date, and owing to
(a) the Secured Parties under any fee or other letter or otherwise pursuant to
Section 2.4, and (b) the Secured Parties' attorneys and consultants (including the Independent Consultants) and the Title Insurer for all services rendered and billed prior to the Closing Date.

                    3.1.17 Financial Statements. Delivery to Administrative Agent of accurate and complete copies of the most recent (a) unaudited annual financial statements of each Sponsor Entity for the year ended December 31, 2005 and (b) unaudited quarterly financial statements of each Sponsor Entity for the fiscal quarter ended on June 30, 2006, together with, in the case of Borrowers, a certificate from the appropriate Responsible Officer thereof, dated as of the Closing Date and in substantially the form of Exhibit F-1, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred from those set forth in the most recent financial statements provided to Administrative Agent.

                    3.1.18 Collateral Requirements. Delivery to Administrative Agent of evidence reasonably satisfactory to Administrative Agent that Borrowers or other applicable Lien grantor has taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Collateral Agent a valid and (upon such filing and recording) perfected first priority Lien in the Collateral. Such actions shall include delivery to Administrative Agent of:

               (a) all pledged securities, including all certificates, agreements or instruments representing or evidencing the accompanied by instruments of transfer and stock powers undated and endorsed in blank;

               (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to Administrative Agent) evidencing any Collateral;

               (c) all other certificates, agreements, including control agreements, or instruments necessary to perfect Collateral Agent's security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of Borrowers (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

               (d) (i) a UCC report of a date no less recent than 10 Business Days before the Closing Date for each of the jurisdictions in which the UCC-1 financing statements and the fixture filings are intended to be filed in respect of the Collateral, showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the Collateral Documents, with respect to the Collateral, will be prior to all other financing statements, fixture filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral, and (ii) UCC termination statements duly executed (if required) by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements, fixture filings or other security documents disclosed in such search (other than any such financing statements, fixture filings or other security documents in respect of any Liens on the Real Property which are exceptions to title in the Title Policy);

               (e) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and, where appropriate, fixture filings or consignment filings, as the case may be, and such other documents under applicable Legal Requirements in each jurisdiction as may be necessary or appropriate or, in the opinion of Administrative Agent, desirable to perfect the first priority Liens created, or purported to be created, by the Collateral Documents and, with respect to all UCC financing statements required to be filed pursuant to the Credit Documents, evidence satisfactory to Administrative Agent that Borrowers have retained, at their sole cost and expense, a service provider acceptable to Administrative Agent for the tracking of all such financing statements and notification to Administrative Agent of, among other things, the upcoming lapse or expiration thereof;

               (f) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name Borrowers as debtor and that are filed in those state and county jurisdictions in which any property of Borrowers are located and the state and county jurisdictions in which Borrowers are organized or maintains their principal place of business and such other searches that Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens or any other Liens acceptable to Administrative Agent);

               (g) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of the jurisdiction of organization of Borrowers and each other applicable grantor under a Collateral Document with respect to the perfection of the security interests in favor of Collateral Agent in personal or mixed property Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; and

               (h) evidence reasonably satisfactory to Administrative Agent of payment or arrangements for payment by Borrowers of all applicable recording taxes, registration fees or charges, filing costs and other similar expenses, if any, required to be paid in connection with the execution, delivery, filing, or perfection of any Operative Document or otherwise in connection with the Collateral, except to the extent that Borrowers have provided

     Administrative Agent with reasonably satisfactory assurances that such duties, fees, costs and charges, if any, will be paid in full from the proceeds of the initial Loan disbursement.

                    3.1.19 Project Budget. Delivery to Administrative Agent of a budget in substantially the form of Exhibit G-2 (the "Project Budget") for all anticipated costs to be incurred in connection with the development, construction, installation, timing and start-up of the Project, which Project Budget shall be satisfactory to Administrative Agent and the Lenders.

                    3.1.20 Base Case Project Projections. Delivery to Administrative Agent of a projection of operating results for the Project over a period commencing on January 1, 2008 and ending on December 31, 2027, (a) showing at a minimum (i) Borrowers' reasonable good faith estimates, as of the Closing Date, of revenues, operating expenses, the Debt Service Coverage Ratio (which Debt Service Coverage Ratio shall be calculated on an annual basis, assuming a mortgage-style amortization of the Term Loans, with the first Payment Date after Term-Conversion occurring on April 1, 2008, and the final Payment Date occurring on January 1, 2026), (ii) that the average projected annual Debt Service Coverage Ratio is not less than the Target Average DSCR over the period covered, (iii) that the projected minimum Debt Service Coverage Ratio is not less than the Target Minimum DSCR for any year in such period, and (b) otherwise in form and substance satisfactory to Administrative Agent and the Lenders, which projection is attached as Exhibit G-3 (the "Base Case Project Projections").

                    3.1.21 Fuel. Delivery to Administrative Agent of the Fuel Supply Plan; and Renegy shall have entered into sufficient type and quantity of fuel procurement agreements to ensure that the Fuel Stockpile will be in place by the Term-Conversion Date.

                    3.1.22 No Material Adverse Change. Administrative Agent shall have received a certificate from a Responsible Officer of Borrowers stating that since June 30, 2006, no event, circumstance or condition shall have occurred and be continuing (and the Lenders shall have become aware of no such facts or conditions not previously known) that constitutes or could reasonably be expected to result in a Material Adverse Effect.

                    3.1.23 Surveys. Administrative Agent shall have received surveys of the Site (which surveys shall be reasonably current and in form and substance reasonably satisfactory to Administrative Agent and the Title Insurer), certified to Borrowers, Administrative Agent and the Title Insurer by a licensed surveyor reasonably satisfactory to Administrative Agent, showing such matters as shall be necessary for the Title Insurer to issue to the Secured Parties the Title Policy described in Section 3.1.24 (the "Site Survey").

                    3.1.24 Title Policy. Delivery to Administrative Agent of a lender's A.L.T.A. extended coverage policy of title insurance (with any standard coverage exception reasonably acceptable to Administrative Agent but without a mechanics' and materialmen's exception included therein, except where applicable Governmental Rules prevent the deletion of such exception, in which case the Sponsor shall provide the Title Insurer with any affidavits or indemnities (with respect to which Borrowers shall have no reimbursement obligations) necessary to cause the Title Insurer to issue affirmative coverage for mechanics' and materialmens' liens in form and substance reasonably satisfactory to Administrative Agent)), together with such endorsements thereto as shall be reasonably required by Administrative

Agent, or the unconditional and irrevocable commitment of the Title Insurer to issue such a policy, dated as of the Closing Date, in an amount equal to $52,997,983 (with such reinsurance as is reasonably satisfactory to Administrative Agent) issued by the Title Insurer in form and substance satisfactory to Administrative Agent.

                    3.1.25 Real Estate Requirements. Delivery to Administrative Agent of:

               (a) The Mortgage encumbering the Mortgaged Property in favor of Collateral Agent, duly executed and acknowledged by Borrowers, and otherwise in form for recording in the recording office of each applicable political subdivision where the Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required by such political subdivision in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

               (b) with respect to the Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the transactions hereunder contemplated or as shall reasonably be deemed necessary by Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

               (c) with respect to the Mortgaged Property, such affidavits, certificates, information (including financial data) as shall be required to induce the Title Company to issue the Title Policy (or commitment) and endorsements contemplated above;

               (d) evidence reasonably acceptable to Administrative Agent of payment by Borrowers of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

               (e) with respect to any Real Property in which Borrowers hold possession by lease, both (i) any agreement by the fee owner to obtain a nondisturbance agreement from each lienholder against the fee interest in such Real Property, and (ii) a nondisturbance agreement from any such existing lienholder, in each case in form and substance reasonably satisfactory to Administrative Agent; and

               (f) evidence reasonably acceptable to Administrative Agent that Borrowers and each other Major Project Participant have obtained and hold all easements or other possessory rights in real estate, together with necessary real property permits and crossing rights (collectively, "Rights of Way") necessary for (i) performance in full of each such Person's obligations under the Operative Documents to which such Person is a party and each Permit to which such Person or its assets is bound by, and (ii) the development, leasing, construction and operation the Project in accordance with the Base Case Project Projections. The use of such Rights of Way shall not encroach on or interfere with property adjacent to such Rights of Way or existing easements or other rights (whether on, above or below ground) (unless permitted pursuant to the terms of the Rights of Way) and the full length of the Rights of Way shall be continuous, without break, gap or interruption.

                    3.1.26 Regulatory Status. Delivery to Administrative Agent of all necessary approvals from any Governmental Authority in respect of each of the PPAs, to the extent applicable.

                    3.1.27 Construction Arrangements. All contracts necessary for construction of the Project shall be in place in full force and effect, and all applicable contractors shall have been given an unconditional notice to proceed, in each case other than as set forth on Exhibit G-7.

                    3.1.28 Establishment of Accounts. The Accounts required to be established as of the Closing Date for the Project under Article 7 shall have been established to the satisfaction of Administrative Agent.

                    3.1.29 Representations and Warranties. Each representation and warranty of Borrowers and each other Sponsor Entity under the Credit Documents shall be true and correct as of the Closing Date.

                    3.1.30 No Default. Borrowers and each other Sponsor Entity shall be in compliance in all material respects with all the terms and provisions set forth in each Credit Document and Major Project Document on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing as of the Closing Date.

                    3.1.31 Utilities. Delivery to Administrative Agent of reasonably satisfactory evidence that all potable water, sewer, telephone, electric and all other utility services necessary for the development, construction, ownership and operation of the Project are either contracted for, or readily available on commercially reasonable terms, at the Project.

                    3.1.32 Project Schedule. Delivery to Administrative Agent of the Project Schedule in substantially the form of Exhibit G-4 (the "Project Schedule"), which shall be reasonably satisfactory to Administrative Agent.

                    3.1.33 Consents. Delivery to Administrative Agent of executed Consents from each of the Persons set forth on Exhibit E-2 (the "Schedule of Closing Date Consents"), in form and substance reasonably satisfactory to Administrative Agent.

                    3.1.34 Due Diligence. The Lenders shall have completed a due diligence investigation of Borrowers in scope, and with results, satisfactory to the Lenders.

                    3.1.35 Other Documents. Delivery to Administrative Agent of such other documents as Administrative Agent or any Lender may reasonably request.

                    3.1.36 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by.Administrative Agent, acting on behalf of the Lenders, and its counsel shall be reasonably satisfactory in form and substance to

Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                    3.1.37 Anti-Terrorism Compliance. At least two Business Days prior to the Closing Date, Administrative Agent shall have received all documentation and other information requested by Administrative Agent, which is required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

                    3.1.38 Swap Agreements. SWMP shall have entered into the Swap Agreements.

                    3.1.39 Bank Equity Interest. The Borrowers shall have acquired $1,000 of Bank Equity Interest.

          3.2 CONDITIONS PRECEDENT TO EACH CREDIT EVENT. The obligation of each Lender to allow any Credit Event is subject to the occurrence of the Closing Date and prior satisfaction (or written waiver by Administrative Agent with the consent of the Majority Lenders) of each of the following conditions:

                    3.2.1 Representations and Warranties.

               (a) Each representation and warranty of Borrowers and each other Sponsor Entity in any of the Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Event, before and after giving effect to the applicable Borrowing, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

               (b) Each representation and warranty of each Major Project Participant contained in the Operative Documents (other than this Agreement) shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" or the like shall be true and correct in all respects) on and as of the date of such Credit Event, before and after giving effect to the Credit Event, with the same effect as though made on and as of such date, unless such representation and warranty expressly relates solely to an earlier date.

                    3.2.2 No Default. No Event of Default or Default shall have occurred and be continuing or will result from the relevant Credit Event.

                    3.2.3 No Material Adverse Effect. Since the Closing Date, no event, circumstance or condition shall have occurred and be continuing (and the Lenders shall have become aware of no such facts or conditions not previously known) that constitutes or could reasonably be expected to result in a Material Adverse Effect.

                    3.2.4 Additional Documentation. With respect to Additional Project Documents entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Project or otherwise) since the date of the most recent Credit Event, there shall be (a) redelivery of such matters as are described in Section 3.1.6(b) to the extent applicable to such Additional Project Documents, and (b) if reasonably requested by Administrative Agent, delivery of such matters as are described in Sections 3.1.1, 3.1.8 and 3.1.18 from Borrowers and any other applicable Sponsor Entity; provided, that references to such matters being satisfactory to Administrative Agent shall, for purposes of this Section 3.2.4, be deemed to be references to such matters being reasonably satisfactory to Administrative Agent.

                    3.2.5 Pro Forma Financial Statements. Within 30 days after the Closing Date, delivery to Administrative Agent of unaudited pro forma income statement, balance sheet, cash flow statement and reconciliation of net worth of Borrowers as of the Closing Date.

          3.3 CONDITIONS PRECEDENT TO EACH CONSTRUCTION CREDIT EVENT. The obligation of each Lender to make each Construction Loan (including the first Construction Loan and the Final Construction Drawing) on the occasion of each Borrowing and each withdrawal of funds from the Construction Fund (each such Borrowing of Construction Loans and withdrawal of funds, a "Construction Credit Event"), is subject to the occurrence of the Closing Date and prior satisfaction (or written waiver by Administrative Agent with the consent of the Majority Lenders) of each of the following conditions:

                    3.3.1 Notice of Borrowing; Calculations. If the Construction Credit Event is a Construction Loan, SWMP shall have delivered a Notice of Borrowing to Administrative Agent in accordance with the procedures specified in
Section 2.1.1(b).

                    3.3.2 Drawdown Certificate and Independent Engineer's Drawdown Certificate.

               (a) At least six Business Days prior to each Construction Credit Event, Borrowers shall have provided Administrative Agent and the Independent Engineer with a duly executed copy of the Drawdown Certificate, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Construction Credit Event and signed by a Responsible Officer of Borrowers.

               (b) At least four Business Days prior to each Construction Credit Event, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Construction Credit Event and signed by an authorized representative of the Independent Engineer, substantially in the form of Exhibit C-5 (the "Independent Engineer's Drawdown Certificate").

               (c) Borrowers shall use all reasonable efforts to provide Administrative Agent and the Independent Engineer with drafts of any certificates and other materials to be delivered pursuant to this Section
     3.3.2 in advance of the time frames listed above as reasonably requested in writing by Administrative Agent.

                    3.3.3 Amount. The making of each applicable Construction Credit Event shall be in such amounts as shall ensure that (a) uncommitted funds remaining in the Construction Account shall be disbursed to the greatest extent possible, subject to the requirements of Section 2.1.1(b)(ii) and (b) equity contributions to Project Costs shall be not less than 15% of Project Costs to-date.

                    3.3.4 Title Policy Endorsements. Borrowers shall provide, or Administrative Agent shall be adequately assured, that the Title Insurer is committed at the time of each Construction Credit Event to issue to Administrative Agent, a date-down endorsement of the Title Policy dated as of the date of Borrowing of such Construction Credit Event, insuring the continuing first priority of the Mortgage (subject only to (a) the exceptions to title contained in the title policy delivered pursuant to Section 3.1.25, (b) Permitted Liens described in clause (a) or (b) of the definition thereof (to the extent the same are afforded priority over the Lien of the Mortgage by operation of law) and (c) any other exceptions to title as are reasonably acceptable to Administrative Agent) and otherwise in form and substance reasonably satisfactory to Administrative Agent.

                    3.3.5 Lien Releases. Subject to Borrowers' right to contest liens as described in the definition of "Permitted Liens", Borrowers shall have delivered to Administrative Agent duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens, sufficient to cause the Title Insurer to issue a "date-down" mechanics lien endorsement insuring the priority of the Mortgage over all mechanics liens; provided, however, that such releases may be conditioned upon receipt of payment with respect to work, services and materials to be paid for with the proceeds of the requested Construction Credit Event or disbursement of non-Loan proceeds, as applicable.

                    3.3.6 Acceptable Work; No Liens. All work that has been done on the Project has been done in a good and workmanlike manner and in accordance with each Construction Contract, and there shall not have been filed against any of the Collateral or otherwise filed with or served upon Borrowers with respect to the Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of such Construction Loan or non-Loan proceeds, other than Permitted Liens.

                    3.3.7 Available Construction Funds. After taking into consideration the making of the applicable Construction Credit Event, Administrative Agent (based on consultation with the Independent Engineer) shall have reasonably determined that Available Construction Funds shall not be less than the aggregate unpaid amount required to cause the Completion Date to occur in accordance with all Legal Requirements, the Construction Contracts, each other Project Document pursuant to which construction work with respect to the Project is being performed and the Credit Documents prior to the Date Certain and to pay or provide for all anticipated non-construction Project Costs, all as set forth in the then-current Project Budget.

                    3.3.8 Use of Equity. With respect to Credit Events occurring after the Closing Date and first Borrowing, delivery to Administrative Agent within 10 Business Days after the Closing Date of reasonably satisfactory evidence that $14,566,559 has been contributed to payment of Project Costs by Sponsor or either Pledgor.

          3.4 CONDITIONS PRECEDENT TO TERM-CONVERSION. NO Construction Loans shall Term-Convert unless the following conditions shall have been satisfied or waived in writing by Administrative Agent with consent of the Majority Lenders (the date such conditions are so satisfied or waived being referred to as the "Term-Conversion Date"):

                    3.4.1 Operative Documents, Applicable Permits and Applicable Third Party Permits in Effect. Each Credit Document and Major Project Document (including each Major Project Document with warranty or indemnification obligations then in effect), shall remain in full force and effect in accordance with its terms (except for any Major Project Document that has expired or been terminated in accordance with the terms thereof) and, if applicable, the terms of the relevant Consent.

                    3.4.2 Payment of Obligations. Borrowers shall have paid to Administrative Agent the principal amount of the Construction Loans outstanding which will not be Term-Converted to Term Loans as provided in Section 2.1.2, plus all interest due and owing through such date on such Construction Loans and all other Obligations of Borrowers due and owing through such date to the Secured Parties under the Credit Documents.

                    3.4.3 Final Construction Drawing.

               (a) Prior to Term-Conversion, Borrowers shall have, subject to satisfaction of the conditions set forth in Sections 3.2 and 3.2.5, made a drawing up to any then-remaining Available Construction Loan Commitment (the "Final Construction Drawing") in an amount equal to, when aggregated with any amounts then on deposit (or being simultaneously deposited) in the Construction Account immediately prior to such Final Construction Drawing, the amount necessary to fund in full the payments for Punchlist and other items necessary to achieve Final Completion.

               (b) If, after giving effect to the making of the Final Construction Drawing, the Debt to Equity ratio is less than 85:15, then, subject to satisfaction of the conditions set forth in Section 3.2 and 3.3, Borrower may draw an additional Construction Loan in an amount up to the lesser of (i) the amount of the then-remaining Available Construction Loan Commitment and (ii) an amount which, after giving effect to the making of such additional drawing, yields a Debt to Equity ratio of 85:15. For purpose of the foregoing sentence, "Debt" means the principal component of the Letter of Credit, the principal amount of all Construction Loans and the principal amount of all Renegy Term Loans; and "Equity" means all equity funds applied to the payment of Project Costs, but not including pre-Term-Conversion revenues. The proceeds of such Construction Loan may be paid directly to the Sponsor.

                    3.4.4 Notice of Completion. Borrowers shall have delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent:

               (a) evidence that (i) all work with respect to the Project requiring inspection by municipal and other Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities to the extent required by applicable Legal Requirements; (ii) to the extent required by applicable Legal Requirements, Borrowers have duly recorded a notice of completion for the Project and all parties performing such work have been or will be paid for such work (other than with respect to disputed amounts with respect to which the reserves referred to in the definition of "Final Completion" have been established); and (iii) no mechanics' and/or materialmen's liens or application therefor have been filed and all applicable filing periods for any such mechanics' and/or materialmen's liens have expired; provided, however, that in the event (A) Borrowers deliver to Administrative Agent either (1) a policy of title insurance or endorsement thereto, in form and substance satisfactory to Administrative Agent, insuring against loss arising by reason of any mechanics' or materialmen's lien gaining priority over the Mortgage, if any, (2) a bond, in form and substance satisfactory to Administrative Agent, in the amount of all payments owed to such contractor, subcontractor or other Person performing work on the Project pursuant to a Project Document as to whom the filing periods for mechanics' and materialmen's liens have not expired, and covering Borrowers' liability to such contractors, subcontractors and other Persons, or (3) all such contractors, subcontractors and other Persons have signed lien releases in the form attached to the relevant Project Document or otherwise in form and substance reasonably acceptable to Administrative Agent, or (B) Borrowers establish the reserves referred to in the definition of "Final Completion", then Administrative Agent shall waive the conditions referred to in clause
     (iii) above; and

               (b) a certification by SWMP, confirmed by the Independent Engineer, that Commercial Operation has occurred.

                    3.4.5 Commercial Operation; Boiler Performance. Commercial Operation shall have occurred and either the boilers shall have passed the boiler performance guaranties set forth in the Boiler Purchase Contract or B&W shall have paid the performance liquidated damages required by the Boiler Purchase Contract and such liquidated damages, together with amounts payable pursuant to Section 1(c) of the Sponsor Guaranty shall have been applied to the repayment of Construction Loans.

                    3.4.6 Annual Budget. Administrative Agent shall have received the Annual Operating Budget as required under Section 5.15.3 for the period from the Term-Conversion Date through the end of the calendar year in which Term-Conversion is to occur; provided, that if such period is less than three months, Administrative Agent shall have also received the Annual Operating Budget for the first full calendar year thereafter. In the event that such Annual Operating Budget does not, in Administrative Agent's reasonable opinion acting in consultation with the Independent Engineer, properly reflect the operation of the Project during such calendar year as a result of the actual date of Term-Conversion being different from the date anticipated therefor and set forth in such Annual Operating Budget, Administrative Agent shall have received an amendment to such Annual Operating Budget properly reflecting the actual date of Term-Conversion upon written request to Borrowers for the same.

                    3.4.7 Regulatory Status. Delivery to Administrative Agent of
(a) an order issued by FERC confirming that the Project is an Eligible Facility and that SWMP is an

Exempt Wholesale Generator, (b) an order issued by FERC authorizing SWMP to sell electricity at market-based rates, and (c) all necessary approvals from any Governmental Authority in respect of the Interconnection Agreement and each of the PPAs, to the extent applicable.

                    3.4.8 Insurance. Insurance complying with the requirements of Section 5.17 shall be in full force and effect and, upon the request of Administrative Agent, evidence thereof shall be provided to Administrative Agent (which evidence shall be reasonably satisfactory to Administrative Agent).

                    3.4.9 DSR Account Funded. The amount on deposit in the DSR Account shall be not less than the DSR Requirement.

                    3.4.10 Permits.

               (a) Each Applicable Permit and Applicable Third Party Permit shall have been duly obtained or been assigned in Borrowers' or the applicable third party's name, shall be in full force and effect, shall not be subject to any current legal proceeding, and shall not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit and Applicable Third Party Permit, and all applicable appeal periods with respect to such Applicable Permit and Applicable Third Party Permit shall have expired.

               (b) Except as disclosed in the Permit Schedule, the Permits which have been obtained by Borrowers or any other Person as identified in the Permit Schedule shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

                    3.4.11 Term Notes. Borrowers shall have delivered duly executed Term Notes to each Lender, if any, that shall have requested such Term Notes pursuant to Section 2.1.6 or Section 12.17.2(f).

                    3.4.12 Surveys. Administrative Agent shall have received an update to the Site Survey constituting an as-built survey reflecting all improvements to the Real Property in connection with the construction of the Project, and otherwise meeting all of the requirements of the Site Survey.

                    3.4.13 Fuel Stockpile. The Fuel Stockpile shall be in place.

                    3.4.14 Term Title Policy. Administrative Agent shall have received such endorsements to the Title Policy as it shall reasonably require (such endorsements being collectively referred to as the "Term Title Policy"), insuring the continued first priority Lien on the Mortgaged Property evidenced by the Mortgage (without a mechanics' and materialmen's exception included in such title policy), and such other matters as Administrative Agent may reasonably request.


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

          3.5 No APPROVAL OF WORK. The making of any Loan hereunder shall in no event be deemed an approval or acceptance by any Secured Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

          3.6 ADJUSTMENT OF DRAWDOWN REQUESTS. In the event Administrative Agent determines that an item or items listed in a Drawdown Certificate as a Project Cost is or are not properly included in such Drawdown Certificate, Administrative Agent may in its reasonable discretion cause to be made a Loan or Loans in the amount requested in such Drawdown Certificate less the amount of such item or items or may reduce the amount of Loans made pursuant to any subsequent Drawdown Certificate. In the event that Borrowers prevail in any dispute as to whether such Project Costs were properly included in such Drawdown Certificate, Loans in the amount requested but not initially made shall forthwith be made.

          3.7 DETERMINATIONS UNDER SECTION 3.1. For purposes of determining satisfaction of the conditions set forth in Section 3.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless Administrative Agent shall have received notice from such Lender prior to the contemplated Closing Date, as notified by Borrowers to the Lenders, specifying its objection thereto, Administrative Agent shall promptly notify the Lenders of the actual occurrence of the Closing Date.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

          Borrowers make the following representations and warranties to and in favor of the Secured Parties as of the Closing Date (unless such representation and warranty expressly relates solely to another time) and, to the extent set forth in Article 3, as of the date of each Credit Event, all of which shall survive the execution and delivery of this Agreement, the Closing Date and the making of the Loans:

          4.1 ORGANIZATION. Each of Borrowers is (a) a limited liability company duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of Arizona and (b) is duly qualified as a foreign limited liability company, and is in good standing, in each jurisdiction in which such qualification is required by law. Each of Borrowers has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (iii) execute, deliver and perform each Operative Document to which it is a party and (iv) take each action as may be necessary to consummate the transactions contemplated hereunder and thereunder.

          4.2 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by Borrowers of the Operative Documents to which each of the Borrowers is a party are within each of the Borrower's power, authority and legal right and have been duly authorized by all necessary action. Each of Borrowers has duly executed and delivered each Operative Document to which Borrowers are a party (or such Operative Documents have been duly and validly assigned to Borrowers and Borrowers have authorized the assumption thereof, and has assumed the obligations of the assignor thereunder) and neither Borrowers' execution and delivery thereof nor their consummation of the transactions contemplated thereby nor their compliance with the terms thereof (a) does or will contravene the Governing Documents or any other Legal Requirement applicable to or binding on Borrowers or any of their properties,
(b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of their property under, any agreement or instrument to which any of them is a party or by which they or any of their properties may be bound or affected, (c) does or will violate or result in a default under any indenture, credit agreement, loan, lease or other agreement or instrument binding upon Borrowers or their properties, or (d) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except as set forth in Part II(A) of the Permit Schedule or otherwise provided in Sections 4.9.1 and 4.9.2).

          4.3 ENFORCEABILITY. AS of each date on which this representation and warranty is made or deemed made, each of the Operative Documents to which Borrowers are a party is a legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms. None of the Operative Documents to which Borrowers are a party has been amended or modified after the Closing Date except in accordance with this Agreement.

          4.4 COMPLIANCE WITH LAW. There are no material violations by Borrowers or, to Borrowers' knowledge, any Sponsor Entity, of any Legal Requirement. Except as otherwise have been delivered to Administrative Agent, no notices of any material violation of any Legal Requirement relating to the Project or the Site have been issued, entered or received by Borrowers or, to Borrowers' knowledge, any Sponsor Entity.

          4.5 SINGLE PURPOSE, DEBT, CONTRACTS, JOINT VENTURES, PROCEEDS, ETC.

                    4.5.1 Borrowers have not conducted any business other than the business contemplated by the Operative Documents, do not have any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents, and Borrowers are not a party to or bound by any material contract other than the Credit Documents and the Major Project Documents to which they are a party.

                    4.5.2 Borrowers are not a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture.

                    4.5.3 Borrowers do not have any Subsidiaries.

                    4.5.4 The proceeds of each Loan received by Borrowers prior to, or concurrently with, the date on which this representation and warranty is made or deemed made has been or will be used solely in accordance with, and solely for the purposes contemplated by, Section 5.1.

                    4.5.5 Borrowers have no obligation to any Person in respect of any finder's, broker's or investment banking fee with respect to the Operative Documents or the transactions contemplated thereby or under any other agreement, document or instrument with any Person, other than fees payable under this Agreement.

                    4.5.6 No proceeds of any Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

          4.6 ADVERSE CHANGE.

                    4.6.1 As of the Closing Date, there is no fact known to Borrowers which has had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed in writing to Administrative Agent or the Lenders (as of such date) by or on behalf of Borrowers on or prior to the Closing Date in connection with the transactions contemplated hereby.

                    4.6.2 Since the Closing Date, there has occurred no material adverse change in the Project Schedule or in the economics or feasibility of developing, constructing, owning or operating the Project. Since the Closing Date, no event, circumstance or condition shall have occurred and be continuing that constitutes or could reasonably be expected to result in a Material Adverse Effect.

          4.7 INVESTMENT COMPANY ACT. None of Borrowers nor any other Sponsor Entity is an "investment company" or a company "controlled by" an "investment company", each within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

          4.8 ERISA. There are not and have never been any ERISA Plans or Multiemployer Plans for any Sponsor Entity or any ERISA Affiliate.

          4.9 PERMITS.

                    4.9.1 There are no Permits under existing Legal Requirements with respect to the Project as it is currently designed that are or will become Applicable Permits other than the Permits listed in the Permit Schedule (as such Exhibit may be supplemented by Borrowers to reflect any Change of Law or the issuance or modification of any Permit after the Closing Date). All Permits which are Applicable Permits or Applicable Third Party Permits have been issued and are in full force and effect and not subject to current legal proceedings or to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation, all applicable appeal periods with respect thereto have expired, and the permittee thereunder is in compliance therewith in all material respects.

                    4.9.2 With respect to any of the Permits which are not yet Applicable Permits, no fact or circumstance exists, and with respect to Applicable Third Party Permits, to Borrower's knowledge, no fact or circumstance exists, which makes is likely that any such Permit will not be timely obtainable by Borrowers or the applicable Person identified in the Permit Schedule (i) prior to the time that it becomes an Applicable Permit or Applicable Third


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

Party Permit, as applicable, (ii) without delay materially in excess of the time periods thereof in the Project Schedule (if applicable) and (iii) without expense materially in excess of the amounts provided therefor in the then-current Project Budget.

                    4.9.3 Except as disclosed in the Permit Schedule, the Permits which have been obtained by Borrowers or, to Borrowers' knowledge, any other person identified in the Permit Schedule shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

          4.10 HAZARDOUS SUBSTANCES.

                    4.10.1 Except as set forth in Exhibit G-6 (the "Hazardous Substances Disclosure"): (a) Borrowers, with respect to Real Property, are not and have not in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected (i) to result in a material liability to, or material Environmental Claims against, Borrowers or their properties and assets, (ii) result in an inability of Borrowers to perform their obligations under the Operative Documents, (iii) interfere with the continuing operation of the Project, or (iv) impair the fair market value of any Mortgaged Property; (b) none of Borrowers nor, to Borrowers' knowledge, any other Person has used, Released, threatened to Release, generated, manufactured, produced or stored in, on, under, or about the Real Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject any Secured Party to liability, or Borrowers to material liability, under any Hazardous Substance Law; (c) there are no underground tanks, whether operative or temporarily or permanently closed, located on the Real Property; (d) there are no Hazardous Substances used, stored or present at or on the Real Property, except in compliance with Hazardous Substance Laws and other Legal Requirements or as disclosed in the Environmental Report, or as may be naturally-occurring;
(e) there are no Hazardous Substances that could reasonably be expected to migrate onto the Real Property, except in compliance with Hazardous Substance Laws and other Legal Requirements, as disclosed in the Environmental Report, or as may be naturally-occurring; and (f) there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be, or result in, a material violation by Borrowers of any Hazardous Substance Law, or to result in liability to any Secured Party or material liability to Borrowers under any Hazardous Substance Law or any other material Environmental Claims against Borrowers or any Secured Party.

                    4.10.2 Except as set forth on Exhibit G-5 (the "Pending Litigation") or Exhibit G-6, with respect to the Real Property, there is no pending or, to Borrowers' knowledge, threatened in writing action, suit or proceeding under any Hazardous Substance Law by any Governmental Authority or any other Person which is not a Governmental Authority to which Borrowers are or will be named as a party.

                    4.10.3 With respect to the Real Property, (a) except as set forth in the Environmental Report, there is no consent or other decree, consent order, administrative or other order, or other comparable administrative or judicial directive outstanding under any Hazardous Substance Law, and (b) Borrowers have not received or are aware of any claim or notice of violation, alleged violation, non-compliance, liability or potential liability, nor do Borrowers


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

have knowledge or reason to believe that any such action is being contemplated, considered or threatened.

                    4.10.4 Except as set forth in the Environmental Report, there are no past violations that have not been finally resolved or existing violations of any Hazardous Substances Laws by any Person affecting the Real Property, which violations could reasonably be expected to result in a material liability to Borrowers. Borrowers have not assumed any liability of any Person under any Hazardous Substance Law.

                    4.10.5 As of the Closing Date, there are no environmental reports, investigations, studies, audits, reviews or other analyses conducted by or which are in the possession of or known to Borrowers in relation to the Project other than the Environmental Report.

          4.11 LITIGATION.

                    4.11.1 As of the Closing Date, no action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is pending or, to Borrowers' knowledge, threatened in writing by or against Borrowers or any of its properties or revenues (including the Project Revenues) (i) with respect to the Project, this Agreement, the Notes or any transaction contemplated hereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

                    4.11.2 As of the Closing Date, Borrowers have no knowledge of (i) any action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority pending or threatened in writing by or against any Major Project Participant, or by which any of them or their properties are bound, which if adversely determined would have a Material Adverse Effect, or (ii) any order, judgment or decree has been issued or proposed to be issued by any Governmental Authority that, as a result of the construction, development, ownership or operation of the Project by Borrowers, the sale of electricity therefrom by Borrowers or the entering into of any Operative Document or any transaction contemplated hereby or thereby, could reasonably be expected to cause or deem any Secured Party or Borrowers or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, or treated as a public utility under the laws of the Project Jurisdiction as presently constituted and as construed by the courts of the Project Jurisdiction, respecting the rates or the financial or organizational regulation of electric utilities.

                    4.11.3 As of the Closing Date, no action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is pending to which any Sponsor Entity that is a party to an Operative Document as of the Closing Date is a party or to which its business, assets or property is subject that could reasonably be expected to have a Material Adverse Effect and, to Borrowers' knowledge, no such action, litigation, suit, proceeding (arbitral or otherwise) or investigation is threatened to which any such Sponsor Entity or its business, assets or property would be subject that, in either case, questions the validity of any of the Operative Documents.

                    4.11.4 After the Closing Date, there are no pending or, to Borrowers' knowledge, threatened action, litigation, suit, proceeding or investigation of any kind, including actions or proceedings of or before any Governmental Authority or arbitrator, to which any Sponsor Entity is a party or is subject, or by which any of them or any of their properties are bound that could reasonably be expected to have a Material Adverse Effect, which have not been disclosed by Borrowers to Administrative Agent in accordance with, and to the extent required by, Section 5.4.

          4.12 No LABOR DISPUTES; ACTS OF GOD; FORCE MAJEURE. Neither the business nor the properties of Borrowers or, to Borrowers' knowledge, any other Major Project Participant are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect. Neither Borrowers nor, to Borrowers' knowledge, any other Major Project Participant has either given a notice of "force majeure" in respect of any event, condition or circumstance or received such notice from any other Person that could reasonably be expected to entitle Borrowers or such notifying Person to excuse, defer or suspend the performance of any of the obligations of Borrowers or such notifying Person under any Operative Document to which it is a party on the basis of "force majeure".

          4.13 OPERATIVE DOCUMENTS.

                    4.13.1 As of the Closing Date, copies of all of the Project Documents (other than any Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Project) and after the Closing Date, copies of all Additional Project Documents (except those Project Documents which Administrative Agent indicated in writing were not required to be delivered), executed on or prior to such date have been delivered to Administrative Agent by Borrowers. Since the Closing Date, except as has been disclosed to Administrative Agent in writing and as permitted hereunder, as of such date, none of such Project Documents has been amended, modified or terminated (other than expiration thereof in accordance with its terms and the Credit Documents).

                    4.13.2 To Borrowers' knowledge, except as disclosed to Administrative Agent in writing at or prior to the time the representation and warranty in this Section 4.13.2 is being made, the representations and warranties of the Major Project Participants contained in the Operative Documents (other than this Agreement) are true and correct in all material respects.

          4.14 DISCLOSURE. The information regarding the Project and any Sponsor Entity included in this Agreement and the reports, financial statements, certificates, Notices of Borrowing, exhibits, schedules and other documents furnished to any Secured Party, or to any consultant submitting a report contemplated by Section 3.1 to any Secured Party, by or, to Borrowers' knowledge, on behalf of Borrowers, taken as a whole, did not contain and do not contain any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, Borrowers represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

          4.15 PRIVATE OFFERING BY BORROWERS. Assuming that each Lender is acquiring its Notes for investment purposes only, and not for purposes of resale or distribution thereof except for participations or assignments as provided in Sections 12.17.2 and 12.17.3 respectively, no registration of such Notes under the Securities Act, or under the securities laws of the Project Jurisdiction, the state(s) of Borrowers' formation or the State of New York is required in connection with the offering, issuance and sale of such Notes hereunder. Neither Borrowers nor anyone acting on their behalf has taken, or will take, any action which would subject the issuance or sale of any Notes to Section 5 of the Securities Act.

          4.16 TAXES.

                    4.16.1 Borrowers have timely filed, or caused to be filed, all federal, state and local tax returns, information statements and reports that they are required to file, have paid or caused to be paid all taxes, material assessments, utility charges, fees and other governmental charges they are required to pay to the extent due (other than those taxes, if any, that they are contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 5.18). Borrowers knows of no proposed tax assessment against any Sponsor Entity which could reasonably be expected to have a Material Adverse Effect (other than those proposed tax assessments that Borrowers are contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 5.18). In either case, to the extent such taxes, assessments, charges and fees are not due, Borrowers or the applicable Sponsor Entity have established reserves that are adequate for the payment thereof in conformity with GAAP.

                    4.16.2 At all times since its formation, each Borrower has been an entity with a single owner that is disregarded as separate from its owner for federal tax purposes. No Form 8832 has ever been filed with respect to any Borrower as other than a disregarded entity and no such election shall have been made.

                    4.16.3 Borrowers have no liability for the taxes of any Person (other than Borrowers) (a) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by contract, or (d) otherwise.

                    4.16.4 Borrowers do not intend to treat the Loans (including the incurrence thereof) as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

          4.17 GOVERNMENTAL REGULATION. None of the Sponsor Entities or any Secured Party, nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of the Project, the sale of electricity, capacity or ancillary services therefrom or the entering into any Operative Document in respect of the Project or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except that (a) Borrowers will be subject to the compliance requirements under PUHCA applicable to an Exempt Wholesale Generator and an owner of an Eligible Facility, (b) Borrowers will be a "public utility" under the FPA with authority to sell at wholesale electric power at market-based rates and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a "public utility" that sells at wholesale electric power and ancillary services at market-based rates and (c) the exercise of remedies, as provided for under the Collateral Documents, may be subject to
Section 203 of the FPA. Except to the extent provided in the first sentence of this Section 4.17, Borrowers will not be deemed by any Governmental Authority having jurisdiction to be subject to, financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility", or "public utility holding company" or any similar Person under any applicable Governmental Rule then in effect.

          4.18 REGULATION U, ETC. Borrowers are not engaged principally, or as one of their principal or important activities, in the business of extending credit for the purpose of "buying", "carrying" or "purchasing" any "margin stock" (each as defined in Regulations T, U or X of the Federal Reserve Board, each as now and from time to time hereafter in effect), and no part of the proceeds of the Loans or the Project Revenues will be used whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of "buying", "carrying" or "purchasing" any such margin stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Federal Reserve Board, including Regulation T, U or X.

          4.19 BUDGETS; PROJECTIONS. Borrowers have prepared the Project Budget, the Annual Operating Budget and the Base Case Project Projections, have prepared them in good faith, and are responsible for developing the assumptions on which such Project Budget, Annual Operating Budget and the Base Case Project Projections are based; and such Project Budget, Annual Operating Budget and the Base Case Project Projections (a) as of the date delivered, updated or supplemented are based on reasonable assumptions (including as to all legal and factual matters material to the estimates set forth therein), (b) as of the date delivered, updated or supplemented are consistent in all material respects with the provisions of the Project Documents executed on or prior to such date, and
(c) as of the date delivered, updated or supplemented indicate that the estimated aggregate Project Costs will not exceed Available Construction Funds.

          4.20 FINANCIAL STATEMENTS.

                    4.20.1 Financial Statements. In the case of each financial statement of Borrowers or the Sponsor (other than the financial statements delivered by Borrowers pursuant to Section 3.1.18(d) - which have been prepared in good faith) and accompanying information delivered by Borrowers under the Credit Documents (insofar as financial statements relate to Borrowers), each such financial statement and information has been prepared in conformity with GAAP applied consistently throughout the relevant periods (except as otherwise approved and disclosed therein), is complete and correct and fairly presents, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of Borrowers or the Sponsor, as the case may be, described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of Borrowers or the Sponsor, as the case may be, described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

                    4.20.2 No Contingent Obligations. Except for the obligations under the Operative Documents to which it is a party, Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligations, unmatured liabilities, contingent liability or liability for taxes, long-term lease or forward or long-term commitment (including any interest rate or foreign currency swap or exchange transaction or other financial derivative) required to be shown under GAAP that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, results of operations, properties, financial condition or prospects of Borrowers.

                    4.20.3 No Sales. There has been no sale, transfer or other disposition by Borrowers of any material part of their business or property, including the Project, and no purchase or other acquisition of any material business or property (including capital stock of any Person).

          4.21 No DEFAULT. NO Event of Default or Default which has not been disclosed to Administrative Agent in writing has occurred and is continuing. Borrowers are not in default under or with respect to any of their contractual obligations in any respect which could reasonably be expected to have a Material Adverse Effect.

          4.22 ORGANIZATIONAL ID NUMBER; LOCATION OF TANGIBLE COLLATERAL.

                    4.22.1 The Borrowers' organizational identification numbers are L-1073395-9 for SWMP, L-1172503-8 for Renegy, and L-1203036-0 for Renegy Trucking.

                    4.22.2 All of the tangible Collateral is, or when installed pursuant to the Project Documents will be, located on the Site or at Borrowers' address set forth in Section 12.1.1; provided, that certain equipment may be temporarily removed from the Site from time to time in the ordinary course of business.

          4.23 TITLE AND LIENS. Borrowers have (a) good, indefeasible and insurable (i) leasehold interest in the Site, and (ii) easement interest in the Easements, and (b) good, legal and valid title to all other Collateral, in each case free and clear of all Liens other than Permitted Liens.

          4.24 INTELLECTUAL PROPERTY. Except as disclosed in Exhibit G-5:

               (a) Borrowers own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the operation of their business, without known conflict with the rights of others;

               (b) to the knowledge of Borrowers, no product of Borrowers infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person;

               (c) to the knowledge of Borrowers, there is no violation by any Person of any right of Borrowers with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by Borrowers; and

               (d) to the knowledge of Borrowers, there exists no pending or threatened claim or litigation against or affecting Borrowers contesting their right to sell or use any such product, process, method, substance, part or other material.

          4.25 COLLATERAL. The respective liens and security interests granted to Collateral Agent pursuant to the Collateral Documents (a) constitute as to personal property included in the Collateral a valid security interest and (b) constitute as to the Mortgaged Property included in the Collateral a valid lien and security interest in the Mortgaged Property. The security interest granted to Collateral Agent pursuant to the Collateral Documents in the Collateral consisting of personal property will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified in Exhibit D-6 (the "Schedule of Security Filings"), and (ii) with respect to any property (if any) that can be perfected by possession, upon Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except Permitted Liens. Except to the extent possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Collateral Agent's rights in and to the Collateral in existence on such date to the extent Collateral Agent's security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. As of the Closing Date, no filing, recordation, re-filing or re-recording other than those listed on the Schedule of Security Filings is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents, and on the Closing Date all such filings or recordings will have been made to the extent Collateral Agent's security interest can be perfected by filing. Borrowers have properly delivered or caused to be delivered, or provided control, to Collateral Agent all Collateral that permits perfection of the Lien and security interest described above by possession or control.

          4.26 SUFFICIENCY OF PROJECT DOCUMENTS.

                    4.26.1 Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the Easements and other rights granted, or to be granted, pursuant to the Project Documents in effect as of such date:

               (a) comprise all of the property interests necessary to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of the Project in accordance with all Legal Requirements and in


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

     accordance with the Project Schedule, all without reference to any proprietary information not owned by or available to Borrowers;

               (b) are sufficient to enable the Project to be located, constructed, developed, owned, occupied, operated, maintained and used on the Site and the Easements; and

               (c) provide adequate ingress and egress from the Site for any reasonable purpose in connection with the construction and operation of the Project.

                    4.26.2 There are no services, materials or rights required for the construction or operation of the Project in accordance with the Construction Contracts, the other Major Project Documents and the assumptions that form the basis of Base Case Project Projections, other than those (a) to be provided under the Project Documents or (b) that can reasonably be expected to be commercially available at or for delivery to the Site on commercially reasonable terms consistent with the then-current Project Budget, the then-current Annual Operating Budget and the Base Case Project Projections.

          4.27 UTILITIES. All utility services necessary for the construction and the operation of the Project for its intended purposes are available at the Project or can reasonably be expected to be so available as and when required upon commercially reasonable terms consistent with the then-current Project Budget, the Project Schedule, the then-current Annual Operating Budget and the Base Case Project Projections.

          4.28 OTHER FACILITIES.

                    4.28.1 All roads necessary for the construction and full utilization of the Project for its intended purposes have either been completed or Borrowers possesses the necessary rights of way therefor, other than rights of way that can reasonably be expected to be available on commercially reasonable terms as and when needed.

                    4.28.2 Borrowers possess, or the counterparties to the Major Project Documents pursuant to which interconnection facilities will be constructed and, if applicable, operated for the benefit of the Project, possess and are obligated, except for restrictions or limitations contained in the applicable Project Documents, to provide or make available to Borrowers, all necessary easements, rights of way, licenses, agreements and other rights for the construction, interconnection and utilization of the interconnection facilities (including fuel, water, wastewater and electrical).

          4.29 INSURANCE. All insurance policies then required to be maintained by Borrowers pursuant to the terms of any Operative Document are in full force and effect, and all premiums then due and payable have been paid.

          4.30 ANTI-TERRORISM LAW. None of the Borrowers nor, to the best knowledge of Borrowers any other Sponsor Entity or any Affiliate, is in violation of (a) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto,


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

(b) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the "Executive Order") or (c) the anti-money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Public Law 107-56 (October 26, 2001) amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq. ("U.S.A. Patriot Act") and any other laws relating to terrorism or money laundering (collectively, "Anti-Terrorism Laws").

                    4.30.2 To the knowledge of Borrowers, none of the Affiliates, brokers or other agents of any Sponsor Entity acting or benefiting in any capacity in connection with the Loans is any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (b) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or (e) a Person that is named as a "specially designated national and blocked person" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

                    4.30.3 To the knowledge of Borrowers, no broker or other agent of any Sponsor Entity acting in any capacity in connection with the Loans
(a) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in
Section 4.30.2, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          4.31 CONSTRUCTION LOAN BORROWINGS. Each of the giving of the applicable Notice of Borrowing and the acceptance by Borrowers of the proceeds of the related Borrowing shall constitute a representation and warranty by Borrowers that on the date of such Borrowing the conditions set forth in Sections 3.2 and 3.2.5 have each been satisfied.

          4.32 No RECORDATION, ETC. Each Operative Document is in proper legal form under the respective governing laws selected in such Operative Document for the enforcement thereof in such jurisdictions against Borrowers and each other party thereto without any further action on the part of Administrative Agent or other Secured Parties, and (b) to ensure the legality, validity, enforceability, priority or admissibility in evidence of any such document it is not necessary that such document or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in such jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of any such document.


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                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

          5.1 USE OF PROCEEDS, EQUITY CONTRIBUTIONS AND PROJECT REVENUES.

                    5.1.1 Proceeds and Equity Contributions. Unless otherwise applied by Administrative Agent pursuant to any Credit Document, (i) Borrowers shall deposit the proceeds of the Construction Loans and any cash equity contributions in the Construction Account, and (ii) use them and the proceeds of the Bonds solely to pay Project Costs or, subject to the conditions set forth in
Section 3.4.3(b), paid to the Sponsor.

                    5.1.2 Revenues. Unless otherwise applied by Administrative Agent or Collateral Agent pursuant to any Credit Document, Borrowers shall apply any Project Revenues, payments SWMP receives under any Swap Agreement, equity contributions, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds and damage payments solely for the purpose, and in the order and manner, provided for in Section 7.2.

          5.2 PAYMENT.

                    5.2.1 Credit Documents. Borrowers shall pay all sums due under the Credit Documents to which they are a party according to the terms hereof and thereof.

                    5.2.2 Bonds. Borrower shall take such actions as are required under the Indenture to optionally redeem Bonds in accordance with the schedule set forth on Exhibit 1-3, and pay any associated Swap Breaking Fees.

                    5.2.3 Other Obligations. Borrowers shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of their obligations under the Project Documents and all of their other obligations of whatever nature and howsoever arising, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist, provided, that adequate cash reserves have been established in conformity with GAAP, or Administrative Agent is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not in any way endanger the Project or result in a Material Adverse Effect or that provision is made to the satisfaction of Administrative Agent in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable and (b) Borrowers' trade payables which shall be paid in the ordinary course of business.

          5.3 MAINTENANCE OF PROPERTY. Borrowers shall maintain (a) good, indefeasible and insurable (i) leasehold interest in the Site, (ii) easement interest in the Easements, and (b) good, legal and valid title to all of its other material properties and assets (other than properties and assets disposed of in the ordinary course of business or otherwise disposed of in accordance with Section 6.4), in each case free and clear of all Liens other than Permitted Liens. Generally, Borrowers shall keep all material property useful and necessary in their business in good working order and condition.


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

          5.4 NOTICES. Promptly upon acquiring notice or giving notice (except as otherwise specified below), as the case may be, or obtaining knowledge thereof, Borrowers shall give written notice (with copies of any underlying notices, papers, files or related documentation) to Administrative Agent, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrowers proposes to take with respect thereto, of:

                    5.4.1 any litigation pending or, to Borrowers' knowledge, threatened in writing against Borrowers involving claims against Borrowers or the Project in excess of $100,000 individually or $200,000 in the aggregate per calendar year or involving any injunctive, declaratory or other equitable relief, such notice to include, if requested in writing by Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

                    5.4.2 any dispute or disputes for which written notice has been received by Borrowers which may exist between Borrowers or any holder of an Applicable Third Party Permit and any Governmental Authority and which involve
(a) claims against Borrowers which exceed $100,000 individually or $200,000 in the aggregate per calendar year, (b) injunctive or declaratory relief, or (c) revocation, modification, failure to renew or the like of any Applicable Permit or Applicable Third Party Permit;

                    5.4.3 as soon as possible and in any event within five days after the occurrence thereof, any Event of Default or Default;

                    5.4.4 any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of (a) Borrowers, their employees, agents, contractors, consultants or representatives in excess of $100,000 for any one casualty or loss or $200,000 in the aggregate in any calendar year, or (b) to Borrowers' knowledge, any other Person if such casualty, damage or loss could reasonably be expected to have a Material Adverse Effect;

                    5.4.5 any cancellation, suspension or material change in the terms, coverage or amounts of any insurance described in Exhibit K;

                    5.4.6 any contractual obligations incurred by Borrowers exceeding $100,000 per year in the aggregate for the Project, not including any obligations incurred pursuant to the Credit Documents or the Project Documents or any obligation contemplated in the then-current Project Budget or the then-current Annual Operating Budget;

                    5.4.7 any intentional withholding of compensation to, or any right to withhold compensation claimed by, any Major Project Participant or pursuant to any Major Project Document, other than retention provided by the express terms of any such contracts;

                    5.4.8 any (a) termination (other than expiration in accordance with its terms and any applicable Consent) of or material default of which Borrowers have knowledge or written notice under any Major Project Document, (b) material Project Document Modification (with copies of all such Project Document Modifications whether or not requiring approval of


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

Administrative Agent or the Required Lenders pursuant to Section 6.12) and (c) without duplication, any material dispute, relating to the Project, between Borrowers and any Major Project Participant;

                    5.4.9 any written claim of events of force majeure, change orders in excess of $100,000, or Borrowers caused delay under any Major Project Document (including claims therefor regardless of whether Borrowers believe such claim has merit) and, to the extent requested in writing by Administrative Agent, copies of invoices or statements which are reasonably available to Borrowers under any Major Project Document, certified by an authorized representative of Borrowers, together with a copy of any supporting documentation, schedule, data or affidavit delivered under such Major Project Document;

                    5.4.10 any (a) material noncompliance with any Hazardous Substance Law or any material Release, or material threat of Release, of Hazardous Substances on or from the Real Property that has resulted or could reasonably be expected to result in personal injury or material property damage or to have a Material Adverse Effect or is required to be reported to any Governmental Authority under any Hazardous Substance Law, (b) pending or, to Borrowers' knowledge, threatened in writing, Environmental Claim against Borrowers or, to Borrowers' knowledge, any of their Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at the Real Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (c) any condition, circumstance, occurrence or event that could reasonably be expected to result in a material liability under Hazardous Substance Laws or in the imposition of any Lien or any other restriction on the title, ownership or transferability of any Real Property, or (d) existence of any underground tank, whether operative or temporarily or permanently closed, discovered to be located on the Real Property, in all of the foregoing cases, other than Permitted Liens existing as of the Closing Date;

                    5.4.11 promptly, but in no event later than 30 days prior to the time any Person will become a member of any of the Borrowers or the occurrence of any other change in or transfer of ownership interests in any of the Borrowers or the Project, notice thereof, which notice shall identify such Person and such Person's interest in any of the Borrowers or shall describe, in reasonable detail, such other change or transfer;

                    5.4.12 any material written notices, reports or information (including any notice that the Project has achieved "mechanical completion," "commercial operation," "substantial completion", "final completion" or the like under and as defined in any Major Project Document;

                    5.4.13 any proceeding or legislation by any Governmental Authority to confiscate, condemn, expropriate, nationalize or otherwise acquire compulsorily any Borrower, all or any material portion of the Project or the Real Property (whether or not constituting an Event of Default);

                    5.4.14 promptly, but in no event later than 30 days after the receipt thereof by Borrowers, copies of (a) all Applicable Permits obtained by Borrowers after the Closing Date, (b) any amendment, supplement or other modification to any Applicable Permit


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

received by Borrowers after the Closing Date and (c) all material notices relating to the Project received by Borrowers from, or delivered by Borrowers to, any Governmental Authority;

                    5.4.15 promptly, but in no event later than five days after occurrence thereof, (a) the scheduling of any outage with an anticipated duration in excess of five days and (b) any outage (scheduled or otherwise) with a duration in excess of five days;

                    5.4.16 any default or event of default under any contractual obligations of Borrowers, which if not cured would have a Material Adverse Effect;

                    5.4.17 any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any portion of Collateral;

                    5.4.18 the occurrence of any event, condition, circumstance or change that has caused or evidences, individually or in the aggregate, the occurrence of any event having, a Material Adverse Effect; and

          5.5 FINANCIAL REPORTING.

                    5.5.1 Financial Statements. Borrowers shall deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent (except where GAAP is specifically required):

               (a) as soon as practicable and in any event within 90 days after the close of each applicable fiscal year beginning fiscal year 2006, audited financial statements of Borrowers, APS, SRP and B&W (until expiration of the warranties in the Boiler Purchase Contract) and financial statements of Sponsor prepared in accordance with agreed-upon procedures (until expiration or termination of the Sponsor Guaranty). Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable), a statement of cash flow and summary results of hedging and trading activities (in the case of Borrowers only), all prepared in accordance with GAAP (except in the case of the Sponsor financials) consistently applied reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, and certified by an independent certified public accountant of nationally recognized standing selected by the Person whose financial statements are being prepared and, for Borrowers, by an independent certified public accountants of nationally recognized standing acceptable to Administrative Agent. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of the applicable Person. The relevant accountants shall also certify that in making the examination necessary for reporting on the foregoing financial statements no knowledge was obtained of any Event of Default or Default, except as disclosed in such certificate; and

               (b) as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the fiscal quarter ending September 30, 2006), unaudited quarterly financial statements of Borrowers, the Sponsor (until expiration of the Sponsor Guaranty) and B&W (until


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

     expiration of the warranties in the Boiler Purchase Contract) as of the last day of such quarterly period and the related statements of income, cash flow, and shareholders' or members' equity (as applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year, all prepared in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure).

                    5.5.2 Certification. Borrowers shall cause to be delivered, along with any financial statements of Borrowers or the Sponsor, a certificate signed by a Responsible Officer of Borrowers or the Sponsor, as applicable, certifying that (a) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not, to such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or Default, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, (b) such Person is in compliance with all applicable material provisions of each Operative Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto, (c) such financial statements are true and correct in all material respects and that no material adverse change in the consolidated assets, liabilities, operations, or financial condition of such Person has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change, and (d) upon the delivery of annual financial statements only, during the fiscal year reported in the financial statements, the Revolving Loan balance was zero for a period of at least 30 days and providing the first and last day of such period.

          5.6 BOOKS, RECORDS, ACCESS.

                    5.6.1 Borrowers shall maintain, or cause to be maintained, adequate books, accounts and records with respect to Borrowers and the Project, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrowers, and prepare all financial statements required hereunder, in each case in accordance with GAAP (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure) and in compliance with the regulations of any Governmental Authority having jurisdiction thereof.

                    5.6.2 Subject to requirements of Governmental Rules, safety requirements and existing confidentiality restrictions imposed upon Borrowers by any other Person, Borrowers shall permit employees or agents of Administrative Agent and Independent Engineer at any reasonable times and upon reasonable prior notice to Borrowers, (a) to inspect all of Borrowers' properties, including the Site, (b) to examine or audit all of Borrowers' books, accounts and records and make copies and memoranda thereof, (c) to communicate with Borrowers' auditors outside the presence of Borrowers, (d) to discuss the business, operations, properties and financial and other conditions of Borrowers with officers and employees of


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Borrowers and with their independent certified public accountants, and (e) to witness any Performance Tests.

          5.7 COMPLIANCE WITH LAWS, INSTRUMENTS, APPLICABLE PERMITS, ETC. Borrowers shall promptly comply, or cause compliance, in all material respects with all Legal Requirements (including Legal Requirements and Applicable Permits relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, and employee safety, with respect to Borrowers or the Project), and make such alterations to the Project and the Site as may be required for such compliance.

          5.8 REPORTS.

                    5.8.1 Construction Progress Reports. Borrowers shall:

               (a) Promptly after receipt thereof, deliver to Administrative Agent copies of all progress reports of the construction of the Project issued by any Construction Contractor under a Major Construction Contract and received by Borrowers, supplementing such reports in reasonable detail with material information not already included therein, detailing the progress of the development and construction of the Project since the last prior report hereunder (including any change orders then requested by Borrowers or such Construction Contractor).

               (b) Deliver to Administrative Agent as soon as available, but in no event later than 30 days after the end of each month prior to Completion, a summary of construction on the Project during such quarter, describing, to the extent not included in the reports described in Section 5.8.1(a), (i) physical progress and expenditures, (ii) cumulative expenditure through the end of the quarter, (iii) any material variations from the then-current Project Budget, and (iv) any fact, event or occurrence of which Borrowers are aware that (A) may increase the total capital costs of the Project above those provided in the Project Budget, delay Completion or Commercial Operation beyond the then-estimated dates therefor or otherwise have a Material Adverse Effect, or (B) may render unreasonable or inappropriate any material assumption on which the Project Budget was based, and the anticipated manner and timing of actions proposed to be taken by Borrowers in reaction to any such fact, event or occurrence, together with an estimate (if available) of the costs associated with the taking of such actions.

                    5.8.2 Operating Report. Deliver to Administrative Agent within 30 days of the end of each fiscal quarter after the date of Commercial Operation, a summary operating report with respect to the Project, which shall include, with respect to the period most recently ended, (a) a monthly and year-to-date numerical and narrative assessment of (i) the Project's compliance with each material category in the then-current Annual Operating Budget, (ii) electrical production and delivery, (iii) fuel deliveries and contracts for fuel procurement, (iv) plant and unit availability, including trips and scheduled and unscheduled outages, (v) cash receipts and disbursements and cash balances, including distributions to the Sponsor or either Pledgor, debt service payments and balances in the Accounts, (vi) maintenance activity, (vii) replacement of equipment of value in excess of $100,000, (viii) transactions involving the provision of electrical products under each of the PPAs from sources other than the Project and


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(ix) material unresolved disputes with contractors, materialmen, suppliers or others and any related claims against Borrowers; and (b) to the extent applicable, a comparison of year-to-date figures to corresponding figures provided in the prior year.

                    5.8.3 Insurance. Within 30 days after each annual policy renewal date, deliver to Administrative Agent a certificate, substantially in the form of Exhibit L (the "Annual Insurance Certificate"), and otherwise in form and substance reasonably satisfactory to Administrative Agent in consultation with the Insurance Consultant, certifying that the insurance requirements of Exhibit K (the "Insurance Requirements") have been implemented and are being complied with in all material respects.

                    5.8.4 Performance Tests. Within one Business Day after any Borrower receives notice pursuant to any Major Project Document of the proposed conduct of Performance Tests for the Project or material portion thereof and promptly prior to the proposed conduct of any subsequent Performance Tests, written notice of such proposed Performance Tests.

                    5.8.5 Collateral Updates. Concurrently with any delivery of financial statements under Section 5.5.1, provide to Administrative Agent a certificate of a Responsible Officer updating, as relevant, all information required pursuant to the Collateral Documents regarding perfection of Collateral or confirming that there has been no change in such information since the last prior date on which such information was provided.

                    5.8.6 Management Letters. Promptly after the receipt thereof by Borrowers, a copy of any "management letter" received by it from its certified public accountants and the management's responses thereto.

                    5.8.7 Governing Documents. Promptly provide copies of any Governing Documents (delivered pursuant to Section 3.1.3) that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any applicable Borrower or Sponsor Entity under any organizational document within 10 days after such Person gives or receives such notice.

                    5.8.8 Fuel Status. Within two weeks of the beginning of each calendar quarter, provide to Administrative Agent a report describing (a) the status of compliance with, and any updates to, the Fuel Supply Plan and (b) the quantity and quality of fuel stored on the Site, and certifying that either (i) the Fuel Stockpile is in place or (ii) if the circumstances set forth in Section
8.1.18 are extant, the Alternate Fuel Stockpile is in place.

                    5.8.9 Additional Information. Provide to Administrative Agent promptly upon request such reports, statements, lists of property, accounts, budgets, forecasts and other information concerning Borrowers and the Project and, to the extent reasonably available, the Major Project Participants and at such times as Administrative Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

          5.9 EXISTENCE, CONDUCT OF BANKING, PROPERTIES, ETC. Except as otherwise expressly permitted under this Agreement, Borrowers shall (a) maintain and preserve


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each Borrower's existence as an Arizona limited liability company and all material rights, privileges and franchises necessary in the conduct of its business, (b) subject to Section 5.2.2, perform (to the extent not excused by force majeure events or the nonperformance of the other party and not subject to a good faith dispute) all of each Borrower's material contractual obligations under the Project Documents to which it is party or by which it is bound, (c) maintain all Applicable Permits and use all reasonable efforts to cause all Major Project Participants to maintain all Applicable Third Party Permits, except to the extent that any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, (d) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit and (e) otherwise, continue to engage in business of the same general type as now conducted by the Borrowers.

          5.10 DEBT SERVICE COVERAGE RATIO. Following Term-Conversion, but in no event later than 10 days after each Payment Date following Term-Conversion, Borrowers shall calculate and deliver to Administrative Agent the Debt Service Coverage Ratio for the Calculation Period for such Payment Date. The calculations of the Debt Service Coverage Ratios hereunder shall be used in determining the application and distribution of funds pursuant to Section 6.6.

          5.11 INDEMNIFICATION.

                    5.11.1 Borrowers shall indemnify, defend and hold harmless the Secured Parties and the Confirming Bank, in their respective capacities, their respective Related Parties (collectively, the "Indemnitees") from and against, and indemnify and reimburse the Indemnitees for:

               (a) any and all claims, obligations, liabilities, losses, damages, injuries (to Person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, that may be incurred by, or demanded, asserted, claimed or awarded against any such Indemnitee (collectively, "Subject Claims") in any way relating to, or arising out of or in connection with (i) any Operative Documents to which it is a party,
     (ii) the performance by the parties hereto of their respective obligations under the Credit Documents or the consummation of the transactions contemplated hereby or thereby, and (iii) any Loan or the use of the proceeds therefrom;

               (b) any and all Subject Claims arising in connection with any Environmental Claims, whether foreseeable or unforeseeable, including all costs of removal, investigation, remediation and disposal of any Hazardous Substances, together with all reasonable costs required to be incurred in
     (i) determining whether the Project is in compliance and (ii) causing the Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to Persons or property, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs and court costs; and

               (c) any and all Subject Claims in any way relating to, or arising out of or in connection with any claims, suits or liabilities against Borrowers or any of their Affiliates


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     to the extent related to the Project or the transactions contemplated by the Operative Documents.

                    5.11.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent determined by final and non-appealable judgment of a court of competent jurisdiction to have arisen as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees and to any Indemnitee to the extent arising from legal proceedings commenced against such Person by any holder of any securities of such Person or any creditor of such Person arising out of and based solely upon rights afforded any such holder of securities or creditor in such capacity.

                    5.11.3 The provisions of this Section 5.11 shall survive the termination of this Agreement, the foreclosure of the Collateral Documents and satisfaction or discharge of the Obligations, and shall be in addition to any other rights and remedies of any Indemnitee.

                    5.11.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrowers of the commencement thereof, and Borrowers shall be entitled, at their expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrowers desire, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrowers. Notwithstanding the foregoing, Borrowers shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrowers or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrowers shall pay the reasonable expenses of such Indemnitee in such defense.

                    5.11.5 If Borrowers have assumed the defense of any action, suit or proceeding pursuant to Section 5.11.4, Borrowers shall promptly report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every 60 days). Borrowers shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which Borrowers possess relating to such action, suit or proceeding.

                    5.11.6 Notwithstanding Borrowers' rights hereunder to control certain actions, suits or proceedings:

               (a) if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to subject such Indemnitee to civil, criminal or administrative penalties, to result in the loss, suspension or impairment of a license or Permit held by such Indemnitee or to cause material damage to such Indemnitee's reputation, such Indemnitee shall be entitled to compromise or settle such Subject Claim; and


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               (b) if the Majority Lenders reasonably determine that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have a Material Adverse Effect, Administrative Agent shall provide Borrowers with written notice of a proposed compromise or settlement of such claim specifying in detail the nature and amount of such proposed settlement or compromise. Borrowers (and any other relevant Sponsor Entity) shall be deemed to have approved such proposed compromise or settlement unless, within 30 days after the date Borrowers receive such notice of intended compromise or settlement, Borrowers provide the Lenders with a written legal analysis from counsel reasonably acceptable to Administrative Agent reasonably concluding that, based on the magnitude of the Subject Claim, the legal basis for such Subject Claim, the cost of defending such Subject Claim or the amount of such proposed settlement or compromise is not within a reasonable range of settlements or compromises for such Subject Claim, and indicating, based on such factors, such counsel's view as to the appropriate amount of a reasonable settlement or compromise for such Subject Claim (the "Settlement Amount"). If the Lenders receive such legal analysis required by this Section 5.11.6 within such 30-day period, then (i) the Majority Lenders may elect to settle or compromise such Subject Claim and Borrowers shall be responsible for the payment of all amounts of such compromise or settlement up to 125% of the Settlement Amount, (ii) such Indemnitee shall be responsible for payment of all amounts of such compromise or settlement in excess of such 125% limit and (iii) such compromise or settlement shall be binding upon Borrowers. If Borrowers do not provide such legal analysis within such period, or if such legal analysis is not reasonable, in the determination of the Majority Lenders, then such Indemnitee may settle or compromise such Subject Claim (and Borrowers shall cause any other relevant Sponsor Entity to agree to the same) and shall be fully indemnified by Borrowers therefor. The Lenders shall not otherwise settle or compromise any such Subject Claim other than at their own expense.

                    5.11.7 Upon payment of any Subject Claim by Borrowers pursuant to this Section 5.11 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrowers, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrowers and Borrowers' insurance carrier and give such further assurances as are necessary or advisable to enable Borrowers vigorously to pursue such claims.

                    5.11.8 Any amounts payable by Borrowers pursuant to this
Section 5.11 shall be regularly payable within 30 days after Borrowers receive an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

                    5.11.9 Notwithstanding anything to the contrary set forth herein, Borrowers shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.11 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).


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                    5.11.10 Subject to the provisions of this Section 5.11, any of Borrowers' indemnification obligations pursuant to Section 5.11.1 that arise out of or in connection with or by reason of, or in connection with a preparation of a defense of, any investigation, litigation or proceeding shall be, in each case, binding upon Borrowers regardless of whether such investigation, litigation or proceeding is brought by Borrowers, any other Sponsor Entity, or their respective directors, officers, shareholders or creditors or any Indemnitee or whether any Indemnitee or any other Person is otherwise a party thereto.

                    5.11.11 If, for any reason whatsoever, the indemnification provided under this Section 5.11 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent provided in this Section 5.11, then provided such payment is not prohibited by or contrary to any applicable Legal Requirement or public policy, Borrowers shall contribute to the amount paid or payable by such Indemnitee as a result of the Subject Claim in such proportion as is appropriate to reflect the relative economic interests of Borrowers and its Affiliates on the one hand, and such Indemnitee on the other hand, in the matters contemplated by this Agreement as well as the relative fault of Borrowers (and their Affiliates) and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

                    5.11.12 Nothing in this Section 5.11 shall constitute a release by Borrowers of any claims that they have as a result of a breach or a default by any of the Secured Parties of their respective obligations under any Credit Document.

          5.12 EXEMPTION FROM REGULATION. Borrowers shall take or cause to be taken all necessary or appropriate actions so that (a) (i) SWMP will be an Exempt Wholesale Generator and (ii) the Project will be an Eligible Facility at all times hereunder or (b) SWMP and the Project shall not be subject to, or shall be exempt from, financial or organizational regulation as a "public utility company" or "public utility holding company" under PUHCA or financial, organizational or rate regulation as a public utility under the laws of the Project Jurisdiction and the state of SWMP's formation as presently constituted and as construed by the courts of the Project Jurisdiction and the state of SWMP's formation, and (c) SWMP will be authorized to sell at wholesale electricity at market-based rates. Borrowers shall obtain FERC orders as to the matters set forth in clauses (a) and (c) above by the earlier of (A) such time as SWMP generates electricity and (B) October 1, 2007.

          5.13 CONSTRUCTION OF THE PROJECT. Borrowers shall cause the Project to be designed, engineered, constructed, developed, installed, equipped, maintained and operated in a good and workmanlike manner with due diligence, and substantially in accordance with (a) the Plans and Specifications, (b) the then-current Project Budget, (c) the Project Schedule, (d) the Major Project Documents, as any of the same may be amended from time to time in accordance with Section 6.12, and in material compliance with all applicable Legal Requirements, Permits and good industry practices.

          5.14 COMPLETION. Borrowers shall achieve Completion and Final Completion in a timely and diligent manner substantially in accordance with the Project Schedule, the then-current Project Budget (as supplemented by any equity contributions made available to Borrowers), the Plans and Specifications, the Major Project Documents, as any of the same may


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be amended from time to time pursuant to Section 6.12 and, in the case of
Completion, in no event later than the Date Certain.

          5.15 OPERATION AND MAINTENANCE OF PROJECT; OPERATING BUDGET. Borrowers shall:

                    5.15.1 Keep the Project, or cause the same to be kept, in good operating condition consistent with the standard of care set forth in the Ground Lease, and in compliance with all Applicable Permits and Applicable Third Party Permits, Legal Requirements and the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Project in such condition.

                    5.15.2 Operate the Project, or cause the same to be operated, in a manner consistent with Prudent Utility Practices and in compliance with the terms of each of the PPAs.

                    5.15.3 On or before the date that is 60 days prior to the anticipated date of Commercial Operation and thereafter 60 days prior to the beginning of each subsequent calendar year, submit an operating plan and a budget, detailed by month, of anticipated revenues and anticipated expenditures under all Waterfall Levels, and anticipated expenditures from the Major Maintenance Account, such budget to include Debt Service, proposed dividend payments or other distributions, Major Maintenance, reserves and all anticipated O&M Costs (including reasonable allowance for contingencies) applicable to the Project for the ensuing calendar year (or, in the case of the initial Annual Operating Budget, partial calendar year) and, in the case of Major Maintenance in accordance with Section 5.15.5, to the conclusion of the second full calendar year thereafter (each such annual operating plan and budget, including the initial Annual Operating Budget, an "Annual Operating Budget"). Each Annual Operating Budget shall be subject to the reasonable approval of Administrative Agent acting in consultation with the Independent Engineer, such approval not to be unreasonably withheld. Failure by Administrative Agent to approve or disapprove such draft Annual Operating Budget within 30 days after receipt thereof shall be deemed to be an approval by Administrative Agent of such draft as the final Annual Operating Budget. Borrowers shall consider in good faith Administrative Agent's suggestions in preparation of a final Annual Operating Budget. Borrowers shall prepare a final Annual Operating Budget no less than 30 days in advance of the anticipated date of commencement of Commercial Operation and each subsequent calendar year. The O&M Costs in each Annual Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased by more than the amounts provided in such Project Documents.

                    5.15.4 SWMP shall operate and maintain the Project, or cause the Project to be operated and maintained, within amounts for (a) any Operating Budget Category not to exceed 110% (on a year-to-date basis) and (b) for all Operating Budget Categories not to exceed 105% (on a year-to-date basis), in each case of the amounts budgeted therefor as set forth in the then-current Annual Operating Budget as approved or deemed approved by Administrative Agent; provided, however, that subject to Section 6.12, Borrowers may propose an amendment to the Annual Operating Budget for Administrative Agent's approval if at any time Borrowers cannot comply with clause (a) or (b) above (and Administrative Agent shall consider each such amendment in good faith and shall not unreasonably withhold its consent to the approval of any


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such amendment). Pending approval of any Annual Operating Budget or amendment thereto in accordance with the terms of this Section 5.15.4, Borrowers shall use all reasonable efforts to operate and maintain the Project, or cause the Project to be operated and maintained, within the then-current Annual Operating Budget (it being acknowledged that if a particular calendar year's Annual Operating Budget has not been approved by the time periods provided in Section 5.15.3, then the then-current Annual Operating Budget shall be deemed to be the Annual Operating Budget in effect prior to the delivery of the proposed final Annual Operating Budget pursuant to Section 5.15.3); provided, that the amounts specified therein shall be increased to the extent specified in the Project Documents.

                    5.15.5 In connection with the adoption of each Annual Operating Budget pursuant to Section 5.15.3, Borrowers shall also propose the amount which should be reserved in the Major Maintenance Account for the period of such Annual Operating Budget to pay for anticipated Major Maintenance, as determined by reference to the Major Maintenance Plan (as agreed to and modified pursuant to the terms hereof, the "Major Maintenance Reserve Requirement"). Each such proposed Major Maintenance Reserve Requirement shall be subject to the reasonable approval of Administrative Agent (acting in consultation with the Independent Engineer), such approval not to be unreasonably withheld. Borrowers shall also include in each Annual Operating Budget a re-assessment of (a) the anticipated scheduling, probable cost and a reasonably detailed description of each anticipated item of Major Maintenance (the "Major Maintenance Plan") and
(b) the anticipated amounts which will be on deposit in the Major Maintenance Account during the applicable fiscal year and the following fiscal year in accordance with the then-applicable Major Maintenance Reserve Requirement, in each case as contemplated in the Major Maintenance Plan. Borrowers shall perform all Major Maintenance substantially in accordance with the then-current Major Maintenance Plan and in all material respects in accordance with the provisions of the Operative Documents. From time to time, to the extent that Administrative Agent, in consultation with Borrowers and the Independent Engineer, reasonably determines that the anticipated cost of Major Maintenance during the ensuing two fiscal years of Borrowers is higher than that reflected in the then-current Annual Operating Budget, the amounts specified in the then-current Annual Operating Budget with respect to Major Maintenance may be modified by Administrative Agent. The Major Maintenance Reserve Requirement shall be modified accordingly.

          5.16 PRESERVATION OF RIGHTS; FURTHER ASSURANCES. Borrowers shall:

                    5.16.1 Major Project Documents. Maintain in full force and effect, perform (subject to Section 5.2) the obligations of Borrowers under, preserve, protect and defend the material rights of Borrowers under and, subject to Section 5.13(b), take all reasonable action necessary to prevent termination (except by expiration in accordance with its terms) of each and every Major Project Document, including (where Borrowers in the exercise of their business judgment deem it proper) prosecution of suits to enforce any material right of Borrowers thereunder and enforcement of any material claims with respect thereto; provided, however, that upon the occurrence and during the continuance of an Event of Default or, with respect to any Project Document between Borrowers and any Affiliate, when such Affiliate has acted or failed to act in a manner that with the giving of notice by Borrowers or the passage of time, an event of default will occur under such Project Document, if Administrative Agent requests that certain


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actions be taken and Borrowers fail to take the requested actions within five
Business Days, Administrative Agent or Collateral Agent (as applicable) may enforce in its own name or in Borrowers' name, such rights of Borrowers, in addition to such rights as may be more particularly provided in the Security Agreement and the other Credit Documents.

                    5.16.2 Preservation of Collateral. From time to time promptly, upon the reasonable request of Administrative Agent, Collateral Agent or any Lender, execute, acknowledge or deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded in an appropriate governmental office, all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate) supplemental to or confirmatory of the Security Documents, relating to the Loans, stating the interest and charges then due and any known Events of Default or Defaults, and take such other steps as may be deemed by Administrative Agent necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Secured Parties with respect to all Collateral and other security from time to time furnished under the Credit Documents or intended to be so furnished, or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith, in each case in such form and at such times as shall be reasonably requested by Administrative Agent or Collateral Agent, and pay all reasonable fees and expenses (including reasonable attorneys' fees) incident to compliance with this Section 5.16.2. Upon the exercise by Administrative Agent, Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Borrowers shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent, Collateral Agent or such Lender may require. If Administrative Agent, Collateral Agent or the Majority Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property, Borrowers shall provide to Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to Administrative Agent.

                    5.16.3 Additional Collateral. If Borrowers shall at any time acquire any real property or leasehold or other interest in real property not covered by the Mortgage, then promptly upon such acquisition, execute, deliver and record a supplement to the Mortgage, reasonably satisfactory in form and substance to Administrative Agent, subjecting the real property or leasehold or other interests to the Lien and security interest created by the Mortgage. If reasonably requested by Administrative Agent, Borrowers shall obtain an appropriate endorsement or supplement to, as applicable, the Title Policy or the Term Title Policy insuring the Lien of the Secured Parties in such additional property, subject only to Permitted Liens and other exceptions to title approved by Administrative Agent.

                    5.16.4 Further Assurances. Upon the request of Administrative Agent or Collateral Agent, execute and deliver all documents as shall be necessary or that Administrative Agent or Collateral Agent (as the case may be) shall reasonably request in connection with the


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rights and remedies of Administrative Agent or Collateral Agent (as the case may
be) and the Lenders under the Operative Documents, and perform, such other reasonable acts as may be necessary to carry out the intent of the Credit Documents.

          5.17 MAINTENANCE OF INSURANCE. Without cost to the Secured Parties, Borrowers shall maintain or cause to be maintained in effect at all times the types of insurance required pursuant to Exhibit K, in the amounts and on the terms and conditions specified therein, from the quality of insurers specified in such Exhibit or other insurance companies of recognized responsibility reasonably satisfactory to Administrative Agent.

          5.18 TAXES, OTHER GOVERNMENT CHARGES AND UTILITY CHARGES. Subject to the second sentence of this Section 5.18, Borrowers shall timely file all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrowers or the Project, including sales and use taxes and real estate taxes, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the Project. Borrowers may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrowers are in good faith contesting the same, so long as (a) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made and maintained at all times during such contest, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

          5.19 EVENT OF EMINENT DOMAIN. If an Event of Eminent Domain shall occur with respect to any Collateral, Borrowers shall (a) diligently pursue all of their rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (b) not, without the written consent of the Majority Lenders (which consent shall not be unreasonably withheld or delayed), compromise or settle any claim against such Governmental Authority, and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 7.6. Borrowers consent to, and agree not to object to or otherwise impede or impair, the participation of Administrative Agent and/or Collateral Agent in any eminent domain proceedings, and Borrowers shall from time to time deliver to Administrative Agent and Collateral Agent all documents and instruments requested by it to permit such participation.

          5.20 INTEREST RATE PROTECTION.

                    5.20.1 Compliance With Swap Agreements. SWMP shall at all times comply with and maintain in full force and effect through the end of such applicable periods such Swap Agreements.


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                    5.20.2 Swap Breaking Fees. To the extent required pursuant to the terms of the Swap Agreements, Borrowers shall pay all costs, fees and expenses incurred by SWMP in connection with any unwinding, breach or termination of such Swap Agreement ("Swap Breaking Fees"), all to the extent provided in and as calculated pursuant to the applicable Swap Agreements.

                    5.20.3 Security. Borrowers hereby grant to Collateral Agent for the benefit of the Swap Bank a security interest in all Collateral, to secure any Obligations of SWMP under any Swap Agreement the Swap Bank provides and all applicable Swap Breaking Fees, all on the terms of the Collateral Documents and pari passu with the Loans. The parties hereto agree that, for purposes of any sharing of Collateral under the Collateral Documents, the Swap Bank, in its capacity as a counterparty to the Swap Agreements, shall be deemed to have made a Loan to Borrowers in an amount equal to the unpaid amount of any Swap Breaking Fees owed by SWMP to the Swap Bank, under any such Swap Agreement on the date that an Early Termination Date (as defined in the applicable Swap Agreement) occurs. For purposes of any such Collateral sharing, and for purposes of voting on matters under this Agreement to the extent specified in the definition of "Proportionate Share," the Swap Bank shall be deemed a Lender under the Collateral Documents to the extent of such Loan.

          5.21 ENVIRONMENTAL LAWS. Borrowers shall (a) comply in all material respects with all applicable Hazardous Substance Laws and obtain and comply in all material respects with, and maintain, all Permits required by applicable Hazardous Substance Laws; (b) conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling and testing, and all clean-up, remedial, removal, recovery and other actions as and to the extent required of Borrowers pursuant to Hazardous Substance Laws or otherwise as necessary to prevent themselves, any other Sponsor Entity or any Secured Party from incurring any material liability; (c) promptly comply in all material respects with all orders and directives of all Governmental Authorities in respect of Hazardous Substance Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; (d) exercise care, custody and control over the Site and the Project in such manner as not to pose a material or unreasonable hazard to the environment, health or safety in general; and (e) give (and shall cause the Construction Contractors, to the extent applicable, to give) due attention to the protection and conservation of the environment in the implementation of each aspect of the Project, all in accordance with applicable Hazardous Substance Laws, Permits and Legal Requirements, and good industry practices.

          5.22 FUEL SUPPLY PLAN. Borrowers shall at all times maintain a written and current plan whose goal is to cause SWMP to always have the Fuel Stockpile in place, or if the circumstances described in Section 8.1.18 are extant, to always have the Alternate Fuel Stockpile in place ("Fuel Supply Plan"). The Fuel Supply Plan will include discussion of fuel procurement, transportation, processing, labor, contingency plans, storage, moisture content, Abitibi relations and other matters consistent with the goal stated above. From and after the Term-Conversion Date, Borrowers shall always have either the Fuel Stockpile in place, or if the circumstances described in Section 8.1.18 are extant, shall always have the Alternate Fuel Stockpile in place.


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          5.23 INDEPENDENT CONSULTANTS. Borrowers shall (a) cooperate in all reasonable respects with the Independent Consultants and (b) ensure that each Independent Consultant will be provided with all information reasonably requested by such consultant with respect to the financing, construction or operation of the Project and will exercise due care to ensure that any factual information which it may supply to such consultant is materially accurate in all respects, and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided, to the extent that such consultant relied or will rely on such information in preparing its report.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

          6.1 CONTINGENT LIABILITIES. Except as provided in the Credit Documents, no Borrower shall become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or incur any Contingent Obligations; provided. however, that this Section 6.1 shall not be deemed to prohibit or otherwise limit the occurrence of Permitted Debt.

          6.2 LIMITATIONS ON LIENS. NO Borrower shall create, assume or suffer to exist any Lien, except Permitted Liens, securing a charge or obligation on the Project or on or with respect to any of the Collateral or any of its other properties, real or personal, whether now owned or hereafter acquired, or assign any right to receive income.

          6.3 INDEBTEDNESS. NO Borrower shall incur, create, assume or permit to exist, directly or indirectly, any Debt except Permitted Debt.

          6.4 SALE OR LEASE OF ASSETS. No Borrower shall sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except (a) in the ordinary course of its business, as contemplated by the Operative Documents, and at fair market value, (b) to the extent that such asset is unnecessary, worn out or no longer useful or usable in connection with the operation or maintenance of the Project, at fair market value, (c) the sale, transfer or release, with or without consideration, of real property or interests in real property related to the Project to the extent that such real property or interests in real property is only incidental to the development, construction, leasing, ownership or operation of the Project, or (d) the granting of easements or other interests in real property related to the Project to other Persons if Administrative Agent has determined that such grant could not reasonably be expected to have a Material Adverse Effect. Upon any such sale, lease, assignment, transfer or other disposition of any such assets, all Liens in favor of any Secured Party relating to such asset shall be released as contemplated by Section 10.9.

          6.5 CHANGES, (a) No Borrower shall change the nature of its business or expand its business beyond the business contemplated in the Operative Documents or activities incidental thereto or take any action, whether by acquisition or otherwise, which would constitute or result in any material alteration to the nature of such business; (b) establish, create or acquire any Subsidiaries; or (c) directly or indirectly, change its legal form or any of its Governing Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its limited liability company interest or


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otherwise terminate, amend or modify any such Governing Document or agreement or any provision thereof, or enter into any new agreement with respect to its limited liability company interest, other than any such amendments, modifications or changes or such new agreements to which the prior written consent of Administrative Agent and Collateral Agent (if appropriate) has been obtained.

          6.6 RESTRICTED PAYMENTS.

                    6.6.1 Pre-Initial Principal Repayment Date. Prior to the first Principal Repayment Date, directly or indirectly, make or declare any dividend payment or other distribution (in cash, assets, property, rights, obligations or securities) on, or other payment on account of, any interest in Borrowers.

                    6.6.2 Post-Initial Principal Repayment Date. From and after the first Principal Repayment Date, directly or indirectly, make or declare any dividend payment or other distribution (in cash, property or obligation) on, or other payment on account of, any interest in Borrowers, unless the following conditions have been satisfied (the "Restricted Payment Conditions"):

               (a) such dividend payment or distribution is on a date occurring within 45 days after a Payment Date;

               (b) no Event of Default or Default has occurred and is continuing as of the date of such applicable dividend payment or distribution, and such dividend payment or distribution would not cause an Event of Default or Default;

               (c) the Debt Service Coverage Ratio for the (i) Calculation Period relating to the Payment Date immediately preceding the proposed date of such dividend payment or distribution is greater than or equal to 1.30:1, and (ii) 24-month period after the Payment Date immediately following the proposed date of such dividend payment or distribution is greater than or equal to 1.50:1. Such calculations shall be based on updated Base Case Project Projections which shall be (i) prepared by Borrowers in substantially the same form as the Base Case Project Projections and delivered to Administrative Agent concurrently with the calculations contemplated to be delivered by Section 5.10 and (ii) accompanied by a certificate, in form and substance reasonably satisfactory to Administrative Agent, duly executed by a Responsible Officer of Borrowers, stating, among other things, that such updated Base Case Project Projections have been prepared in good faith and are based on reasonable assumptions;

               (d) no Material Adverse Effect shall have occurred and be continuing as of the date of the applicable dividend payment or distribution or would result from the making of such dividend payment or distribution;

               (e) the funds necessary to make any such dividend payment or distribution are on deposit in the Revenue Account as of the Payment Date to which the applicable dividend payment or distribution relates;


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               (f) (i) the amounts on deposit in, or credited to, the Major
     Maintenance Account as of the date of the applicable dividend payment or distribution equal or exceed the amount necessary to fund in full the then-required Major Maintenance Reserve Requirement, (ii) the amounts on deposit in, or credited to, the DSR Account as of the date of the applicable dividend payment or distribution equal or exceed, in the aggregate, the DSR Requirement;

               (g) The long-term unsecured senior debt of the Utilities shall be rated at least Ba2 by Moody's and BB by S&P (and such debt obligations shall have not been placed in any "credit-watch with negative implications" or similar type of category by S&P or Moody's); and

               (h) The Fuel Stockpile is in place, or if the circumstances described in Section 8.1.18 are extant, the Alternate Fuel Stockpile is in place, and Borrowers shall have certified to such effect.

                    6.6.3 Notwithstanding the foregoing, in no event may Renegy or Renegy Trucking make any dividend under any circumstances while the Obligations remain outstanding.

          6.7 INVESTMENTS. NO Borrower shall (a) make any investments (whether by purchase of stocks, bonds, notes, obligations or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments or make any capital contribution to any Person; or (b) own any equity interest in, lend money, extend credit or make advances to, or make deposits with (other than as provided in Project Documents approved by the Lenders (or Administrative Agent or any subset of the Lenders as provided herein), including deposits or advances in relation to the payment for services in the ordinary course of business), any Person other than Collateral Agent.

          6.8 TRANSACTIONS WITH AFFILIATES. NO Borrower shall directly or indirectly enter into any transaction or series of transactions relating to the Project with or for the benefit of an Affiliate without the prior written approval of Administrative Agent, except for (a) the Project Documents in effect on the Closing Date, and the transactions permitted thereby, (b) transactions that contain terms that are fair and reasonable and no less favorable to such Borrower than would be included in an arm's-length transaction entered into by a prudent Person with a non-Affiliated third party, (c) any employment, non-competition or confidentiality agreement entered into by a Borrower with any of its employees, officers or directors in the ordinary course of business, and
(d) as otherwise expressly permitted or contemplated by the Credit Documents.

          6.9 MARGIN LOAN REGULATIONS. No Borrower shall directly or indirectly apply any part of the proceeds of any Loan, any cash equity contributions received by such Borrower or other funds or revenues to the "buying", "carrying" or "purchasing" of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.


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          6.10 PARTNERSHIPS, ETC. NO Borrower shall become a general or limited partner in any partnership or a joint venturer in any joint venture or create and hold stock in any subsidiary.

          6.11 DISSOLUTION; MERGER. NO Borrower shall (a) wind up, liquidate or dissolve its affairs, (b) combine, merge or consolidate with or into any other entity, or (c) purchase or otherwise acquire all or substantially all of the assets of any Person.

          6.12 AMENDMENTS; CHANGE ORDERS; COMPLETION. NO Borrower shall:

                    6.12.1 directly or indirectly, amend, modify, supplement or waive, accept, or permit or consent to the termination, amendment, modification, supplement or waiver (including any waiver (or refund) of damages (liquidated or otherwise) payable by any contractor under any Major Project Document) of, any of the material provisions of, or give any material consent (each such termination, amendment, modification, supplement, waiver or consent, inclusive of any applicable change orders, being referred to herein as a "Project Document Modification") under (a) any of the Project Documents which could reasonably be expected to have a Material Adverse Effect or (b) any of the Major Project Documents, except (i) as otherwise permitted by this Section 6.12 or (ii) as may otherwise be approved by the Majority Lenders; provided, that the extension of the term of a Major Project Document on substantially the same terms and conditions then in effect shall not require the consent or approval of Administrative Agent or the Lenders.

                    6.12.2 without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), in consultation with the Independent Engineer and acting at the direction of the Majority Lenders, direct or consent to any Project Document Modification, unless such Project Document Modification:

               (a) will not increase or decrease the Project Costs by more than $250,000 individually or, together with all previous Project Document Modifications issued after the Closing Date, by more than $1,000,000 in the aggregate (exclusive of increases reimbursed by insurance awards, condemnation awards or contractual damage awards);

               (b) is certified by Borrowers in writing to Administrative Agent and the Lenders, and confirmed and countersigned by the Independent Engineer, as (i) being technically feasible in light of the Plans and Specifications and the overall design of the Project and (ii) not reasonably likely to delay Completion materially or in any event beyond the Date Certain;

               (c) will not alter any guaranty, liquidated damages provision or the standards for any of the Performance Tests;

               (d) is not reasonably likely to result in any adverse modification or impair the enforceability of any warranty under any Major Project Document;


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               (e) is not reasonably likely to materially impair or reduce the maximum capacity, efficiency, output, performance, reliability, durability or availability of the Project, materially increase O&M Costs, or materially decrease Project Revenues;

               (f) is permitted under the applicable Project Document and could not reasonably be expected to (i) materially diminish any obligation of any Major Project Participant or (ii) materially increase any obligation of Borrowers under any Major Project Document;

               (g) is not reasonably likely to present a significant risk of the revocation or material modification of any Applicable Permit or Applicable Third Party Permit or jeopardize the Project's status as an Exempt Wholesale Generator or Borrowers' authority to sell at wholesale electric power at market-based rates;

               (h) will not eliminate, modify or impair any consent, verification or approval rights afforded to Administrative Agent, the Lenders or the Independent Engineer under any Major Project Document;

               (i) could not reasonably be expected to cause the Project not to comply with Legal Requirements;

               (j) is not an amendment, modification, supplement, termination, waiver or consent thereto of either of the PPAs; or

               (k) will not obligate Borrowers to arrange or procure electrical transmission services.

                    6.12.3 (a) approve the successful completion of any Performance Test; (b) approve, modify or amend the testing protocols under the Construction Contracts; or (c) agree to accept any facilities being constructed under any other Major Project Document as "commercially operational", "mechanically complete", "substantially complete" or "complete" (however defined therein), in each case without the approval of Administrative Agent acting in consultation with the Independent Engineer, or use the proceeds of any Loan to make any payment under any Construction Contract all or any portion of which payment the Independent Engineer has given Borrowers written notice (prior to the due date thereof) that it disputes is then due, without the written approval of Administrative Agent acting in consultation with the Independent Engineer, which approval, if given, shall not be unreasonably delayed or withheld, taking into account applicable time limitations imposed by the terms of the applicable Project Document.

                    6.12.4 agree on any Punchlist with respect to any Project work without the written approval of Administrative Agent acting in consultation with the Independent Engineer, which approval, if given, shall not be unreasonably delayed or withheld, taking into account applicable time limitations imposed by the terms of any Construction Contract.


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                    6.12.5 consent, without Administrative Agent's prior written approval, to any action to materially modify the Plans and Specifications or the contracting plan for engineering, procurement and construction of the Project in place on the Closing Date.

                    6.12.6 Direct suspension of any construction activities without Administrative Agent's prior written consent, except to avoid immediate danger to Persons or property.

                    6.12.7 Construct, install, or permit the construction or installation of, shared or joint facilities between the Project and any plants, facilities, generating stations or other improvements (including any such plants, facilities, generating stations or other improvements owned by the Utilities), except as contemplated by the Ground Lease.

                    6.12.8 Accept any letter of credit, bond or other form of credit support in lieu of retainage under any Project Document not in form and substance reasonably satisfactory to Administrative Agent.

                    6.12.9 Without the prior written consent of Administrative Agent, submit any notice or certificate to the Utilities declaring or acknowledging the occurrence of the "Commercial Operation Date" under the APS PPA or the "Delivery Commencement Date" under the SRP PPA.

          Administrative Agent shall use reasonable efforts to respond to each request for a Project Document Modification pursuant to this Section 6.12 as soon as possible and in all events within 30 days of its receipt of written notification thereof. No Project Document Modification requiring approval by Administrative Agent hereunder shall be deemed approved by Administrative Agent until expressly approved.

          6.13 NAME AND LOCATION; FISCAL YEAR. Unless consented to in writing by Administrative Agent, no Borrower shall change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number, its fiscal year or, except as required by GAAP, its accounting policies or reporting practices.

          6.14 USE OF SITE. No Borrower shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Project or the Site for any purpose (a) which may (i) constitute a public or private nuisance or (ii) make void, voidable, or cancelable, or materially increase the premium of, any insurance policies then in force with respect to all or a portion of the Project, or (b) other than for the construction, operation and maintenance of the Project as contemplated by the Operative Documents that could reasonably be expected to have a Material Adverse Effect.

          6.15 ASSIGNMENT. NO Borrower shall assign its rights or obligations under any Credit Document or any Major Project Document to any Person, except as specifically permitted by the Credit Documents.

          6.16 ACCOUNTS. The Borrowers shall not maintain, establish or use any account (other than the Accounts and the Checking Accounts).


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          6.17 HAZARDOUS SUBSTANCES. The Borrowers shall not release into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits, except for (a) temporary unplanned exceedences not allowed under the Project's Permits, which temporary unplanned exceedences could not reasonably be expected to have a Material Adverse Effect and which Borrowers are diligently and in good faith attempting to correct and (b) unintentional violations with respect to which (i) the Release is not continuing or reasonably likely to re-occur and is not reasonably susceptible to prevention or cure, (ii) there are no unsatisfied reporting and/or remediation requirements under applicable Hazardous Substance Laws, Legal Requirements or Applicable Permits, (iii) no non-monetary penalties or sanctions have been imposed or are reasonably likely to be imposed (except for the remediation of such violation) under applicable Hazardous Substance Laws, Legal Requirements or Applicable Permits, and (iv) the Release could not reasonably be expected to materially impair the value of the Site or any other Collateral, and could not otherwise reasonably be expected to have a Material Adverse Effect.

          6.18 ADDITIONAL PROJECT DOCUMENTS. NO Borrower shall enter into, or become a party to any Additional Project Document without obtaining (a) consent from Administrative Agent for Additional Project Documents of aggregate value less than $500,000 and consent from the Majority Lenders for all other Additional Project Documents, (b) obtaining from its counterparty a consent in the form of Exhibit E-l. and (c) providing an executed copy thereof to Administrative Agent within five Business Days after execution.

          6.19 PROJECT BUDGET AMENDMENTS. The Borrowers shall not amend, allocate, re-allocate or modify the Project Budget to increase the aggregate amount payable thereunder, unless such amendment, allocation, re-allocation or modification is (a) a necessary conforming change related to an amendment to a Project Document permitted by Section 6.12 and (b) concurrent and consistent with cash equity contributions made available to Borrowers which were not theretofore contemplated in the Project Budget (including liquidated damages being applied to obligations hereunder and proceeds of insurance and proceeds of refunds applied in accordance with the terms of this Agreement); provided, that the foregoing shall not prevent Borrowers from applying identified cost savings in a budget category (after completing each of the items to which such category relates), as confirmed by the Independent Engineer, to cost overruns in another budget category (as confirmed by the Independent Engineer) without increasing the aggregate amount payable under the Project Budget; provided, however, that Borrowers shall not apply identified cost savings in any budget category to cost overruns in any budget category relating to management expenses or development fees payable to any Person or any other fees and costs payable to any Affiliate of the Sponsor.

          6.20 ASSIGNMENT BY THIRD PARTIES. Without prior written consent of the Majority Lenders or unless provided in a Consent, no Borrower shall consent to the assignment of any obligations under any Major Project Document by any counterparty thereto.

          6.21 ACQUISITION OF REAL PROPERTY. No Borrower shall acquire or lease any real property or other interest in real property (excluding the acquisition of any easements or the acquisition (but not the exercise) of any options to acquire any such interests in real property) other than the Site, Easement and other interests in real property acquired on or prior to the Closing Date.


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          6.22 ERISA. Borrowers shall not and shall not permit or suffer to exist in any ERISA Affiliate, any ERISA Plan or Multiemployer Plan.

          6.23 No MERCHANT SALES. Consent to, or permit, the provision of electrical products to any Person other than the Utilities under each of the PPAs.

          6.24 LEASE OBLIGATIONS. Other than pursuant to the Ground Lease, no Borrower shall create, incur, assume or suffer to exist any obligations as lessee for the rent or hire of any property under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of Borrowers in respect of all such obligations to exceed $200,000 payable in any period of 12 consecutive months.

          6.25 SALE AND LEASEBACK TRANSACTIONS. NO Borrower shall enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.4 and (b) any Liens arising in connection with its use of such property are permitted by Section 6.2.

          6.26 OTHER AGREEMENTS. NO Borrower shall enter into any agreement with any Person if the performance of such agreement or any Operative Document by Borrowers could reasonably be expected to result in a default under or breach of such new agreement or any Operative Document.

          6.27 DISPUTES. NO Borrower shall agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Person without the prior written authorization of Administrative Agent if such proposed settlement, resolution or compromise would be reasonably likely to result in a Material Adverse Effect.

          6.28 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING.

                    6.28.1 No Borrower shall directly or indirectly, knowingly
(a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in
Section 4.30(b), (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrowers shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming Borrowers' compliance with this Section 6.28.1).

                    6.28.2 No Borrower shall cause or permit any of the funds that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.


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          6.29 EMBARGOED PERSONS.

                    6.29.1 (a) No Borrower shall become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of the Executive Order, or (b) engage in any dealings or transactions prohibited by Section 2 of the Executive Order, or be otherwise associated with any such Person in any manner violative of such Section 2.

                    6.29.2 No Borrower shall cause or permit (a) any of the funds or properties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (each, an "Embargoed Person") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder, with the result that the investment in the Sponsor Entities (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Project, Borrowers and the other Sponsor Entities, with the result that the investment in the Project or Borrowers (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

          6.30 BONDS. Borrowers shall not:

               (a) cause the Bonds to be optionally redeemed for any reason without the prior written consent of the Required Lenders;

               (b) elect the fixed rate option under the Indenture;

               (c) amend or terminate any existing Bond Documents in any material respect or enter into any additional Bond Documents which have not been approved by the Majority Lenders;

               (d) take or permit to be taken on its behalf any action that would adversely affect the exclusion from gross income for Federal income tax purposes of the interests paid on the Bonds, nor will the Borrowers omit to take any action required to maintain the tax-exempt status of the Bonds, including maintaining a strict program at the Site and through load tickets to segregate fuel which is characterized as "solid waste" within the meaning of United States Treasury Regulation Section 1.103-8(f)(2)(ii)(b) from fuel which is not so characterized;

               (e) cause an Alternate Credit Facility (as such term is defined in the Bond Documents) to be delivered to Trustee without payment in full to the Lenders of all Obligations, cancellation of the Commitments, and return of the Letter of Credit to LC Issuer for cancellation; or


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               (f) replace, remove or appoint a successor to or consent to the replacement or removal of or appointment of a successor to Trustee or bond counsel without the consent of the Majority Lenders, such consent not to be unreasonably withheld.

                                    ARTICLE 7
                                    ACCOUNTS

          7.1 CONSTRUCTION ACCOUNT.

               (a) On or prior to the Closing Date, SWMP shall establish at Administrative Agent's office an account entitled "Snowflake Project Construction Account" ("Construction Account"). There shall be deposited into the Construction Account the proceeds of all Construction Loans, together with any equity contributions, and all Project Revenues earned prior to Term-Conversion.

               (b) Borrowers agree that Administrative Agent shall transfer any or all of a Construction Loan and other sums in the Construction Account into the account of any contractor, or any other materialmen or subcontractors in payment of amounts due and owing to such party from Borrowers without further authorization from Borrowers, but only after providing two Business Days' notice to Borrowers unless Administrative Agent determines that delay in payment will prejudice the Project or Administrative Agent; provided, however, that if Borrowers have notified Administrative Agent that they are contesting a claim for payment by such contractor or a subcontractor or materialmen in accordance with the requirements of this Agreement and the definition of "Permitted Liens," Administrative Agent will not pay any amount being contested. Borrowers hereby constitute and appoint Administrative Agent their true and lawful attorney-in-fact to make such direct-payments and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. No further direction or authorization from Borrowers shall be necessary to warrant or permit Administrative Agent to make such direct-payments, and all such payments shall satisfy pro tanto the obligations of Administrative Agent hereunder, and shall be secured by the Collateral Documents as fully as if made directly to the applicable Borrower, regardless of the disposition thereof by the payee.

               (c) Borrowers shall pay Project Costs and, prior to Term-Conversion, O&M Costs, by requesting that Administrative Agent disburse funds in the Construction Account to providers of goods and services. Such request shall be in the form of a Drawdown Certificate (together with backup documentation as indicated in the form of Drawdown Certificate).

               (d) Upon Term-Conversion, Administrative Agent shall (i) transfer the DSR Requirement from the Construction Account to the DSR Account and
     (ii) transfer to the Sponsor from the Construction Account any amount determined pursuant to Section 3.4.3(b).

          7.2 REVENUE ACCOUNT.

               (a) On or prior to the Term-Conversion Date, SWMP shall establish at Administrative Agent's office an account entitled "Snowflake Project Revenue Account"


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     ("Revenue Account"). Upon and after the Term-Conversion Date, all Project
     Revenues shall be deposited into the Revenue Account, and SWMP shall instruct applicable payors to make such deposits directly to the Revenue Account, through ACH or other wire transfer method if available.

               (b) So long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application described below, Administrative Agent shall apply funds in the Revenue Account at the following times and in the following order of priority (each, a "Waterfall Level") either by (i) disbursement by Administrative Agent, on its own volition or pursuant to a Monthly Disbursement Requisition, directly to the Person entitled thereto, (ii) internal account transfer by Administrative Agent to another Account as provided herein, or (iii) subject to compliance with Section 7.7, to one or more of the Checking Accounts:

                         (1) From time to time, to pay O&M Costs currently
payable and payable within one month after the date of the Monthly Disbursement Requisition, and with respect to which funds have not already been withdrawn from the Revenue Account, subject in all events to a maximum amount determined pursuant to Section 7.2(c).

                         (2) From time to time, to the payment of all
reimbursable amounts currently payable to Administrative Agent or Collateral Agent in connection with the Credit Documents.

                         (3) From time to time, to the payment of amounts
currently payable to Administrative Agent, Collateral Agent, LC Issuer, the Trustee, the Remarketing Agent, the transfer agent for the Bonds, and the Bond Issuer, of fees and charges in connection with the Credit Documents and Bond Documents, other than the Commitment Fee.

                         (4) From time to time, (i) to the payment of the
Commitment Fee, (ii) to the payment of interest on the Loans and reimbursement of the LC Issuer for a draw on the Letter of Credit for interest payable on the Bonds, and on other amounts accruing interest under the Credit Documents, (iii) to payment of LC Fees, and (iv) to payments due by SWMP pursuant to any Swap Agreements, in each case currently payable.

                         (5) On Payment Dates, (i) to repayment of principal of
the Loans (pro rata as between Renegy Term Loans and Term Loans in accordance with scheduled repayments amounts set forth on Exhibit I-1 and Exhibit I-2) until paid in full and then (ii) to reimbursement of draws under the Letter of Credit in respect of optional redemption of Bonds required hereby, together with payment of any associated Swap Breaking Fees, with any payments on the Payment Date when payments are due under both clause (i) and clause (ii) to be made on a pro rata basis in accordance with scheduled repayment and redemption amounts set forth on Exhibit I-1, Exhibit I-2 and Exhibit I-3.

                         (6) On Payment Dates after the Term-Conversion Date, to
the maintenance of the Major Maintenance Account pursuant to Section 7.4.


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                         (7) On Payment Dates after the Term-Conversion Date, to
the maintenance of the DSR Account pursuant to Section 7.3.

                         (8) Within 45 days after each Payment Date following
the first Principal Repayment Date after Term-Conversion, if the Restricted Payment Conditions have been satisfied, and after the establishment of prudent working capital reserves, to the account specified by Borrowers in the Monthly Disbursement Requisition; and if the Restricted Payment Conditions have not been satisfied, to the prepayment of Renegy Term Loans in inverse order of maturity, then Term Loans (and any associated Swap Breaking Fees) in inverse order of maturity, and then to the optional redemption of Bonds (and any associated Swap Breaking Fees).

               (c) O&M Costs payable at Waterfall Level 1 shall not in any event exceed the amounts prescribed by Section 5.15.4. SWMP shall promptly pay all O&M Costs in excess of the foregoing limit.

          7.3 DEBT SERVICE RESERVE ACCOUNT.

               (a) On or prior to the Term-Conversion Date, SWMP shall establish at Administrative Agent's office an account entitled "Snowflake Project Debt Service Reserve Account" ("DSR Account"). On the Term-Conversion Date, Borrowers shall deposit or cause to be deposited into the DSR Account $2,762,342, which amount may be obtained through a Construction Loan that otherwise meets all of the requirements of this Agreement. Such amount is equal to (i) principal (including principal payable as a result of optional redemption of Bonds required hereby) and interest which is expected to be payable with respect to the Bonds and the Loans in the first two full Repayment Periods after Term-Conversion, plus (ii) net payments expected to be owed to or received by SWMP under Swap Agreements during such period (with any amount to be received expressed as a negative number). Upon and after the first Principal Repayment Date, such amount shall be reasonably calculated by Administrative Agent for the then-prospective two Repayment Periods, and such calculated amount shall be the "DSR Requirement". Administrative Agent shall be entitled to withdraw amounts from the DSR Account to pay fees, costs, charges, interest, principal, reimbursements of draws on the Letter of Credit, and other amounts due to Administrative Agent, LC Issuer or the Lenders in the event that Project Revenues or other amounts in the Revenue Account are insufficient therefor.

               (b) If on any Payment Date amounts in the DSR Account are below the DSR Requirement, Administrative Agent shall deposit all amounts in excess of the amounts applied pursuant to Waterfall Levels 1-6 in the DSR Account until the balance in the DSR Account is equal to the DSR Requirement. To the extent the stated amount of the DSR Letter of Credit plus amounts on deposit in the DSR Account exceed the DSR Requirement on a Payment Date, Administrative Agent shall release cash in the DSR Account to the Revenue Account.

               (c) In lieu of depositing cash in the DSR Account pursuant to Sections 7.3(a) and 7.3(b), Sponsor may provide an unconditional, irrevocable direct-pay letter of credit ("DSR Letter of Credit") issued in a face amount equal from time to time to


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     or, to the extent cash is deposited, less than, the DSR Requirement for the account of Sponsor by a financial institution whose long-term debt is rated at least "A" by S&P and "Aa" by Moody's, naming Administrative Agent as the beneficiary, and containing terms and provisions satisfactory to Administrative Agent in its sole discretion. In addition to and without limiting the foregoing, the DSR Letter of Credit (i) shall have an initial expiration date of at least 12 months beyond the Term-Conversion Date and
     (ii) shall not be secured by any of the Collateral. If no agreement for a renewal or replacement of the DSR Letter of Credit has been made 30 days prior to the expiration of the DSR Letter of Credit, Administrative Agent may draw upon the DSR Letter of Credit and deposit such drawing in the DSR Account or Sponsor shall deposit cash in the DSR Account in the amount of the DSR Letter of Credit. Fees, costs, expenses and reimbursement obligations relating to any DSR Letter of Credit shall be paid only out of any funds distributed to Borrowers at Waterfall Level 8.

          7.4 MAJOR MAINTENANCE ACCOUNT.

               (a) On or prior to the Term-Conversion Date, SWMP shall establish at Administrative Agent's office an account entitled "Snowflake Project Major Maintenance Account" ("Major Maintenance Account"). Borrowers or Administrative Agent shall be entitled to withdraw amounts therefrom to pay fees, costs, charges and other amounts due in connection with any Major Maintenance.

               (b) If on any Payment Date amounts in the Major Maintenance Account are below the Major Maintenance Reserve Requirement, Administrative Agent shall deposit all amounts in excess of the amounts applied pursuant to Waterfall Levels 1-5 in the Major Maintenance Account until the balance in the Major Maintenance Account is equal to the Major Maintenance Reserve Requirement. To the extent the stated amount of the Major Maintenance Letter of Credit plus amounts on deposit in the Major Maintenance Account exceed the Major Maintenance Reserve Requirement, Administrative Agent shall release cash in the Major Maintenance Account to the Revenue Account.

               (c) If the incurred cost of any Major Maintenance is less than the amount reserved therefor in the Major Maintenance Account, Administrative Agent shall deposit any excess into the Revenue Account.

               (d) In lieu of depositing cash in the Major Maintenance Account pursuant to Section 7.4(a), Sponsor may provide an unconditional, irrevocable direct-pay letter of credit (the "Major Maintenance Letter of Credit") issued in a face amount equal from time to time or to, to the extent cash is deposited, less than, the Major Maintenance Reserve Requirement for the account of Sponsor by a financial institution whose long-term debt is rated at least "A" by S&P and "Aa" by Moody's, naming Administrative Agent as the beneficiary, and containing terms and provisions satisfactory to Administrative Agent in its sole discretion. In addition to and without limiting the foregoing, the Major Maintenance Letter of Credit (i) shall have an initial expiration date of at least 12 months beyond the Term-Conversion Date and (ii) shall not be secured by any of the Collateral. If no agreement for a renewal or replacement of the Major Maintenance Letter of Credit has been made 30 days prior to the expiration of the Major Maintenance Letter or Credit, Administrative


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     Agent may draw on the Major Maintenance Letter of Credit and deposit such drawing in the Major Maintenance Account or Sponsor shall deposit cash in the Major Maintenance Account in the amount of the Major Maintenance Letter of Credit. Fees, costs, expenses and reimbursement obligations relating to any Major Maintenance Letter of Credit shall be paid only out of any funds distributed to SWMP under Waterfall Level 8.

          7.5 APPLICATION OF INSURANCE PROCEEDS.

               (a) Borrowers shall notify Administrative Agent of any casualty and keep Administrative Agent timely apprised of insurance claim proceedings. All amounts and proceeds (including instruments) in respect of the proceeds of any insurance policy required to be maintained by Borrowers hereunder ("Insurance Proceeds") shall be applied as provided in this Section. In the event Insurance Proceeds are not to be made available to Borrowers as provided herein, such Insurance Proceeds shall be paid by the insurers directly to Administrative Agent (as loss payee or additional insured, as the case may be), and if paid to Borrowers, such Insurance Proceeds shall be received only in trust for Administrative Agent, shall be segregated from other funds of Borrowers, and shall be forthwith paid over to Administrative Agent in the same form as received (with any necessary endorsement). To the fullest extent that it effectively may do so under applicable law, Administrative Agent shall apply all such Insurance Proceeds in accordance with the provisions of this Section 7.5.

               (b) Any business interruption Insurance Proceeds received by Administrative Agent or Borrowers shall be deposited into the Revenue Account.

               (c) Unless each of the following conditions is satisfied or waived by Administrative Agent, all Insurance Proceeds shall be applied to the prepayment of Loans in inverse order of maturity:

                         (1) such damage or destruction does not constitute the
destruction of all or substantially all of the man-made portion of the Project;

                         (2) no Event of Default has occurred and is continuing
and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in a Default or Event of Default;

                         (3) SWMP and the Independent Engineer certify, and
Administrative Agent determines in its reasonable judgment, that repair or restoration of the Project is technically and economically feasible within a six-month period and that a sufficient amount of funds is or will be available to SWMP to make such repairs and restorations;

                         (4) if such damage or destruction occurs during
construction, such repair or restoration will occur, in the reasonable judgment of Administrative Agent after consultation with the Independent Engineer, prior to the Construction Loan Maturity Date;

                         (5) Administrative Agent determines that after repair
and restoration the Project will be able to repay the Loans and Bonds and other amounts due the Lenders as and when due;


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                         (6) no material Permit is necessary to proceed with the
repair and restoration and no material amendment to this Agreement or any of the Credit Documents or Bond Documents and no other instrument, is necessary for the purpose of effecting the repairs or restorations or subjecting the repairs or restorations to the Liens of the Collateral Documents or, if any such is necessary, SWMP will be able to obtain such as and when required;

                         (7) the Lenders shall receive an opinion of counsel
acceptable to Administrative Agent opining as to the matters described in paragraph (6) above, and such opinion shall also state that such repairs or restoration will be subject to the Liens of the Collateral Documents at the same level of priority as the other Collateral; and

                         (8) Administrative Agent shall receive such additional
title insurance, title insurance endorsements, mechanic's lien waivers, certificates, opinions or other matters as it may reasonably request as necessary or appropriate in connection with such repairs or restoration or to preserve or protect the Lenders' interests hereunder and in the Collateral.

               (d) Provided that the conditions set forth in Section 7.5(c) have been satisfied or waived as provided therein, if there shall occur any damage or destruction of the Project with respect to which Insurance Proceeds for any single loss not in excess of $250,000 are payable, such Insurance Proceeds shall be paid to SWMP and applied to the prompt payment of the cost of the repair or restoration of such damage or destruction. SWMP shall submit a detailed report to Administrative Agent describing SWMP's plan for effectuating repairs and improvements, and such report shall be subject to the review and approval of Administrative Agent.

               (e) Provided that the conditions set forth in Section 7.5(c) have been satisfied or waived as provided therein, if there shall occur any damage or destruction of the Project with respect to which Insurance Proceeds for any single loss in excess of $250,000 are payable, such Insurance Proceeds shall be deposited into an account established by SWMP at Administrative Agent' office for the purpose ("Loss Proceeds Account") and released by Administrative Agent and applied to the prompt repair or restoration of the Project in accordance with the following procedures:

                         (1) SWMP shall cause any repairs or restoration to be
commenced and completed promptly and diligently at the cost and expense of SWMP;

                         (2) From time to time after Administrative Agent shall
have duly approved the making of such repairs or restoration, Administrative Agent's release of Insurance Proceeds for application toward such repairs or restoration shall be conditioned upon SWMP's written request and the presentation to Administrative Agent of all documents, certificates and information with respect to such Insurance Proceeds which would be required in order to obtain a Loan under this Agreement, including a certificate from SWMP
(A) describing in reasonable detail the nature of the repairs or restoration to be effected with such release, (B) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of SWMP and that such amount is requested to pay the cost thereof, (C) stating that the aggregate amount requested by SWMP in respect of such repairs or restoration (when added to any other Insurance Proceeds received by SWMP in respect of such


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damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to SWMP to complete the Project, and (D) stating that no Event of Default has occurred and is continuing other than an Event of Default resulting solely from such damage or destruction.

               (f) If, after Insurance Proceeds have been applied to the repair or restoration of the Project as provided in Section 7.5(d) or 7.5(e), Administrative Agent determines that the Project will be able to operate at a level enabling Borrowers to pay and perform the Obligations as well as before the damage or destruction, any excess Insurance Proceeds shall be paid into the Revenue Account, otherwise such excess Insurance Proceeds shall be applied to the prepayment of Loans in inverse order of maturity.

               (g) If a Default or Event of Default shall have occurred and be continuing, then any provisions of this Section 7.5 to the contrary notwithstanding, the Insurance Proceeds (including any Permitted Investments made with such proceeds, which shall be liquidated in such manner as Administrative Agent shall deem reasonable and prudent under the circumstances) may be applied by Administrative Agent (i) to curing such Default or Event of Default, and any Insurance Proceeds remaining thereafter shall be applied as provided in this Section 7.5 or (ii) toward payment of the Obligations, in connection with exercise of Administrative Agent's remedies pursuant to Article 8.

          7.6 APPLICATION OF EMINENT DOMAIN PROCEEDS. All amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain ("Eminent Domain Proceeds") shall be subject to the same treatment as Insurance Proceeds as provided in Section 7.5, provided, however, that if Administrative Agent determines that the Project should be restored, but no or insufficient replacement property is available for such restoration, then such Eminent Domain Proceeds shall be applied to the prepayment of Loans in inverse order of maturity.

          7.7 CHECKING ACCOUNTS.

                    7.7.1 Establishment. Each Borrower may establish one Checking Account with a bank (each, a "Checking Account Bank") on or prior to the date upon which it requests that Loan proceeds or funds from the Revenue Account be deposited therein. No Borrower shall move, close or change its Checking Account without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld).

                    7.7.2 Deposits. Administrative Agent shall withdraw from the Revenue Account and transfer to the applicable Checking Account the amount specified in a Monthly Disbursement Requisition. Notwithstanding anything to the contrary herein, the Borrowers shall not permit the aggregate amount of funds on deposit in the Checking Accounts at any time to exceed (a) prior to the Term-Conversion Date (i) $120,000 for the SWMP Checking Account, or (ii) $60,000 in the aggregate for the Renegy and Renegy Trucking Checking Accounts or (b) after the Term-Conversion Date $60,000 in the aggregate for all the Checking Accounts.

                    7.7.3 Withdrawals. Borrowers shall be entitled to withdraw amounts from the Checking Accounts solely to (a) pay Project Costs or O&M Costs which have become


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due and payable or to become due and payable within the next month, provided that with respect to the SWMP Checking Account, each such Project Cost or O&M Cost payable does not exceed $20,000, or (b) re-deposit such amounts in the Construction Account (prior to Term-Conversion) or the Revenue Account.

                    7.7.4 Security Interest. Borrowers shall execute and deliver such documents and instruments as Collateral Agent shall reasonably request in order to grant Collateral Agent, for the benefit of the Secured Parties, a perfected first priority Lien in the Checking Accounts. Borrowers shall cause each Checking Account Bank to enter into a Control Agreement.

                    7.7.5 Books of Accounts; Statements. Not later than the 15th day of each month, the applicable Borrower shall cause its Checking Account Bank (if any) to deliver to Collateral Agent a statement setting forth the transactions in the applicable Checking Account during the preceding month (including deposits, withdrawals and transfers from and to such Checking Account) and specifying the amounts held in the Checking Account at the close of business on the last Business Day of the preceding month. In addition, Borrowers shall promptly respond to requests by Collateral Agent for information regarding deposits, investments and transfers into, in respect of the Checking Account.

          7.8 PROCEEDS AND ACCOUNTS; CONTROL.

               (a) Borrowers shall not have any rights or powers with respect to any Proceeds or Account except to have funds on deposit therein applied in accordance with this Agreement. Administrative Agent is hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any section of this Article 7 or otherwise pursuant to the Credit Documents. Upon the occurrence of an Event of Default, Collateral Agent shall have all rights and powers with respect to Proceeds and Accounts as it has with respect to any other Collateral and may apply Proceeds and Accounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to the Secured Parties in such order as Administrative Agent may elect in its sole discretion.

               (b) Administrative Agent is acting as securities intermediary (as such term is used in the UCC) with respect to the Accounts. Borrowers acknowledge and agree that (i) SWMP is the sole entitlement holder (as such term is used in the UCC) with respect to the Accounts and (ii) upon receipt of notice from Collateral Agent of the occurrence and continuation of an Event of Default, Administrative Agent shall comply with entitlement orders (as such term is used in the UCC) originated by Collateral Agent without further consent of SWMP or any other Borrower; provided that Administrative Agent may act as Collateral Agent's agent in respect of such entitlement orders pursuant to Section 10.5.

          7.9 PERMITTED INVESTMENTS. Administrative Agent shall invest all amounts held in the Accounts or as Insurance Proceeds or Eminent Domain Proceeds only in Permitted Investments as directed by and at the expense and risk of Borrowers.


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                                    ARTICLE 8
                           EVENTS OF DEFAULT; REMEDIES

          8.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (each, an "Event of Default") hereunder:

                    8.1.1 Failure to Make Payments. Borrowers shall fail to pay, in accordance with the terms of this Agreement (a) any principal on any Loan or any reimbursement obligation on the date that such sum is due, (b) any interest on any Loan, Bond or reimbursement obligation within three days after the date such sum is due, (c) any scheduled fee, cost, charge or sum due hereunder or under any Credit Document within three days of the date that such sum is due,
(d) any amount due for mandatory prepayment, on the date that such payment is due, or (e) any other fee, cost, charge or other sum due under any Credit Document within 10 days after written notice is received by Borrowers that such sum is due, except in each case as a result of Administrative Agent's failure to perform its obligations under this Article 7.

                    8.1.2 Bankruptcy; Insolvency. The Sponsor (until expiration of the Sponsor Guaranty), either Pledgor, Borrowers or any other Major Project Participant (so long as such Major Project Participant shall have outstanding or unperformed obligations under the Operative Document to which it is a party) shall become subject to a Bankruptcy Event.

                    8.1.3 Defaults Under Other Indebtedness. Borrowers or, prior to the termination of the Sponsor Guaranty pursuant to the terms hereof and thereof, the Sponsor shall default for a period beyond any applicable grace period (not to exceed 30 days) (a) in the payment of any principal, interest or other amount due under any agreement or instrument involving Debt (other than the Debt hereunder) and the outstanding amount or amounts payable under any such agreement or instrument equals or exceeds $100,000 in the aggregate; (b) in the observance or performance of any other agreement or condition relating to such Debt or contained in any agreement or instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit any holder of such Debt (or a trustee or agent of such holder or beneficiary) to cause, such Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (c) any such Debt shall otherwise be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

                    8.1.4 Judgments. A final judgment or order for the payment of money shall be entered against any of the Borrowers or, the Sponsor at any time prior to the termination of the Sponsor Guaranty pursuant to the terms hereof and thereof, in the amount of $100,000 or more individually or in the aggregate, other than, in each case, a judgment or order, (i) which is fully covered by insurance and the insurer has been notified of, and has not disputed the claim made for the payment of, the amount of such judgment or order, (ii) which is discharged within 30 days after its entry, or (iii) the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires, or any non-monetary judgment or order shall be entered against Borrowers or the Sponsor, at any time


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prior to the termination of the Sponsor Guaranty pursuant to the terms hereof and thereof, that could reasonably be expected to have a Material Adverse Effect other than a judgment or order, which is discharged within 30 days after its entry or the execution of which is effectively stayed within 30 days after its entry (but only for 30 days after the date on which such stay is terminated or expires).

                    8.1.5 Breach of Terms of Agreement.

               (a) Defaults Without Cure Periods, (i) Borrowers shall fail to perform or observe any of the covenants set forth in Section 5.1,5.4, 5.5, 5.9(a), 5.17, 5.19 or Article 6 (other than Sections 6.7, 6.8, 6.14 and 6.17) of this Agreement; or (ii) the Sponsor shall fail to perform or observe any of the material covenants set forth in the Sponsor Guaranty.

               (b) Defaults With 10 Day Cure Periods. Borrowers shall fail to perform or observe any of the covenants set forth in Articles 5 and 6 of this Agreement (other than in Sections of such Articles specifically listed in Section 8.1.5(a)), and such failure shall continue unremedied for a period of 10 days after Borrowers become aware thereof or receive written notice thereof from Administrative Agent.

               (c) Other Defaults. Borrowers or any other Sponsor Entity shall fail to perform or observe any of the agreements set forth herein or in any Credit Document not otherwise specifically provided for in Section 8.1.5(a), Section 8.1.5(b) or elsewhere in this Article 8, and such failure shall continue unremedied for a period of 30 days after Borrowers become aware thereof or receive written notice thereof from Administrative Agent; provided, however, that, if (i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure within 90 days, (iii) Borrowers or such other Sponsor Entity, as applicable, is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of the applicable entity to the effect of clauses
     (i), (ii), (iii) and (iv) above and stating what action Borrowers or such other Sponsor Entity, as applicable, is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for Borrowers or such other Sponsor Entity, as applicable, diligently to cure such failure.

                    8.1.6 Loss of Collateral, (a) All or any material portion of the Collateral is damaged, seized or appropriated without appropriate insurance proceeds (subject to the underlying deductible) or without fair value being paid therefor so as to allow replacement of such Collateral or prepayment of Loans and to allow Borrowers to continue satisfying their obligations hereunder and under the other Operative Documents, or (b) any Person other than the Secured Parties attaches or institutes proceedings to attach all or any material part of the Collateral, and any such proceeding or attachment or any judgment Lien against any such Collateral (i) remains unlifted, unstayed or undischarged for a period of 30 days or (ii) is upheld in a final nonappealable judgment of a court of competent jurisdiction.


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                    8.1.7 Term-Conversion. Term-Conversion shall not have
occurred by the Date Certain.

                    8.1.8 Regulatory Status.

               (a) If loss of Exempt Wholesale Generator status for SWMP or loss of Eligible Facility status for the Project could reasonably be expected to have a Material Adverse Effect, (i) SWMP shall have tendered notice to FERC that SWMP has ceased to be an Exempt Wholesale Generator or (ii) FERC shall have issued an order determining that SWMP no longer meets the criteria of an Exempt Wholesale Generator or takes other action revoking such Exempt Wholesale Generator status.

               (b) An Adverse PUHCA Event shall occur.

               (c) If loss of SWMP's market-based rate authority could reasonably be expected to have a Material Adverse Effect, (i) SWMP shall have tendered notice to FERC that it seeks to cancel its market-based rate authority or (ii) FERC shall have issued an order revoking SWMP's market-based rate authority.

               (d) If SWMP's failure to comply with any requirements under the FPA applicable to a "public utility" with authority to sell at wholesale electric power at market-based rates could reasonably be expected to have a Material Adverse Effect, FERC shall have issued an order finding that SWMP has not complied with such requirement under the FPA applicable to a "public utility" with authority to sell at wholesale electric power at market-based rates.

                    8.1.9 Abandonment.

               (a) At any time prior to Term-Conversion, SWMP shall announce that it is abandoning the Project or the Project shall be abandoned or work thereon shall cease for a period of more than 30 consecutive days for any reason (which period (i) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, and (ii) shall not include delays caused by any event of force majeure or default by a Major Project Participant (other than Borrowers or their Affiliates) under the Construction Contracts or any other Project Document pursuant to which material construction activities are being performed).

               (b) At any time following Term-Conversion, SWMP shall announce that (i) it is abandoning the Project or (ii) the Project shall be abandoned or operation thereof shall be suspended for a period of more than 30 consecutive days for any reason (other than force majeure); provided, that none of (A) scheduled maintenance of the Project, (B) repairs to the Project, whether or not scheduled, or (C) a forced outage or scheduled outage of the Project, shall constitute abandonment or suspension of the Project, so long as SWMP is diligently attempting to end such suspension.

                    8.1.10 Security. Any of the Collateral Documents, once executed and delivered, shall fail to provide to Collateral Agent the Liens, first priority security interest


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(subject to Permitted Liens described in clauses (a) and (e) of the definition thereof and, to the extent required by Governmental Rule, clauses (b), (c) and
(g) of the definition thereof), rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or, except in accordance with its terms, cease to be in full force and effect, or the first priority or validity thereof or the applicability thereof to the Loans, the Notes (if any) or any other Obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Borrowers.

                    8.1.11 Change of Control. The Sponsor shall cease to directly or indirectly maintain at least 50.1% of the economic interests in and voting power of Borrowers (a "Change of Control"); provided, that upon Sponsor's death, a Change of Control shall not be deemed to occur until one year has passed and 100% of the economic and voting interests in Borrowers maintained by Sponsor at the time of Sponsor's death have been transferred, so long as:

               (a) the applicable transferee is a corporation, limited liability company or limited partnership organized or formed in the United States or a state or commonwealth therein;

               (b) at the time of the proposed disposition, the applicable transferee's unsecured senior long-term debt has a rating of at least Baa3 by Moody's and BBB- by S& P;

               (c) the electric energy generation business is a substantial part of the applicable transferee's business;

               (d) on or before the date of any such disposition, the applicable transferee (or its applicable subsidiary) enters into a pledge agreement in substantially the form of Exhibit D-3-A, pursuant to which such transferee (or subsidiary) shall pledge all of its ownership interests in Borrowers to Collateral Agent and executes and delivers all other applicable Credit Documents as requested by Administrative Agent; and

               (e) on or before the date of any such disposition, the applicable transferee delivers to Administrative Agent (addressed to the Secured Parties) such opinions, resolutions, certificates and other evidence as Administrative Agent may reasonably request (all of which shall be in form and substance reasonably satisfactory to Administrative Agent) to ensure Administrative Agent's reasonable satisfaction as of the date of any such disposition with the matters covered by Sections 3.1.1 through 3.1.6(a),
     3.1.8 and 3.1.18 (with respect solely to the applicable transferee and, if reasonably requested by Administrative Agent, Borrowers); provided further that, any transaction involving the effective transfer by Sponsor of interests to a purchaser of production tax credits or similar tax attributes arising from ownership of a Borrower shall not constitute a Change of Control so long as the Sponsor maintains at least 50.1% of the voting interests in the Borrowers.


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                    8.1.12 Loss of or Failure to Obtain Applicable Permits.

               (a) Borrowers shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to the Project, and such failure could reasonably be expected to have a Material Adverse Effect.

               (b) Any Applicable Permit or Applicable Third Party Permit shall be materially modified (other than modifications contemplated in a Project Document requested by Borrowers and approved in writing in advance of such modification by Administrative Agent acting at the direction of the Majority Lenders, which approval shall not be unreasonably withheld), revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction (or otherwise ceases to be in full force and effect) and within 30 days thereafter Borrowers are not able to demonstrate to the reasonable satisfaction of the Majority Lenders that such modification of, revocation of, cancellation of, failure to renew, or failure to maintain in full force and effect such Permit could not reasonably be expected to have a Material Adverse Effect.

                    8.1.13 Credit Documents. At any time after the execution and delivery thereof, (a) any Credit Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto other than a Secured Party (other than by reason of the satisfaction in full of the Obligations or any other termination of a Credit Document in accordance with the terms hereof or thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto (other than a Secured Party), (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto (other than a Secured Party) repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby, or (b) any authorization or approval by any Governmental Authority necessary to enable Borrowers or any other Sponsor Entity to timely comply with or perform its Obligations shall be revoked, withdrawn or withheld, or shall otherwise fail to be issued or remain in full force and effect.

                    8.1.14 Misstatements; Omissions. Any representation or warranty made, or deemed made upon occurrence of a Credit Event, by any Sponsor Entity in any Credit Document to which such Person is a party, or any certificate or document delivered by a Responsible Officer of such Sponsor Entity to any Secured Party under any Credit Document to which such Person is a party, proves to have been untrue, false or misleading in any material respect as of the time made, deemed made, confirmed or furnished.

                    8.1.15 Project Documents.

               (a) Borrowers. Borrowers shall be in breach of, or in default under, a Major Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for the lesser of
     (i) a period of 30 days or (ii) such period of time (without giving effect to any extension given to Collateral Agent under any applicable Consent with respect thereto) under such Major Project Document which Borrowers have


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     available to them in which to remedy such breach or default; provided, that if (A) such breach does not involve the payment of money and cannot be cured within such 30 day period (or such lesser period of time, as the case may be), (B) such breach is susceptible of cure within 90 days after such breach or default, (C) Borrowers are proceeding with diligence and in good faith to cure such breach, (D) the existence of such breach or default has not had and could not after considering the nature of the cure, be reasonably expected to give rise to termination by the counterparty of the Major Project Document which is subject to breach or to otherwise have a Material Adverse Effect, and (E) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer to the effect of clauses (A), (B), (C) and (D) above and stating what action Borrowers are taking to cure such breach, then such 30 day cure period (or such lesser period of time, as the case may be) shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for Borrowers diligently to cure such breach.

               (b) Third Party. Any Person other than Borrowers shall be in breach of, or in default under, a Major Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days from the time Borrowers obtain knowledge of such breach; provided, that if (i) such breach cannot be cured within such 30 day period, (ii) such breach or default is susceptible of cure within 90 days, (iii) the breaching Person or Borrowers is or are proceeding with diligence and in good faith to cure such breach, and (iv) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to result in a Material Adverse Effect, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such breaching Person diligently to cure such breach.

               (c) Third Party Consents. (i) Any Person other than Borrowers shall disaffirm or repudiate in writing its material obligations under any Consent, (ii) any representation or warranty made by any Person other than Borrowers in a Consent shall be untrue or misleading in any material respect as of the time made and such untrue or misleading representation or warranty could reasonably be expected to materially adversely affect the rights of Collateral Agent or the Secured Parties thereunder or to otherwise result in a Material Adverse Effect, or (iii) a Person other than Borrowers shall breach any material covenant of a Consent and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days from the time Borrowers obtain knowledge of such breach; provided, that if (A) such breach cannot be cured within such 30 day period, (B) such breach is susceptible of cure within 90 days,
     (C) the breaching party or Borrowers is or are proceeding with diligence and in good faith to cure such breach, and (D) the existence of such breach has not had and could not after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such third party diligently to cure such breach.

               (d) Termination. At any time after the execution and delivery thereof, (a) any Major Project Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto (other than by reason of the satisfaction in full of the Obligations or any other termination thereof in accordance


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     with the terms thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto, (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii)is declared null and void by a Governmental Authority of competent jurisdiction, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby.

               (e) Interconnection Agreement. SWMP shall fail to have in place by November 1, 2006 an interconnection agreement with APS, Abitibi and SWMP, in form and substance satisfactory to Administrative Agent (the "Interconnection Agreement").

                    8.1.16 Expropriation. There shall have occurred any act or series of acts attributable to any Governmental Authority which (a) in the reasonable judgment of Administrative Agent has the effect of depriving the Secured Parties of their fundamental rights as creditors in respect of the Credit Documents, (b) confiscates, expropriates, nationalizes or otherwise acquires compulsorily the ownership or control by the Company of all or any material part of the Project, or (c) in the reasonable judgment of Administrative Agent has the effect of materially impairing the value of any Major Project Document, and such act or series of acts continues uncured for 90 days or more.

                    8.1.17 Indenture Default. An Event of Default shall have occurred under the Indenture, other than an Event of Default under Section 9.1(g) of the Indenture.

                    8.1.18 Paper Sludge Shortfall. The Abitibi mill shall for any reason have ceased delivery of paper sludge to the Project in an amount at least equal to 250 bone-dry tons per day, for a period of 45 days, or Abitibi has announced that it intends such a cessation, and Borrowers shall not have in place at the Site a fuel supply stockpile such as (a) during the first year after such moment (i.e., after either the end of such 45-day period or the time of Abitibi's announcement, as applicable), would allow the Project to continue operating without paper sludge at a capacity of 24.5 MW for 400 days and (b) from and after the first anniversary of such moment, would allow the Project to continue operating without paper sludge at a capacity of 24.5 MW for 800 days (the amount of fuel described in clause (a) or clause (b), as applicable, the "Alternate Fuel Stockpile").

          8.2 REMEDIES. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and Collateral Agent on behalf of the Secured Parties may, at the election and direction of the Majority Lenders, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order that the Majority Lenders may elect, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Collateral Documents or at law or in equity:

                    8.2.1 No Further Loans. Declare all Commitments cancelled and refused, and Administrative Agent, and the Lenders shall not be obligated, to continue any


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Loans, make any additional Loans, make any payments, or permit the making of payments, from any Account or the Construction Fund or any Proceeds or other funds held by Administrative Agent or Collateral Agent under the Credit Documents or on behalf of Borrowers; provided, that in the case of an Event of Default occurring under Section 8.1.2 with respect to Borrowers, all such Commitments shall be cancelled and terminated without further act of any Secured Party.

                    8.2.2 Cure by Agents. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrowers or disburse amounts from the Construction Account or any other Account to cure (a) any Event of Default or Default hereunder and (b) any default and render any performance under any Project Document as the Majority Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties' interests therein or for any other reason. All sums so expended through new Loans, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrowers to Administrative Agent or Collateral Agent, as the case may be, on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the Total Loan Commitment.

                    8.2.3 Acceleration. Declare and make all or a portion of the sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement, together with all unpaid fees, costs (including LIBOR Breakage Costs and Swap Breaking Fees) and charges due under any Credit Document, immediately due and payable and require Borrowers immediately, without presentment, demand, protest or other notice of any kind, all of which Borrowers hereby expressly waive, to pay Administrative Agent for the benefit of the Secured Parties an amount in immediately available funds equal to the aggregate amount of any outstanding Obligations; provided, that, in the event of an Event of Default occurring under Section 8.1.2 with respect to Borrowers, all such amounts shall become immediately due and payable without further act of any Secured Party.

                    8.2.4 Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any Proceeds or any other moneys of Borrowers on deposit with any Secured Party in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral. Without limiting the foregoing, each of Administrative Agent and Collateral Agent shall have all rights and powers with respect to Proceeds, the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply, or cause the application of, such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to any Secured Party with respect to the Loans and the Letter of Credit in such order as the Majority Lenders may elect in their sole discretion. If such Event of Default occurs prior to Term-Conversion, until such time as the Majority Lenders so elect to exercise such rights and powers, amounts in the Construction Account constituting Project Revenues shall continue to be applied by Administrative Agent to O&M Costs to the extent that Administrative Agent so elects in its sole discretion. If such Event of Default occurs following Term-Conversion, until such time as the Majority Lenders so elect to exercise such rights and powers, amounts in the Revenue Account shall be applied as provided in Section 7.5. Borrowers shall not have any rights or powers with respect to such amounts except as expressly provided in this Section 8.2.4.


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                    8.2.5 Possession of Project. Enter into possession of the
Project and perform any and all work and labor necessary to complete the Project substantially according to the Plans and Specifications or to operate and maintain the Project, and all sums expended by Administrative Agent or Collateral Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrowers to Administrative Agent or Collateral Agent, as the case may be, upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Loan Commitment.

                    8.2.6 Remedies Under Credit Documents. Administrative Agent may, and at the direction of the Majority Lenders shall, exercise and direct Collateral Agent to exercise, any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

                                   ARTICLE 9
                               SCOPE OF LIABILITY

          Except as set forth in this Article 9, notwithstanding anything in any Credit Document to the contrary, the Secured Parties shall have no claims with respect to the transactions contemplated by the Operative Documents against the Sponsor or any of its Affiliates (other than Borrowers), shareholders, officers, directors or employees (collectively, the "Nonrecourse Persons"), and the Secured Parties' recourse against Borrowers and the Nonrecourse Persons shall be limited to the Collateral, the Project, all Project Revenues, all Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, and all income or revenues of the foregoing as and to the extent provided herein and in the Collateral Documents; provided, that the foregoing provision of this Article 9 shall not in any way
(a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of any Credit Document (and the same shall continue, but without personal liability to the Nonrecourse Persons, until fully paid, discharged, observed, or performed) or otherwise relieve any such Person from its obligations under the Credit Documents to which such Nonrecourse Person is a party or shall preclude, restrict, reduce, limit or otherwise affect the rights, powers and remedies of the Secured Parties to enforce (or cause to be enforced) such obligations against such Person or such Person's properties to the extent permitted by any Credit Document to which such Nonrecourse Person is a party; (b) limit, reduce, restrict or otherwise affect the right of any Secured Party (or any assignee, beneficiary or successor to any of them) to name Borrowers or any other Nonrecourse Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Credit Document, or for injunction or specific performance of such Credit Document, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 9; (c) limit, reduce, restrict or otherwise affect any right or remedy of any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation (which shall not include innocent or negligent misrepresentation), or misappropriation of Project Revenues, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds or any other earnings,


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revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to any Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any other Credit Document; (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the transactions contemplated by the Operative Documents made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Collateral Document (or as security for the obligations of Borrowers) or the Sponsor Guaranty; and (e) limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise solely by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, or (ii) any Person rendering a legal opinion pursuant to this Agreement, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 9 shall survive the termination of this Agreement, the termination of all Commitments and the Swap Agreements to which any Secured Party is a party and the payment and performance in full of the Obligations.

                                   ARTICLE 10
                              AGENTS; SUBSTITUTION

          10.1 APPOINTMENT AND AUTHORITY

                    10.1.1 Each of the Secured Parties hereby irrevocably appoints CoBank, ACB to act on its behalf as Administrative Agent hereunder and under the other Credit Documents and hereby irrevocably appoints CoBank, ACB to act on its behalf as Collateral Agent hereunder and under the other Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Sponsor Entities to secure any of the Obligations and authorizes Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent or Collateral Agent, as the case may be, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of the Secured Parties, and Borrowers shall not have rights as a third party beneficiary of any of such provisions.

                    10.1.2 Each of Administrative Agent and Collateral Agent is hereby authorized by the Secured Parties to execute, deliver and perform each of the Credit Documents to which Administrative Agent or Collateral Agent (as the case may be) is or is intended to be a party, and each Lender agrees to be bound by all of the agreements of Administrative Agent and Collateral Agent contained in the Credit Documents. Each of Administrative Agent and Collateral Agent is further authorized by the Secured Parties to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in any Credit Document to which it is a party.

          10.2 RIGHTS AS A LENDER. The Persons serving as Administrative Agent and Collateral Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent or Collateral


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Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Persons and their respective Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or any Affiliate thereof as if such Person were not Administrative Agent or Collateral Agent and without any duty to account therefor to the Lenders.

          10.3 EXCULPATORY PROVISIONS.

                    10.3.1 Administrative Agent and Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, Administrative Agent and Collateral Agent:

               (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

               (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that Administrative Agent or Collateral Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for), provided, that Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent or Collateral Agent to liability or that is contrary to any Credit Document or applicable law; and

               (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity.

                    10.3.2 Administrative Agent and Collateral Agent shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent or Collateral Agent, as the case may be, shall believe in good faith shall be necessary, under the circumstances and which would not constitute gross negligence or willful misconduct) or (b) in the absence of its own gross negligence or willful misconduct. Administrative Agent and Collateral Agent shall be deemed not to have knowledge of any Default, Event of Default or Material Adverse Effect unless and until notice describing such is given to Administrative Agent or Collateral Agent, as the case may be, by Borrowers, a Lender or LC Issuer.

                    10.3.3 Administrative Agent and Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Credit Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set


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forth herein or therein or the occurrence of any Default or Event of Default,
(d) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (d) the value or the sufficiency of any Collateral, or (e) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent or Collateral Agent, as the case may be.

          10.4 RELIANCE. Administrative Agent and Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of the Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or LC Issuer, Administrative Agent and Collateral Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless Administrative Agent or Collateral Agent, as the case may be, shall have received notice to the contrary from such Lender or LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          10.5 DELEGATION OF DUTIES. Administrative Agent and Collateral Agent may perform any and all of their respective duties and exercise their respective rights and powers under the Credit Documents by or through Collateral Agent or Administrative Agent, respectively, or any one or more sub-agents appointed by them, with or without a written agency appointment. Administrative Agent and Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory and indemnification provisions of this Agreement shall apply to any such sub-agent and to the Affiliates of Administrative Agent and Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.

          10.6 RESIGNATION. Either Administrative Agent or Collateral Agent may at any time give notice of its resignation to the Secured Parties and Borrowers. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as the case may be, may on behalf of the Secured Parties, appoint a successor Administrative Agent or Collateral Agent,


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as the case may be, meeting the qualifications set forth above; provided, that if Administrative Agent or Collateral Agent shall notify the Borrowers and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations under the Credit Documents (except that in the case of any collateral security held by Collateral Agent, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent or Collateral Agent, as the case may be, shall instead be made by or to each Lender, Swap Bank and LC Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent's or Collateral Agent's resignation under the Credit Documents, the provisions of the exculpatory and indemnification provisions of this Agreement shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as such.

          Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer, (b) the retiring LC Issuer shall be discharged from its duties and obligations under the Credit Documents, and (c) the successor LC Issuer shall issue a letter of credit in substitution for the Letter of Credit outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to the Letter of Credit.

          10.7 NON-RELIANCE. Each Lender and LC Issuer acknowledges that it has, independently and without reliance upon Administrative Agent, Collateral Agent, Lead Arranger or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and LC Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent, Collateral Agent, Lead Arranger or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Credit Document or any related agreement or any document furnished hereunder or thereunder.


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          10.8 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                    10.8.1 In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Sponsor Entity, Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and

               (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

                    10.8.2 Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party to authorize Administrative Agent to vote in respect of the claim of any Secured Party or in any such proceeding.

          10.9 COLLATERAL MATTERS. The Secured Parties irrevocably authorize Collateral Agent, at its option and in its discretion to release any Lien on any property granted to or held by Collateral Agent under any Collateral Document pursuant to a release document reasonably acceptable to Collateral Agent and Borrowers (a) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of the Letter of Credit, (b) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any Credit Document, or (iii) if approved, authorized or ratified in writing in accordance herewith.

          10.10 INDEMNIFICATION. Without limiting the Obligations of Borrowers, each Lender agrees to indemnify the Lead Arranger, Collateral Agent and Administrative Agent and their respective officers, directors, shareholders, controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or


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disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent, the Lead Arranger, Collateral Agent or such Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents (to the extent Borrowers have not paid any such amounts pursuant to Section 5.11); provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent's, the Lead Arranger', Collateral Agent's or any such Person's gross negligence or willful misconduct. Administrative Agent or any such Person shall be fully justified in refusing to take or to continue to take any action under any Credit Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent, the Lead Arranger, Collateral Agent or any such Person promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent, the Lead Arranger, Collateral Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent, the Lead Arranger, Collateral Agent or any such Person is not reimbursed for such expenses by Borrowers. The agreements in this Section
10.10 shall survive the satisfaction or discharge of Borrowers' Obligations under the Credit Documents.

          10.11 WITHHOLDING TAX. If the forms or other documentation required by
Section 2.5.6 are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

                    10.11.1 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses. Borrowers shall not be responsible for any amounts paid or required to be paid by a Lender under this
Section 10.11.1.

                    10.11.2 If any Lender sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.5.6 and this Section 10.11 as though it were such Lender.

          10.12 GENERAL PROVISIONS AS TO PAYMENTS. Administrative Agent shall promptly distribute to each Lender, subject to the terms of any separate agreement between Administrative Agent and such Lender, its pro rata share of each payment of principal and


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interest payable to the Lenders on the Loans and of fees hereunder received by
Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans,
(b) its domestic or foreign lending office, as each Lender may designate in writing to Administrative Agent, in the case of LIBOR Loans, and (c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Lenders shall have the right to alter designated lending offices upon five Business Days prior written notice to Administrative Agent and Borrowers.

          10.13 SUBSTITUTION OF LENDER. Should any Lender fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Lender"), Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Lender or (b) cooperate and consult with Borrowers or any other Lender to find another Person that shall be acceptable to Administrative Agent and that shall be willing to assume the Non-Advancing Lender's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Lender failed to make but without assuming any liability for damages for failing to have made such Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Lender hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Non-Advancing Lender's obligations (including its Commitments) under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Lender shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this
Section 10.13 shall relieve the Non-Advancing Lender from any liability it might have to Borrowers or to the other Lenders as a result of its failure to make any Loan.

          10.14 ADMINISTRATIVE AGENT HAS LC ISSUER'S POWER OF ATTORNEY. For so long as there are no outstanding Unreimbursed Amounts, LC Issuer hereby constitutes and appoints Administrative Agent its true and lawful attorney-in-fact to give such consents and waivers and take other discretionary actions as may be afforded to LC Issuer pursuant to the Bond Documents.

                                   ARTICLE 11
                             INDEPENDENT CONSULTANTS

          11.1 REMOVAL AND FEES. Administrative Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and appoint replacements as Administrative Agent may choose. Notice of any replacement Independent Consultant shall be given by Administrative Agent to Borrowers, the Lenders and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrowers pursuant to agreements reasonably acceptable to Borrowers; provided, that no such acceptance shall be required at any time an Event of Default shall have occurred and be continuing.


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          11.2 DUTIES. Each Independent Consultant shall be contractually obligated to (a) on or before the Closing Date, the Lead Arranger and (b) thereafter, Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by the Lead Arranger or Administrative Agent (as the case may be) and shall be responsible solely to the Lead Arranger or Administrative Agent (as the case may be). Borrowers acknowledge that they will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to the Lead Arranger or Administrative Agent (as the case may be).

          11.3 INDEPENDENT CONSULTANTS' CERTIFICATES.

               (a) Until the receipt by Administrative Agent of certificates satisfactory to Administrative Agent from each Independent Consultant whom Administrative Agent considers necessary or appropriate certifying Completion or Final Completion, Borrowers shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary in order for the Independent Consultants to deliver to Administrative Agent the following certificates:

                    (i) certificates of the Insurance Consultant, Independent Engineer and Fuel Consultant delivered on and dated as of the Closing Date as described in Sections 3.1.9 and 3.1.11, respectively, and containing the matters set out therein;

                    (ii) after the Closing Date, all certificates to be delivered thereafter pursuant to this Agreement; and

                    (iii) monthly after the Closing Date, a full report and status of the progress of the Project to that date, a complete assessment of Project Costs to Final Completion and such other information and certification as Administrative Agent may reasonably require from the Independent Engineer from time to time.

               (b) Following Completion, Borrowers shall provide such documents and information to the Independent Consultants as they may reasonably consider necessary in order for the Independent Consultants to deliver annually to Administrative Agent a certificate setting forth a full report on the status of the Project and such other information and certification as Administrative Agent may reasonably require from time to time.

          11.4 CERTIFICATION OF DATES. Administrative Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrowers shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events.


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                                   ARTICLE 12
                                  MISCELLANEOUS

          12.1 NOTICES; SIGNATURES.

                    12.1.1 Notice Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

          If to Administrative Agent or Collateral   CoBank, ACB
          Agent:                                     5500 South Quebec Street
                                                     Greenwood Village, CO 80111
                                                     Attn: David Willis
                                                     Fax: (303)796-1437

          If to Borrowers:                           Snowflake White Mountain
                                                     Power, LLC
                                                     3418 N.Val Vista Drive
                                                     Mesa, AZ 85213
                                                     Attn: Robert M. Worsley
                                                     Fax: (480)718-7977

          For the purposes hereof, the address of each party hereto shall be (i) for Borrowers and Administrative Agent, the address specified in this Section
12.1.1 and (ii) for each Lender, as set forth in its Administrative Questionnaire, provided, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth above.

                    12.1.2 Means of Transmittal. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight courier service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by telefacsimile, with the original sent by other means set forth in this Section 12.1.2, or (e) other electronic means complying with Section 12.1.4.

                    12.1.3 Effectiveness of Notices. Notices delivered in person or overnight courier service, or mailed by registered or certified mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed to sender by the recipient (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 12.1.4, shall be effective as provided in said section.

                    12.1.4 Electronic Communications.

               (a) Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites)


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     pursuant to procedures approved by Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Article 2 if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Secured Parties and Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, respectively; provided, that approval of such procedures may be limited to particular notices or communications.

               (b) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and
     (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                 12.2    ADDITIONAL SECURITY; RIGHT TO SET-OFF.

                    12.2.1 Any deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) or other sums at any time held or owing by any Secured Party or any Affiliate thereof to or for the credit or the account of Borrowers and any Project Revenues, securities or other property of Borrowers in the possession of any Secured Party may at all times be treated as collateral security for the payment of the Loans and any Notes and all other obligations of Borrowers to the Secured Parties under the Credit Documents, and Borrowers hereby pledge to Collateral Agent and grant Collateral Agent a security interest in and to all such deposits, sums, securities or other property.

                    12.2.2 In addition to any rights and remedies (including other rights of set-off) now or hereafter granted to the Secured Parties under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default and with the prior consent of Collateral Agent, subject to Section 2.5.2, regardless of the adequacy of any other collateral, each Secured Party is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits and sums referred to in the previous paragraph against and on account of the Obligations to such Secured Party or to any other Secured Party, including all claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not (a) such Secured Party shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Secured Party agrees to notify Borrowers promptly after any such set-off and application, provided, that the failure to give such notice shall not affect the validity of such set-off or application or the rights of such Secured Party under this Section. The rights of each Secured Party under this


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Section 12.2 are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

          12.3 DELAY AND WAIVER.

                    12.3.1 No delay, failure or omission to exercise, and no course of dealing with respect to, any right, power, privilege or remedy accruing to the Secured Parties upon the occurrence of any Event of Default, Default, Material Adverse Effect or any breach or default of Borrowers or any other Sponsor Entity or unsatisfied condition precedent under any Credit Document shall impair any such right, power, privilege or remedy of the Secured Parties, nor shall it be construed to be a waiver of any such breach or default or unsatisfied condition precedent, or an acquiescence therein, or of or in any similar breach or default or unsatisfied condition precedent thereafter occurring; nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right or power.

                    12.3.2 Upon effectiveness of any waiver of a Default or Event of Default, the parties shall be restored to their former position and rights under the Credit Documents, and such Default or Event of Default shall be deemed to be cured and not continuing, provided, however that any waiver of any single Event of Default, Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent shall not be deemed a waiver of any other Event of Default, Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Secured Party of any Event of Default, Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent under any Credit Document, or any waiver on the part of any Secured Party of any provision or condition of any Credit Document, must be in writing in accordance with Section
12.20 and shall be effective only to the extent in such writing specifically set forth and only in the specific instance and for the purpose for which given. Subject to the provisions of Article 9, all remedies, either under any Credit Document or by law or otherwise afforded to the Secured Parties, shall be cumulative and not alternative.

                    12.3.3 Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default or Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Event of Default or Default at the time.

          12.4 COSTS, EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay or reimburse each of the Secured Parties, as applicable, promptly upon demand:

               (a) for (i) all of actual/out-of-pocket and other reasonable costs and expenses in connection with the preparation, negotiation and execution of this Agreement and the documents contemplated hereby, any consents, amendments, waivers or other modifications hereof or thereof, and consummation and administration of the transactions contemplated hereby or thereby, including all reasonable fees, charges, expenses and


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     disbursements of Latham & Watkins LLP as counsel to Administrative Agent and Quarles & Brady Streich Lang LLP as counsel to the Confirming Bank, together with other legal counsel retained by Administrative Agent in the Project Jurisdiction, provided, however that Borrowers shall not be required to pay the fees of the other Lenders' attorneys; (ii) all costs and expenses of furnishing all opinions by counsel for Borrowers (including any opinions requested by Administrative Agent or the Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under the Credit Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all costs and expenses incurred in connection with any filing, recording, registration or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein of creating, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that Collateral Agent may request in respect of the Collateral Documents or the Liens created pursuant thereto in accordance with this Agreement or the Collateral Documents; (iv) all costs and expenses (including the reasonable fees, expenses and disbursements of any Advisors (as defined below) employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (v) all other reasonable costs and expenses incurred in connection with the syndication of the Commitments, the Loans or this Agreement; and (vi) all reasonable costs and expenses, including reasonable attorneys' fees and fees, costs and expenses of Advisors, incurred by Administrative Agent and its counsel relating to efforts to evaluate or assess any Sponsor Entity, its business or financial condition and product, evaluate, assess or dispose of any of the Collateral; and

               (b) for (i) all costs and expenses incurred by Administrative Agent or Collateral Agent, including the fees, charges and disbursements of Advisors, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding Administrative Agent or Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of Administrative Agent or Collateral Agent to defend or uphold the Liens granted by the Collateral Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements); (ii) all costs and expenses incurred by the LC Issuer, Administrative Agent, Collateral Agent, or any Lender, including the fees, charges and disbursements of Advisors but not, in the case of the Lenders, counsel fees) and costs of settlement, incurred in connection with the enforcement or protection of its rights under the Credit Documents or the Obligations in connection with an Event of Default or Default, in actions for declaratory relief in any way related to the Credit Documents or in collecting any sum which becomes due under the Credit Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral); and (iii) all costs and expenses incurred by the Lead Arranger, LC Issuer, Administrative Agent, Collateral Agent, or any Lender, including fees, charges and disbursements of Advisors, in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a


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     "work-out" (whether or not consummated) or related negotiations pursuant to any insolvency or bankruptcy proceedings, or otherwise relating to the occurrence of any Default or Event of Default.

          For purposes of this Section, "Advisors" shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers, experts or other advisors; provided, that (x) in the case of clause (a), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrowers (which approval shall not be unreasonably withheld) and (y) in the case of clause (b), the engagement of any Advisors by any Lender other than one firm of legal counsel for all the Lenders, shall be subject to approval by Administrative Agent.

          12.5 ENTIRE AGREEMENT. This Agreement and any agreement, document or instrument attached hereto or referred to herein, and the CoBank, ACB patronage materials, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

          12.6 GOVERNING LAW. THE CREDIT DOCUMENTS (UNLESS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          12.7 SEVERABILITY. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any respect in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, invalidating or impairing the validity, legality and enforceability of the remaining provisions hereof; and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, invalidate or impair such provision in any other jurisdiction.

          12.8 HEADINGS. Article, Section and Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement or be given any substantive effect.

          12.9 ADDITIONAL FINANCING, ETC. The parties hereto acknowledge that as of the Closing Date the Lenders have made no agreement or commitment to provide any financing except as set forth herein. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement


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and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          12.10 NO PARTNERSHIP, ETC. The Secured Parties and Borrowers intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in any of the Credit Documents, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed or construed to create a partnership, an association, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and Borrowers or any other Person. No Secured Party shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrowers or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project (if any) and to perform all obligations and other agreements and contracts relating to the Project shall be the sole responsibility of Borrowers.

          12.11 MORTGAGE/COLLATERAL DOCUMENTS. The Obligations are secured in part by the Mortgage encumbering certain properties in Navajo County, Arizona. Reference is hereby made to the Mortgage and the other Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrowers and the rights of the Secured Parties with respect to such security.

          12.12 LIMITATION ON LIABILITY. NO claim shall be made by Borrowers against any Secured Party or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith, and Borrowers hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor (except for any such damages or claims against a Secured Party arising from the gross negligence or willful misconduct of such Secured Party). No Secured Party or any of their respective Affiliates, directors, employees, attorneys or agents shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Credit Documents or the transactions contemplated thereby (except for any such damages or claims against a Secured Party arising from the gross negligence or willful misconduct of such Secured Party).

          12.13 WAIVER OF JURY TRIAL. EACH OF THE SECURED PARTIES AND BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR


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ACTIONS OF SUCH SECURED PARTIES, BORROWERS, OR THE LENDER/BORROWER RELATIONSHIP
THAT IS BEING ESTABLISHED.

          The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that (i) this waiver is a material inducement to enter into a business relationship, (ii) it has already relied on this waiver in entering into this Agreement, and (iii) it will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.

          12.14 CONSENT TO JURISDICTION. Each Secured Party and each Borrower, for itself and in connection with its properties, hereby irrevocably and unconditionally, to the fullest extent it may legally and effectively do so:

               (a) agrees that (i) any legal action or proceeding by or against Borrowers or with respect to or arising out of any Credit Document, or for recognition or enforcement of any related judgment, may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect, any in any appellate court from any thereof, and (ii) a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. By execution and delivery of this Agreement, the parties hereto accept, for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. Nothing herein shall affect the right of Administrative Agent to bring any legal action or proceeding against Borrowers with respect to or arising out of any Credit Document, including judicial or non-judicial foreclosure of the Mortgage, in any other competent jurisdiction. The parties further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrowers based upon the assertion that the rate of interest charged by the Lenders on or under the Credit Documents is usurious;

               (b) (i) waives, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding under or in connection with any or all of the Project, or any Credit Document in any court referred to in paragraph (a) of this Section, and (ii) waives any right to stay or dismiss any such action or proceeding brought before the foregoing courts on the basis of forum non-conveniens;


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               (c) agrees that the provisions of this Section 12.14 relating to jurisdiction and venue shall be binding and enforceable to the fullest extent permissible under New York General Obligations Law Section 5-1402 or otherwise; and

               (d) consents and agrees that in the event that any claim, suit, action, arbitration or mediation proceedings or any other proceedings arise under, or in connection with, any Credit Document in any courts or other forum other than the courts described in paragraph (a) above, Administrative Agent shall have full power and authority to remove such claim, suit, action, proceedings, arbitration or mediation to one of the courts described in paragraph (a) or to consolidate such claims, suits, actions, proceedings, arbitration or mediation in one of such courts. Each party hereto irrevocably designates, appoints and empowers Administrative Agent hereby as its permitted designee, appointee and agent to remove or consolidate such claims, suits, actions or proceedings and waives, to the fullest extent permitted by law, any objection to any such removal or consolidation.

          12.15 KNOWLEDGE AND ATTRIBUTION. References in the Credit Documents to the "knowledge," "best knowledge" or facts and circumstances "known to" a Sponsor Entity, and all like references, mean facts or circumstances of which a Responsible Officer of the applicable Sponsor Entity has actual knowledge.

          12.16 EFFECTIVENESS. This Agreement shall become effective as of the effective date hereof when it shall have been executed by all parties hereto.

          12.17 SUCCESSORS AND ASSIGNS.

                    12.17.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Administrative Agent, LC Issuer and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an assignee in accordance with the provisions of Section 12.17.1, (b) by way of participation in accordance with the provisions of Section 12.17.3, (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.17.5, or (d) to an SPC in accordance with the provisions of Section 12.17.7 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.17.3 and, to the extent expressly contemplated hereby, the Affiliates of each of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    12.17.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 12.17.2, participations in LC Obligations) at the time owing to it); provided, that any such assignment shall be subject to the following conditions:


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               (a) Minimum Amounts.

                    (i) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment under any credit facility hereunder and the Loans at the time owing to it under such credit facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                    (ii) in any case not described in Section 12.17.2(a)(i), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

               (b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

               (c) Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.17.2(a)(ii) and, in addition:

                    (i) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (A) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

                    (ii) the consent of LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under the Letter of Credit (whether or not then outstanding).

               (d) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with Administrative Agent's then-applicable processing and recordation fee; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.


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               (e) No Assignment to Borrowers. No such assignment shall be made to Borrowers or any of Borrowers' Affiliates.

               (f) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent in the Register, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
12.4 and 12.12 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrowers (at their expense) shall execute and deliver a Construction Note, Term Note, Revolving Note, or LC Loan Note, as applicable, to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.17.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.17.3.

                    12.17.3 Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural person or Borrowers or any of Borrowers' Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LC Obligations) owing to it); provided, that (a) such Lender's obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) Borrowers and the Secured Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.20 that affects such Participant. Subject to Section 12.17.4, Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.1.10(a), 2.5.4 and 2.7.3 to the same extent as if it were a Lender (subject to the requirements of such sections) and had acquired its interest by assignment pursuant to Section
12.17.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.2.2 as though it were a Lender, provided, such Participant agrees to be subject to Section 2.6.2 as though it were a Lender.

                    12.17.4 Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.5 or 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such


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Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section
2.5.4 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.5.6 as though it were a Lender.

                    12.17.5 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                    12.17.6 Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                    12.17.7 Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrowers (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (a) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (b) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to Administrative Agent as is required under Section 2.1.7(d). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Borrowers under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii)the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the Lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (A) with notice to, but without prior consent of Borrowers and


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Administrative Agent and with the payment of a processing fee in the amount of
$2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

                    12.17.8 Provision of Information. Borrowers authorize each Lender to disclose any information concerning Borrowers or any other Sponsor Entity in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          12.18 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          12.19 SURVIVAL. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, and without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers set forth in Sections 2.2.13, 2.5.4, 2.7.3, 2.7.4, 2.8, 5.11,
10.3, 12.4 and 12.12 and shall survive the payment and performance of the Loans and the other Obligations and the reimbursement of any amounts drawn hereunder, the termination of the Commitments and the termination or expiration of this Agreement or any provision hereof, and, in the case of any Lender that may assign any interest in its Commitment(s) or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

          12.20 AMENDMENTS; WAIVERS.

                    12.20.1 Any provision of the Credit Documents may be amended, modified, supplemented or waived, or any consent thereunder granted, only by an instrument in writing signed by the Majority Lenders or, where a provision requires consent from the Required Lenders, Administrative Agent, Collateral Agent or LC Issuer, signed by such group or Person, and the relevant Sponsor Entity; provided, however, that no amendment, modification, supplement, waiver or consent shall, without the consent of all of the Lenders (or, as provided in Section 12.20.1(f), the Required Lenders):

               (a) modify, in any respect adverse to the Lenders, Section 2.1.1(c), 2.1.2(c), 2.13(b), 2.1.4(c), 2.1.9(c), 2.6.2, 2.8, or 10.12, or
     Section 1 of the Sponsor Guaranty; or


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               (b) increase the amount of the Commitment of any Lender
     hereunder; or

               (c) amend the percentage specified in the definition of "Majority Lenders" or the definition of "Required Lenders" or any other provision of the Credit Documents specifying the number or percentage of the Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or

               (d) permit Borrowers to assign its rights under this Agreement except as provided in Section 6.15, or permit a sale or disposition prohibited by Section 8.1.11; or

               (e) amend this Section 12.20.1; or

               (f) without the consent of the Required Lenders, release any Collateral (other than immaterial portions thereof) from the Lien of any of the Collateral Documents or allow release of any funds from any Account other than in accordance with the terms of the Credit Documents; or

               (g) extend the Construction Loan Maturity Date, the Term Loan Maturity Date, the LC Facility Expiration Date or the Revolving Loan Maturity Date or reduce the rate or change the time of payment of interest due on any Loan; or

               (h) reduce the amount or extend the payment date for any amount due hereunder, whether principal, interest, fees or other amounts, provided that the Required Lenders may elect to not impose the Default Rate when the Lenders are otherwise entitled to do so; or

               (i) release the Sponsor from any of its material obligations under the Sponsor Guaranty; or

               (j) increase the maximum duration of Interest Periods permitted hereunder; or

               (k) subordinate the Loans to any other Debt.

                    12.20.2 No amendment, modification, termination or waiver of any provision of this Agreement affecting the rights or obligations of Administrative Agent, Collateral Agent, LC Issuer or the Lead Arranger shall be effective without the written consent of Administrative Agent, Collateral Agent, LC Issuer or the Lead Arranger, as the case may be. No amendment, modification, termination or waiver of any provision of any Note (other than by way of amending a document referred to therein) shall be effective without the written concurrence of the Lender which is the holder of such Note.

                    12.20.3 Any amendment, supplement, waiver or modification hereunder shall apply equally to each Lender and be binding upon Borrowers and the Secured Parties and each Lender that becomes a party hereto.


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                    12.20.4 Each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty.

                    12.20.5 No Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Event of Default or Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                    12.20.6 Lender Confirmation. By executing and delivering an Assignment and Assumption, each Lender assignor party thereto and each assignee party thereto confirm to each other and other parties hereto as follows: (a) such assignee is an Eligible Assignee; (b) such assignee has experience and expertise in the making of or purchasing loans such as the Loans; (c) such assignee will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 12.20.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control); (d) such assignee agrees that it will perform in accordance with their terms all the obligations that by terms of this Agreement are required to be performed by it as a Lender; (e) such assignee has received a copy of the Credit Documents, together with the copies of the current financial statements that will have been delivered by Borrowers hereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (f) such assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (g) such assignee appoints and authorizes each of Administrative Agent and Collateral Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to each such agent respectively by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (h) other than as provided in the Assignment and Assumption, such assigning Lender makes no representation and warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Documents and any other document or instrument furnished hereunder or thereunder; and (i) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the other Sponsor Entities, or the performance or observance by any such Person of its obligations under the Credit Documents.

          12.21 LAWS. Notwithstanding the foregoing provisions of this Agreement, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Documents shall be allowed if it would require registration


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under the Securities Act, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrowers shall, from time to time at the request of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such sale, assignment, transfer, negotiation or disposition which would not require any such registration.

          12.22 ASSIGNABILITY AS COLLATERAL. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Lender may (without notice to Borrowers, Administrative Agent or any other Lender and without payment of any fee) assign all or any portion of the Loans or Notes held by it in favor of any Federal Reserve Bank or the United States Treasury as collateral security; provided, that any payment in respect of such assigned Loans or Notes made by Borrowers to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrowers' obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder. In the case of any Lender that is a Fund, such Lender may, without the consent of Borrowers or Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

          12.23 SERVICE OF PROCESS

                    12.23.1 The Secured Parties and Borrowers hereby consent to the service of process made by registered or certified mail, return receipt requested, at its address provided for notices in Section 12.1.1 and agrees that such service is sufficient to confer personal jurisdiction over it in any relevant proceeding in any relevant court, and otherwise constitutes effective and binding service in every respect.

                    12.23.2 Nothing in this Agreement or the other Operative Documents will affect the right of any party hereto to serve process in any other manner permitted by law.

          12.24 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the Interest Rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together


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with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender.

          12.25 MARSHALLING; ASSETS SET ASIDE. Neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that Borrowers makes a payment or payments to any Secured Party, or any Secured Party enforces any security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (and whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

          12.26 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

          12.27 CONSTRUCTION OF THE DOCUMENTS. Each of the parties hereto acknowledges that (a) it has been represented by counsel in the negotiation and documentation of the terms of the Credit Documents, (b) it has had full and fair opportunity to review and revise the terms of the Credit Documents, (c) the Credit Documents have been negotiated and drafted jointly by all of the parties hereto, and (d) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrowers arising out of or in connection with any of the Credit Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that (i) the Credit Documents shall be deemed to be the work product of all parties hereto and thereto, (ii) the terms hereof and thereof shall not be construed against or in favor of any party, and (iii) no ambiguity in any Credit Document shall be construed in favor of or against any party solely as a result of such party having drafted or proposed the ambiguous provision.

          12.28 SYNDICATION. In connection with syndication of the Loans and Commitments, an information package containing certain relevant information concerning Borrowers, the Project and the other Project participants (including a computer model prepared by Borrowers containing the Base Case Project Projections) has been or may be prepared on behalf of Borrowers and provided to potential Lenders and participants. Borrowers agree to cooperate and to cause the Sponsor to cooperate in the syndication of the Loans and Commitments in all respects reasonably requested by the Lead Arranger, including participation of the Sponsor in bank meetings held in connection with such syndication.


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          12.29 WAIVER. Borrowers hereby irrevocably waive, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by Administrative Agent relating in any way to the Credit Documents should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by Borrowers relating in any way to the Credit Documents whether or not commenced earlier. To the fullest extent permitted by applicable law, Borrowers shall take all measures necessary or desirable for any such action or proceeding commenced by Administrative Agent to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by Borrowers.

          12.30 THE PLATFORM.

                    12.30.1 Election Under Platform. Borrowers hereby acknowledge that (a) Administrative Agent and/or the Lead Arranger may make available to the Secured Parties materials and/or information provided by or on behalf of Borrowers hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Secured Parties may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). Borrowers hereby agree that so long as any Affiliate of any of the Borrowers is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (ii) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Secured Parties to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrowers or its Affiliates or their securities for purposes of United States Federal and state securities laws; (iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (iv) Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials "PUBLIC".

                    12.30.2 Platform Defects. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties have any liability to Borrowers or any other

Secured Party or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers' or Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Administrative Agent; provided, however, that in no event shall Administrative Agent or any Related Parties have any liability to Borrowers, any other Secured Party or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY TRUCKING, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        COBANK, ACB,
                                        as Administrative Agent, Collateral
                                        Agent, LC Issuer and a Lender


                                        By:
                                            ------------------------------------
                                        Name: David B. Willis
                                        Title: Managing Director, Project and
                                               Structured Finance Communications
                                               and Energy Banking Group


                       Signature Page to Credit Agreement

     IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                        as Borrower


                                        BY:
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY, LLC,
                                        as Borrower


                                        By:
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY TRUCKING, LLC,
                                        as Borrower


                                        By:
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        COBANK, ACB,
                                        as Administrative Agent, Collateral
                                        Agent, LC Issuer and a Lender


                                        By: /s/ David B. Willis
                                            ------------------------------------
                                        Name: David B. Willis
                                        Title: Managing Director, Project and
                                               Structured Finance Communications
                                               and Energy Banking Group


                       Signature Page to Credit Agreement

                                                                       EXHIBIT A
                                                             to Credit Agreement

                                   DEFINITIONS

    SECTION AND ARTICLE REFERENCES USED HEREIN REFER TO SECTIONS AND ARTICLES
              OF THE CREDIT AGREEMENT, UNLESS OTHERWISE SPECIFIED.

          "Abitibi" means Abitibi Consolidated Sales Corp.

          "Accounts" means the Construction Account, the Revenue Account, the Major Maintenance Account, the DSR Account, the Loss Proceeds Account and each cash collateral account referred to in the Credit Documents, including any sub-accounts within such accounts.

          "Additional Project Documents" means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Project entered into by Borrowers and any other Person, or assigned to Borrowers, subsequent to the Closing Date; provided that all contracts and agreements providing for the payment by Borrowers of less than $200,000 per annum individually, or the provision to Borrowers of less than $200,000 per annum individually in value of goods or services shall be deemed not to constitute an Additional Project Document.

          "Adjusted LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next l/100th of 1%) determined by Administrative Agent to be equal to the LIBO Rate for such LIBOR Loan in effect for such Interest Period divided by (b) 1 minus the Reserve Requirement (if any) for such LIBOR Loan for such Interest Period.

          "Administrative Agent" means CoBank ACB, acting in its capacity as administrative agent for the Secured Parties under the Credit Documents.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by Administrative Agent.

          "Adverse PUHCA Event" means that Borrowers or any of its "affiliates" (within the meaning of Section l(a)(ll)(B) of PUHCA) becomes an "electric utility company", "public-utility company", or "holding company" required to register as such within the meaning of PUHCA at a time at which applicable provisions of PUHCA, or any successor statute thereof, and the rules and regulations thereunder are in effect and such event or occurrence has, or with the passage of time will have, a Material Adverse Effect or a material and adverse effect on Administrative Agent or the Lenders.

          "Affiliate" of a specified Person means any other Person that (a) directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, or (b) only with respect to matters relating to PUHCA, holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. When used with respect to Borrowers,


                                       A-l

"Affiliate" shall include the Sponsor, the Pledgors, and any Affiliate thereof (other than Borrowers). For purposes of this definition, "Control" means the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or more other Persons), of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "A.L.T.A." means American Land Title Association.

          "Alternate Fuel Stockpile" has the meaning given in Section 8.1.18.

          "Annual Insurance Certificate" has the meaning given in Section 5.8.3.

          "Annual Operating Budget" has the meaning given in Section 5.15.3.

          "Anti-Terrorism Laws" has the meaning given in Section 4.30.1.

          "Applicable Permit" means, at any time, any Permit, including any zoning, land use, environmental protection, pollution (including air, water or noise), sanitation, FERC, import, export, safety, siting or building Permit (a) that is necessary under applicable Legal Requirements or any of the Operative Documents to have been obtained by or on behalf of Borrowers at such time in light of the stage of development, construction or operation of the Project to construct, test, operate, maintain, repair, lease, own or use the Project as contemplated by the Operative Documents, to sell electricity from the Project or deliver fuel to the Project, or for Borrowers to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements, or (b) that is necessary so that none of Borrowers or any Secured Party nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA (except as Borrowers may be subject to compliance requirements under Section 21 of PUHCA applicable to it being an Exempt Wholesale Generator or treated as a public utility under the Constitution and the laws of the Project Jurisdiction as presently constituted and as construed by the courts of the Project Jurisdiction with respect to the regulation of the rates of, or the financial or organizational regulation of, electric utilities as a result of the development and construction or operation of the Project or the sale of electricity therefrom.

          "Applicable Third Party Permit" means, at any time, any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, export, safety, siting or building Permit or that is necessary to have been obtained by such time by any Person (other than Borrowers) that is a party to a Major Project Document or a Credit Document in order to perform such Person's obligations thereunder (other than Permits necessary to conduct its business generally and maintain its existence and good standing), or in order to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "APS" means Arizona Public Service Company.

          "APS PPA" means the Master Power Purchase and Sales Agreement, dated as of September 6, 2005, together with the related Amended and Restated Transaction Confirmation, dated September 1, 2006, between APS and SWMP.

          "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.17.2), and accepted by Administrative Agent, in the form approved by Administrative Agent.

          "Available Construction Funds" means, at any time and without duplication, the sum of (a) amounts in the Construction Account, (b) the undisbursed proceeds, if any, of the Total Construction Loan Commitment, (c) undisbursed Insurance Proceeds or Eminent Domain Proceeds which are available for payment of Project Costs, (d) any delay liquidated damages which Borrowers have received under any Construction Contract or any other contract for construction related to the Project, (e) amounts in the Construction Fund, and
(f) any other liquidated damages which Borrowers have received under the other Project Documents and which, by the terms of the Credit Documents, are available for the payment of Project Costs.

          "Available Construction Loan Commitment" means (a) at any time and from time to time during the Construction Loan Availability Period, the Total Construction Loan Commitment at such time minus the aggregate principal amount of all Construction Loans outstanding at such time and (b) at any time after the Construction Loan Availability Period, zero.

          "B&W" means The Babcock & Wilcox Company.

          "Bank Equity Interests" means investments in non-voting participation certificates of CoBank, ACB acquired by the Borrowers in connection with their Loans hereunder from CoBank, ACB.

          "Bankruptcy Event" shall be deemed to occur, with respect to any Person, if (a) that Person shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under the Bankruptcy Law or other relief with respect to it or its debts; (b) such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Person shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against such Person under any other applicable law and (i) such Person consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not timely controverted, (iii) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (iv) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (v) an order for relief shall have been issued or entered therein; or (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Person or all or a part of its property shall have been entered; or (f) any other similar relief shall be granted against such Person under any applicable Bankruptcy Law, or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law, or shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above in this definition; or (g) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

          "Bankruptcy Law" means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including state and federal) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.

          "Base Case Project Projections" has the meaning given in Section
3.1.20.

          "Base Rate" means the greater of (a) the prime commercial lending rate established from time to time by Administrative Agent at its Denver office or
(b) the Federal Funds Rate plus 0.50%. The Base Rate may not necessarily be the highest or lowest rate of interest charged by Administrative Agent to its commercial borrowers.

          "Base Rate Loan" means each Loan requested by Borrowers at Base Rate.

          "Biomass Services Agreement" means the Biomass Supply and Services Agreement, dated as of June 1, 2006, between SWMP and Renegy.

          "Boiler Purchase Contract" means the Standard Form Purchase Order No. 02.4321, together with the Equipment Supply Terms and Conditions of Sale (Domestic), each dated July 20, 2006, between SWMP and B&W.

          "Bond Documents" means the Indenture, the Tax Agreement, the Bond Loan Agreement, the Bond Purchase Agreement and the Remarketing Agreement.

          "Bond Issuer" means the Industrial Development Authority of the City of Show Low, Arizona.

          "Bond Loan Agreement" means the Loan Agreement, dated as of September 1, 2006, between SWMP and Bond Issuer.

          "Bond Pledge Agreement" has the meaning given in Section 2.2.9.

          "Bond Purchase Agreement" means the Bond Purchase Agreement, dated September 7, 2006, among SWMP, Bond Issuer and Thornton Farish Inc.

          "Bonds" has the meaning given in the Indenture.

          "Borrower Materials" has the meaning given in Section 12.30.1.

          "Borrowers" means Snowflake White Mountain Power, LLC, an Arizona limited liability company, Renegy, LLC, an Arizona limited liability company, and Renegy Trucking, LLC, an Arizona limited liability company.

          "Borrowing" means a borrowing by Borrowers of any Loans of the same Type made on the same day by the Lenders.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banks are or Administrative Agent is authorized or required to be closed in the Project Jurisdiction or the State of New York and, where such term is used in any respect relating to a LIBOR Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Calculation Period" means, as to a particular date, the 12 month period (or, during the initial 12 months following Term-Conversion, the actual number of calendar months or partial calendar months following Term-Conversion) immediately preceding such date.

          "Capital Adequacy Requirement" has the meaning given in Section 2.7.4.

          "Change of Control" has the meaning given in Section 8.1.11.

          "Change of Law" has the meaning given in Section 2.7.2.

          "Charges" has the meaning given in Section 12.24.

          "Checking Account Bank" has the meaning given in Section 7.7.1.

          "Checking Accounts" means the checking account established by each Borrower pursuant to Section 7.7.1.

          "Clean-Up Period" has the meaning given in Section 2.1.10(c).

          "Closing Date" has the meaning given in Section 3.1.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

          "Collateral Agent" means CoBank, ACB acting in its capacity as collateral agent for the Secured Parties under the Credit Documents.

          "Collateral Documents" means the Mortgage, the Bond Pledge Agreement, the Pledge Agreement (Stone Axe), the Pledge Agreement (NZ Land), the Security Agreement, each Consent, and any fixture filings, financing statements, or other similar documents filed, recorded or delivered in connection with the foregoing.

          "Commercial Operation" means achieving the "Commercial Operation Date" as defined in the APS PPA and the "Delivery Commencement Date" as defined in the SRP PPA.

          "Commitment Fee" means the fees payable pursuant to Section 2.4.2.

          "Commitments" means, with respect to each Lender, such Lender's Construction Loan Commitment, Term Loan Commitment, Renegy Term Loan Commitment, Revolving Loan Commitment, and LC Commitment, and with respect to all Lenders, the Total Construction Loan Commitment, the Total Term Loan Commitment, the Total Renegy Term Loan Commitment, the Total Revolving Loan Commitment, and the Total LC Commitment.

          "Completion" means (a) that all necessary equipment for the processing, transportation and receipt of the appropriate fuels to the Project has been procured, (b) all work under the applicable Construction Contracts and each of the PPAs (other than Punchlist items) has been completed substantially in accordance with the Plans and Specifications and the requirements of all Applicable Permits, (c) the Performance Tests either (i) have been successfully completed as provided in such contracts or (ii) performance liquidated damages as provided in such contracts (as applicable) have been paid in full, (d) that all facilities necessary for the procurement, transportation and discharge of water to the Project and wastewater from the Project have been obtained or completed, (e) that necessary interconnection facilities sufficient to transmit all power generated by the Project have been completed in accordance with the Interconnection Agreement, (f) that all other aspects of the Project have been constructed, other than items that could not reasonably be expected to materially affect the performance, integrity, safety, or reliability of the Project or the status or validity of any Applicable Permit (all as duly certified by the Independent Engineer to Administrative Agent), (g) that all real estate rights reasonably necessary for completion of the foregoing and continued operations of the Project have been obtained, and (h) that the Project has the Fuel Stockpile in place.

          "Completion Date" means the date on which Completion occurs.

          "Confirmation" means the confirmation of the Letter of Credit issued pursuant to the Confirmation Agreement.

          "Confirmation Agreement" means the Confirmation Agreement, dated as of September 1, 2006, between CoBank, ACB and Confirming Bank.

          "Confirming Bank" means JPMorgan Chase Bank, N.A.

          "Consents" means the consents specified on Exhibit E-2 to the Credit Agreement and any other third party consents to the assignments contemplated by the Credit Documents.

          "Construction Account" has the meaning given in Section 7.1(a).

          "Construction Contractor" means each contract counterparty to a Borrower under a Construction Contract.

          "Construction Contracts" means the Interconnection Agreement, the Boiler Purchase Contract and the other contracts relating to engineering, procurement or construction of the Project, together in each case with all guaranties from the relevant contractor's or vendor's parent or other credit support.

          "Construction Credit Event" has the meaning given in Section 3.3.

          "Construction Fund" has the meaning given in the Indenture.

          "Construction Loan" has the meaning given in Section 2.1.1(a).

          "Construction Loan Availability Period" means the period from the Closing Date to the earlier of (a) full utilization of the Total Construction Loan Commitment and (b) the Construction Loan Maturity Date.

          "Construction Loan Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Construction Loan Commitment at such time.

          "Construction Loan Maturity Date" means the date that is the earliest to occur of (a) the Term-Conversion Date, (b)the acceleration of the Obligations upon and during the occurrence and continuance of an Event of Default, (c) the date that the Project suffers a casualty and it is determined in accordance with the Credit Documents not to rebuild it, and (d) the Date Certain.

          "Construction Note" has the meaning given in Section 2.1.6.

          "Contingent Obligation" means, as to any Person, any obligation, agreement, understanding or arrangement (including purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of collateral to support the obligations of another Person, keep-well agreements and take-or-pay or through-put arrangements) of such Person guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Control Agreement" means an account control agreement providing Collateral Agent, among other things, "control" within the meaning of the UCC, over the applicable Checking Account, and otherwise in form and substance reasonably satisfactory to Collateral Agent.

          "Credit Agreement" means the Credit Agreement, dated as of September 1, 2006, by and among Borrowers, Administrative Agent, Collateral Agent, the LC Issuer and the Lenders.

          "Credit Documents" means the Credit Agreement, any Notes, the Collateral Documents, the Swap Agreements, the Fee Letter, the Sponsor Guaranty, and any other loan or security agreements or letter agreement or similar document, entered into by any Secured Party, on the one hand, and the Sponsor or one or more Affiliates of Sponsor, on the other hand, in connection with the transactions contemplated by the Credit Documents.

          "Credit Event" means the Closing Date, each Borrowing and resulting Loan, issuance of the Letter of Credit, each LC Loan, and Term-Conversion.

          "Date Certain" means April 30, 2008.

          "Debt" of any Person means, without duplication, (a) all obligations (including contingent obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all Debt (as described in the preceding clauses) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person,
(i) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty, and (j) all net obligations of such Person in respect of the Swap Agreements.

          "Debt Service" means, for any period, the sum of (a) all fees (other than fees paid on the Closing Date) payable during such period to any Secured Party, (b) interest on Term Loans and the Bonds less (for purposes of calculating the Debt Service Coverage Ratio) net payments, if any, received during such period pursuant to the Swap Agreements, (c) scheduled Term Loan principal payments (as reduced to reflect actual prepayments through the date of such calculation) payable during such period, (d) interest on the Renegy Term Loans, (e) scheduled Renegy Term Loan principal payments (as reduced to reflect actual prepayments through the date of such calculation) payable during such period, (f) interest on Revolving Loans, assuming a principal balance equal to the average balance over the previous 12-month period, and (g) net payments, if any, payable during such period pursuant to the Swap Agreements.

          "Debt Service Coverage Ratio" means, for any period, the ratio of (a) Operating Cash Available for Debt Service for such period to (b) Debt Service for such period.

          "Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

          "Default Rate" has the meaning given in Section 2.5.3.

          "Dollars" and "$" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

          "Drawdown Certificate" means a certificate delivered to Administrative Agent substantially in the form of Exhibit C-4 to the Credit Agreement.

          "Drawing Date" has the meaning given in Section 2.2.3.

          "DSR Account" has the meaning given in Section 7.3(a).

          "DSR Letter of Credit" has the meaning given in Section 7.3(c).

          "DSR Requirement" has the meaning given in Section 7.3(a).

          "Easements" means the easements granted to SWMP by Abitibi pursuant to
Section 3(i) of the Consent and Agreement, dated as of September 1, 2006, among SWMP, Abitibi and Collateral Agent.

          "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 12.17.2(c), (e) and (f) (subject to such consents, if any, as may be required under Section 12.17.2(c)).

          "Eligible Facility" means an "eligible facility" within the meaning of PUHCA.

          "Embargoed Person" has the meaning given in Section 6.29.2.

          "Eminent Domain Proceeds" has the meaning given in Section 7.6.

          "Environmental Claims" means any and all liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements or attorneys' or consultants' fees, relating in any way to (a) a violation or alleged violation of any Hazardous

Substance Law or Permit issued under any Hazardous Substance Law, (b) a Release or threatened Release of Hazardous Substances, or (c) any legal or administrative proceedings relating to any of the above.

          "Environmental Report" means the Phase 1 Environmental Site Assessment relating to the Real Property, dated June 12, 2006, prepared by Environmental Site Assessments, Inc.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with Borrowers under
Section 414 of the Code.

          "ERISA Plan" means any employee benefit plan (other than a Multiemployer Plan) (a) maintained by Borrowers or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

          "Event of Default" has the meaning given in Article 8.

          "Event of Eminent Domain" means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, by any agency, department, authority, commission, board, instrumentality or political subdivision of the Project Jurisdiction, the United States or another Governmental Authority having jurisdiction.

          "Executive Order" has the meaning given in Section 4.30.1.

          "Exempt Wholesale Generator" means an "exempt wholesale generator" within the meaning of PUHCA.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate charged by Administrative Agent on such day on such transactions as determined by Administrative Agent).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fee Letter" means the letter agreement regarding fees, dated September 8, 2006, by and between CoBank, ACB and the Borrowers.

          "FERC" means the Federal Energy Regulatory Commission and its successors.

          "Final Completion" means that Completion shall have occurred and the Independent Engineer shall have confirmed that all of the work under each Construction Contract has been completed and the Project is complete in accordance with the Plans and Specifications.

          "Final Construction Drawing" has the meaning given in Section 3.4.3.

          "Final Project Cost" means the actual total Project Costs incurred or to be incurred through Final Completion, as determined at Term-Conversion by Administrative Agent in consultation with Independent Engineer and Borrowers.

          "FIRREA" means the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

          "Fixed Rate" means 7.15%.

          "FPA" means the Federal Power Act, as amended.

          "Fuel Consultant" means HDR | Brown, Vence & Associates, Inc.

          "Fuel Stockpile" means a 2(1)/2-year stockpile of fuel (other than paper sludge) on the Site, measured based on the assumptions that (a) the Project generates at 24.5 MW and (b) Abitibi supplies paper sludge at a rate of 250 bone-dry tons per day.

          "Fuel Supply Plan" has the meaning given in Section 5.22.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and, in particular, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such person and (e) in any other case, the functional equivalent of the foregoing.

          "Governmental Authority" means (a) any nation or government (whether domestic or foreign), (b) any federal, state, provincial, regional, municipal, local, territorial, or other political, governmental or quasi-governmental subdivision thereof, including any central bank thereof and any comparable authority, (c) any other judicial, public, statutory or administrative agency, authority, board, body, bureau, commission, department, entity or


                                      A-ll
instrumentality (including any zoning authority, FERC, the Securities Exchange Commission, the Comptroller of the Currency or the Federal Reserve Board) or any subdivision thereof, (d) any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or (e) any arbitrator with authority to bind a party at law.

          "Governmental Rule" means any constitution, code, statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, treaty, judgment, policy or requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

          "Granting Lender" has the meaning given in Section 12.17.7.

          "Ground Lease" means the Lease Agreement, dated as of September 14, 2005, between Abitibi and SWMP, as amended by Section 3 of the Consent and Agreement, dated as of September 1, 2006, among Abitibi, SWMP and Collateral Agent.

          "Hazardous Substances" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Hazardous Substances Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Hazardous Substances Disclosure" has the meaning given in Section 4.10.1.

          "Hazardous Substances Law" means any all federal, state, local and municipal Governmental Rules, any and all Legal Requirements, and any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of human health or the environment or which otherwise govern Hazardous Substances, as are now or may at any time hereafter be in effect, together with the regulations adopted and publications promulgated pursuant to all foregoing.

          "Improvements" has the meaning given in the Mortgage.

          "Indenture" means the Indenture of Trust, dated as of September 1, 2006, between the Trustee and the Bond Issuer.

          "Indemnitees" has the meaning given in Section 5.11.1.

          "Independent Consultants" means, collectively, the Insurance Consultant, the Fuel Consultant and the Independent Engineer.

          "Independent Engineer" means Stone & Webster Management Consultants, Inc.

          "Independent Engineer's Drawdown Certificate" has the meaning given in
Section 3.3.2(b).

          "Insurance Consultant" means Moore-McNeil LLC.

          "Insurance Proceeds" has the meaning given in Section 7.5(a).

          "Insurance Requirements" has the meaning given in Section 5.8.3.

          "Interconnection Agreement" has the meaning given in Section
8.1.15(e).

          "Interest Period" means, with respect to any LIBOR Loan comprising part of the same Borrowing, initially, the time period selected by Borrowers or otherwise provided for pursuant to the Credit Agreement which commences on the first day of such Loan, or the effective date of any conversion (as the case may be) and ends on the last day of such time period, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrowers or provided for pursuant to the Credit Agreement; provided that no single day shall be deemed to be a part of two Interest Periods.

          "Interest Rate" means the Fixed Rate, Base Rate or the Adjusted LIBO Rate, as the case may be.

          "Interest Rate Determination Date" means, with respect to any Interest Period, two Business Days prior to the first day of such Interest Period.

          "LC Advance" means, with respect to each Lender, such Lender's participation in any Unreimbursed Amount in accordance with its Proportionate Share, other than by funding an LC Loan.

          "LC Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total LC Commitment at such time.

          "LC Facility Expiration Date" means the two-year anniversary of the Closing Date, as it may be extended from time to time pursuant to Section 2.2.1, but in no event beyond the Term Loan Maturity Date.

          "LC Fee" has the meaning given in Section 2.4.4.

          "LC Issuer" means CoBank, ACB, in its capacity as issuer of the Letter of Credit, or any successor.

          "LC Loan" has the meaning given in Section 2.2.3.

          "LC Loan Note" has the meaning given in Section 2.1.6.

          "LC Obligations" means, as at any date of determination, the aggregate undrawn face amount of the outstanding Letter of Credit plus the aggregate of all Unreimbursed Amounts, but not including Unreimbursed Amounts paid or deemed paid with proceeds of LC Loans.

          "Lead Arranger" means CoBank, ACB.

          "Legal Requirements" means, as to any Person, the Governing Documents of such Person, any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

          "Lender" or "Lenders" means the banks and other financial institutions (including any insurance company or other financial institution (whether a corporation, partnership, trust or other entity) that are or become parties to the Credit Agreement and their successors and assigns. For purposes of determining Obligations secured by the Collateral, each Swap Bank shall be deemed a "Lender" party to the Credit Agreement and Credit Documents to the extent so specified in Section 5.20.3.

          "Lending Office" means, with respect to any Lender, the office designated in writing as such to Administrative Agent and Borrowers from time to time.

          "Letter of Credit" has the meaning given in Section 2.2.1.

          "LIBOR Loans" means any Loan requested by Borrowers at the LIBO Rate.

          "LIBO Rate" means, with respect to any LIBOR Loan for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by Administrative Agent at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date. Each determination by Administrative Agent pursuant to this definition shall be conclusive in the absence of manifest error.

          "LIBOR Breakage Costs" has the meaning given in Section 2.8.1.

          "Lien" means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loans" means, collectively, the Construction Loans, the Term Loans, the Renegy Term Loans, the Revolving Loans, and the LC Loans.

          "Loss Proceeds Account" has the meaning given in Section 7.5(e).

          "Major Construction Contract" means each Construction Contract as to which the Lenders required a consent to assignment be delivered, as set forth on Exhibit E-2.

          "Major Maintenance" means labor, materials and other direct expenses for any overhaul of, or major maintenance procedure for, the Project which requires significant disassembly or shutdown of the Project, (a) in accordance with Prudent Utility Practices, (b) pursuant to manufacturers' requirements to avoid voiding any such manufacturer's warranty or (c) pursuant to any applicable Legal Requirement.

          "Major Maintenance Account" has the meaning given in Section 7.4(a).

          "Major Maintenance Letter of Credit" has the meaning given in Section 7.4(d).

          "Major Maintenance Plan" has the meaning given in Section 5.15.5.

          "Major Maintenance Reserve Requirement" has the meaning given in
Section 5.15.5.

          "Major Project Documents" means each Major Construction Contract, the PPAs, the Biomass Services Agreement, the Interconnection Agreement, the Ground Lease, the Transmission Agreement, any guaranty agreements related to the foregoing executed by Persons in favor of Borrowers and, unless otherwise agreed by Administrative Agent prior to its execution and delivery, any Additional Project Documents.

          "Major Project Participants" means, without duplication, Borrowers, the Sponsor (until expiration of the Sponsor Guaranty), Abitibi, SRP, APS, the Pledgors, the Construction Contractors party to a Major Construction Contract (until the expiration of the warranty period under the applicable Construction Contract), B&W (until the expiration of the warranty period under the Boiler Purchase Contract), any other Person which provides any guaranty agreement which is a Major Project Document, and to the extent not already included in this list, any counterparty to any Major Project Document.

          "Majority Lenders" means, at any time, Lenders having Proportionate Shares which in the aggregate exceed 50%.

          "Mandatory Prepayment" has the meaning given in Section 2.1.10(c).

          "Material Adverse Effect" means an event, circumstance, condition or occurrence of whatever nature that materially and adversely affects (a) the business, assets (including the Project), property, prospects, results of operation or financial condition of Borrowers or, until the termination of the Sponsor Guaranty in accordance with its terms, Sponsor (b) Borrowers' rights to the Project and the Project assets, (c) Borrowers' or any other Major Project Participant's ability to perform its obligations under any material provision of the Operative Documents, (d) the validity or priority of the Secured Parties' security interests in the Collateral, or (e) the validity or enforceability of any Operative Document (including the ability of the Secured Parties to enforce any of their remedies thereunder).

          "Maturity" or "maturity" means, with respect to any Loan, Borrowing, interest, fee or other amount payable by Borrowers under the Credit Documents, the date such Loan,

Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

          "Maximum Rate" has the meaning given in Section 12.24.

          "Minimum Notice Period" means (a) at least three Business Days before the date of any Borrowing, Term-Conversion, continuation or conversion of a Type of Loan resulting in whole or in part in one or more LIBOR Loans, (b) at least one Business Day before any Borrowing, Term-Conversion or conversion of a Type of Loan resulting in whole or in part in one or more Base Rate Loans, and (c) at least one Business Day before any Borrowing consisting of Renegy Term Loans.

          "Moody's" means Moody's Investors Service, Inc.

          "Monthly Disbursement Requisition" means a certificate of Borrowers in substantially the form of Exhibit M.

          "Mortgage" means the Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, in substantially the form of Exhibit D-l. by SWMP to Collateral Agent.

          "Mortgaged Property" has the meaning given in the granting clause of the Mortgage.

          "Multiemployer Plan" means a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute for its employees.

          "Non-Advancing Lender" has the meaning given in Section 10.13.

          "Non-Bank Certificate" has the meaning given in Section 2.5.6.

          "Nonrecourse Persons" has the meaning given in Article 9.

          "Notes" means, collectively, the Construction Notes, LC Loan Notes, Term Notes, Renegy Term Notes, or Revolving Notes.

          "Notice of Borrowing" has the meaning given in Section 2.1.1(b).

          "Notice of Interest Terms" means a notice from Borrower to Administrative Agent, in substantially the form of Exhibit C-3 to the Credit Agreement, appropriately completed in accordance with the instructions contained in such form.

          "Notice of Revolving Loan Borrowing" has the meaning given in Section 2.1.4.

          "Notice of Term-Conversion" has the meaning in Section 2.1.2(b).

          "NZ Land" means New Mexico and Arizona Land Company, LLC, an Arizona limited liability company.

          "O&M Costs" means, for any period, cash amounts incurred and paid by Borrowers for the operation and maintenance of the Project or any portion thereof (other than as funded from the Major Maintenance Account) and for the purchase of goods and services in connection therewith, including (a) premiums for insurance policies, (b) fuel supply and fuel transportation costs and the cost of other consumables, (c) costs of obtaining any other materials, supplies, utilities or services for the Project, (d) costs of maintaining, renewing and amending Permits, (e) franchise, licensing, property, real estate, sales and excise taxes, (f) general and administrative expenses, (g) employee salaries, wages and other employment-related costs, (h) business management and administrative service fees, (i) costs required to be paid by the Project under any Project Document or Credit Document (other than scheduled Debt Service and Project Costs, but including interest or lease payments in respect of Permitted
Debt) or to satisfy any Legal Requirement or obtain or maintain any Permit, (j) legal, accounting and consulting fees and other transaction costs and all other fees payable to the Lenders (other than amounts constituting scheduled Debt Service), (k) necessary capital expenditures (other than capital expenditures made in connection with the repair or restoration of any casualty suffered by the Project to the extent funded with insurance or similar proceeds applied pursuant to Section 7.5 or infusions of equity pursuant to the Credit Documents), and (1) all other fees and expenses necessary for the continued operation and maintenance of the Project and the conduct of the business of the Project, but exclusive in all cases of non-cash charges, and also exclusive of all interest charges, LC Fees and charges for the payment or amortization of principal of the Bonds or the Loans. O&M Costs shall not include (i) costs of Major Maintenance to the extent paid with funds on deposit in the Major Maintenance Account, (ii) depreciation or (iii) payments for restoration or repair of the Project from the Loss Proceeds Account.

          "Obligations" means and includes all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Sponsor Entities (or, if such term is used by reference to any other Person, by such Person) to any of the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Credit Documents, including (a) all interest, fees, charges, expenses, attorneys' fees and accountants fees chargeable to Borrowers (or such Person) and payable by Borrowers (or such Person) hereunder or thereunder, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrowers (or such Person) to such parties under or pursuant to the Credit Documents.

          "OFAC" means the U.S. Treasury Department Office of Foreign Assets Control.

          "Operating Budget Category" means (a) individually, any line item category set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds, and (b) collectively, all line item categories set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds.

          "Operating Cash Available for Debt Service" means, for any period, Project Revenues during such period minus (a) O&M Costs during such period and
(b) deposits into the Major Maintenance Account during such period.

          "Operative Documents" means, collectively, the Credit Documents, the Bond Documents and the Project Documents.

          "Other Taxes" has the meaning given in Section 2.5.4(a).

          "Participant" has the meaning given in Section 12.17.3.

          "Payment Date" means each January 1, April 1, July 1 and October 1.

          "Pending Litigation" has the meaning given in Section 4.10.2.

          "Performance Tests" means the conduct of any "performance tests" or "acceptance tests" (however defined) required under the Boiler Purchase Contract.

          "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

          "Permit Schedule" has the meaning given in Section 3.1.14(a).

          "Permitted Debt" means (a) Debt incurred under the Credit Documents,
(b) Debt pursuant to the terms of a Project Document (but not for borrowed money), either not more than 90 days past due or being contested in good faith,
(c) trade or other similar Debt incurred in the ordinary course of business (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (d) contingent liabilities, to the extent otherwise constituting Debt, including those relating to (i) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit,
(ii) the endorsement of negotiable instruments received in the normal course of its business, and (iii) contingent liabilities incurred with respect to any Applicable Permit or Operative Document, (e) purchase money obligations incurred to finance the purchase price of discrete items of equipment not comprising an integral part of the Project that extend only to the equipment being financed in an aggregate amount of secured principal and capital lease obligations not exceeding $1,000,000 at any one time outstanding, and (f) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $1,000,000 at any one time outstanding.

          "Permitted Investments" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance, (b) interest-bearing deposit accounts, including time deposits and certificates of deposit, of any Lender or any domestic or foreign commercial bank whose outstanding long-term debt is rated at least A-l or the equivalent thereof by S&P or at least P-l or the equivalent thereof by Moody's having capital and surplus in excess of $500,000,000 having a maturity not exceeding 90 days from the date of acquisition, (c) commercial paper issued by any domestic corporation rated at least A-l or the equivalent thereof by S&P or at least P-l or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding 90 days from the date of acquisition, (d) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above, (e) high-grade corporate bonds rated at least AA or the equivalent thereof by S&P or at least Aa2 or the equivalent thereof by Moody's having a maturity not exceeding 90 days from the date of acquisition, (f) banker's acceptances drawn on and accepted by any domestic or foreign commercial bank whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, (g) money market mutual funds whose investment criteria are substantially similar to items
(a) through (f) of this definition, (h) instruments issued by an investment company rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's having a portfolio consisting of 95% or more of the securities described in items (a) through (g) of this definition, (i) investment contracts pursuant to which moneys are deposited (to bear interest at an agreed rate) with a bank, insurance company or other financial institution whose long-term senior unsecured debt is rated at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, and (j) Borrowers' investments in Bank Equity Interests.

          "Permitted Liens" means (a) the rights and interests of any Secured Party as provided in the Credit Documents; (b) Liens for any tax, assessment or other governmental charge, (i) not yet due or being contested in good faith by appropriate proceedings, so long as such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project, the Site or any Easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use of the Project, the Site or any Easements, (ii) with respect to which a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined, or (iii) if adequate cash reserves have been provided therefor; (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business or in connection with the construction, operation or maintenance of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project, the Site or any Easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Project, the Site or any Easements, (ii) a bond or other security reasonably acceptable to Administrative Agent has been posted or provided in such manner and amount as to assure Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor; (d) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to Administrative Agent have been provided or are fully covered by insurance; (e) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $500,000 in the aggregate at any time, and with any such Lien to be released as promptly as practicable;

(f) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Borrowers or the value of such property or assets for the purposes of such business; (g) involuntary Liens as contemplated by the Operative Documents (including a lien of an attachment, judgment or execution) securing a charge or obligation, on any of Borrowers' property, either real or personal, whether now or hereafter owned in the aggregate sum of less than $500,000; (h) rights of way, easements, restrictions (including zoning restrictions), covenants, consents, reservations, encroachments, variations, mineral reservations and rights, leases, licenses and all other similar restrictions, charges, encumbrances (whether or not recorded) affecting the Project or the Real Property which either (1) are shown in the Title Policy, (2) which arise in the ordinary course of business that do not secure any monetary obligations (other than maintenance assessments) or (3) do not detract materially from the value or use of the Project; and (i) CoBank, ACB's statutory Lien on the Borrowers' Bank Equity Interests.

          "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

          "Plans and Specifications" means the plans and specifications for the construction and design of the Project as set forth in the Construction Contracts, as updated from time to time, and any other similar design, engineering or technical documents referred to in such Construction Contracts.

          "Platform" has the meaning given in Section 12.30.1.

          "Pledge Agreement (NZ Land)" means the Pledge and Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-3-A. between NZ Land and Collateral Agent.

          "Pledge Agreement (Stone Axe)" means the Pledge and Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-3-B. between Stone Axe and Collateral Agent.

          "Pledged Bonds" has the meaning given in Section 2.2.9.

          "Pledgors" means Stone Axe and NZ Land.

          "PPAs" means both of the SRP PPA and the APS PPA.

          "Principal Repayment Dates" means the first Payment Date which occurs after the 90th day following the Term-Conversion Date and each Payment Date thereafter, corresponding to the number of Payment Dates set forth on Exhibit I-1 (for Term Loans) and Exhibit 1-2 (for Renegy Term Loans), and also the Term Loan Maturity Date (for Term Loans) and Renegy Term Loan Maturity Date (for Renegy Term Loans).

          "Proceeds" means Insurance Proceeds and Eminent Domain Proceeds.

          "Project" means the approximately 24 MW biomass-fired power generation plant to be located on the Site and the fuel and timber procurement, processing, transportation, storage and sales (in the case of timber) business of Renegy and Renegy Trucking.

          "Project Budget" has the meaning given in Section 3.1.19.

          "Project Budget Category" means any line item category set forth in that portion of the Project Budget showing sources and uses of Project funds, as in effect on the Closing Date.

          "Project Costs" means, other than as set forth in the proviso below, all costs associated with the development, design, engineering, construction, testing, installation, equipping, assembly, inspection, completion, and start-up of the Project incurred prior to the Term-Conversion Date, including: (a) all amounts payable under the Construction Contracts, any state taxes on equipment, site acquisition and preparation costs, any interconnection costs payable by Borrowers pursuant to the Interconnection Agreement and all water and wastewater disposal interconnection and pumping station or water well costs; (b) financing, advisory, legal and other fees; (c) all other Project-related costs and other development costs, insurance costs, management services fees and expenses and expenses to complete the development, design, construction and financing of the Project; (d) contingency funds, start-up costs and initial working capital costs; (e) O&M Costs due and payable prior to Term-Conversion; (f) interest and fees incurred on or in respect of any Construction Loan or the Construction Loan Commitment pursuant to the Credit Agreement prior to Term-Conversion; (g) payments and fees under the Swap Agreements payable prior to Term-Conversion; and (h) amounts necessary to fund the DSR Account in the amount of the DSR Requirement.

          "Project Document Modification" has the meaning given in Section 6.12.

          "Project Documents" means, without duplication, the Major Project Documents, and any other agreement or document relating to the development, construction or operation of the Project to which any Borrower is a party.

          "Project Jurisdiction" means the State of Arizona.

          "Project Revenues" means, without duplication, all income and cash receipts of Borrowers derived from the ownership or operation of the Project, including payments received by Borrowers under each of the PPAs and the Construction Contracts, proceeds of any delay in start up or business interruption or liability insurance (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by Borrowers), income derived from the sale or use of electric capacity or energy transmitted or distributed or ancillary services produced by the Project, and investment income on amounts in the Accounts (solely to the extent deposited in the applicable Account), but excluding, solely for purposes of calculating Operating Case Available for Debt Service, (a)any receipts derived from the sale of any property pertaining to the Project or incidental to the operation of the Project, as determined in conformity with cash accounting principles, (b) proceeds of casualty insurance, (c) performance liquidated damages under the Construction Contracts, (d) the proceeds of any condemnation awards relating to the Project and (e) proceeds from the Collateral Documents.

          "Project Schedule" has the meaning given in Section 3.1.32.

          "Proportionate Share" means:

          (a) in the context of voting in matters requiring the vote of all or a percentage of the Lenders, with respect to each Lender at any time, a percentage equal to the quotient of (i) the sum of (A) the percentage interest of such Lender in the Total Construction Loan Commitment (or, after Term-Conversion, the Total Term Loan Commitment), multiplied by the Total Construction Loan Commitment (or, after Term-Conversion, the Total Term Loan Commitment) plus (B) the percentage interest of such Lender in the Total Renegy Term Loan Commitment, multiplied by the Total Renegy Term Loan Commitment, plus (C) the percentage interest of such Lender in the Total Revolving Loan Commitment, multiplied by the Total Revolving Loan Commitment, plus (D) the percentage interest of such Lender in the Total LC Commitment, multiplied by the Total LC Commitment, plus
(E) the percentage interest of such Lender in the Swap Agreements, multiplied by the Swap Breaking Fees actually payable (and not on a "marked to market" basis) at such time (determined upon the close of the applicable voting period), divided by (ii) the sum of (A) the Total Construction Loan Commitment (or, after Term-Conversion, the Total Term Loan Commitment), plus (B) the Total Renegy Term Loan Commitment, plus (C) the Total Revolving Loan Commitment, plus (D) the Total LC Commitment plus (E) such Swap Breaking Fees; and

          (b) with respect to each Lender at any time in the context of funding Construction Loans, Term Loans, Renegy Term Loans, Revolving Loans, and LC Loans, the percentage participation of such Lender in the Total Construction Loan Commitment, Total Term Loan Commitment, Total Renegy Term Loans, Total Revolving Loans, or Total LC Loans, respectively;

          "Prudent Utility Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by biomass-fired electric generation stations in the region and of a type and size similar to the Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy. "Prudent Utility Practices" does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

          "Public Lender" has the meaning given in Section 12.30.1.

          "PUHCA" means the Public Utility Holding Company Act of 2005.

          "Punchlist" means work under the applicable Construction Contracts, the failure of which to be completed does not, whether individually or in the aggregate, have, or otherwise cause, a Material Adverse Effect.

          "Rate Margin" means, for all LIBOR Loans, the applicable rate set forth below, and for all Base Rate Loans, such rate minus 0.75%:

                        During                                  Years
Time Period          Construction   Years 1-5   Years 6-10   11-Maturity
-----------          ------------   ---------   ----------   -----------
Construction Loans       2.00%        1.50%        1.75%        2.00%
and Term Loans

(Rate Margin is also used to calculate LC Fees, so amounts are also shown for periods after Loans will have been repaid.)

          At any time that the long-term unsecured senior debt of either APS or SRP is rated less than BBB- by S&P or Baa3 by Moody's, the otherwise applicable Rate Margin shall be increased by 0.25%; and if rated less than BB+ by S&P or Ba1 by Moody's shall be increased by an additional 0.25% (for a maximum total increase of 0.50%). If there is any change in the Rate Margin during any quarter, applicable interest rates and LC Fees shall be computed and multiplied by the Rate Margin separately for each period during such quarter that such Rate Margin was in effect.

          "Real Property" means the real property, including the Site and the Improvements, which is the subject of the Mortgage.

          "Register" has the meaning given in Section 2.10.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

          "Regulatory Change" means any change after the Closing Date in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing or the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Remarketing Agent" means Thornton Farish, Inc. or such replacement remarketing agent as shall replace Thornton Farish Inc.

          "Remarketing Agreement" means that certain Remarketing Agreement, dated as of September 1, 2006, between the Remarketing Agent and SWMP.

          "Renegy Term Loan Amortization Schedule" has the meaning given in
Section 2.1.3(c).

          "Renegy Term Note" has the meaning given in Section 2.1.6.

          "Renegy Term Loan" has the meaning given in Section 2.1.3(a).

          "Renegy Term Loan Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Renegy Term Loan Commitment at such time.

          "Renegy Term Loan Maturity Date" means the earlier of (a) the five-year anniversary of the Term-Conversion Date and (b)the date on which the entire outstanding principal balance of the Renegy Term Loans, together with all unpaid interest, fees, charges and costs, becomes due and payable under the Credit Agreement.

          "Repayment Period" means the three month period commencing on each Payment Date following Term-Conversion and ending on the next Payment Date.

          "Required Lenders" means, at any time, Lenders having Proportionate Shares which in the aggregate equal or exceed 66(2)/3%.

          "Reserve Requirement" means, for any Interest Period for any LIBOR Loans, the average maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBO Rate or LIBOR Loans is to be determined, (b) any category of liabilities or extensions of credit or other assets which include LIBOR Loans or (c) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "Responsible Officer" means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary or any natural Person who is a managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to any such managing general partner, manager or managing member).

          "Restricted Payment Conditions" has the meaning given in Section
6.6.2.

          "Revenue Account" has the meaning given in Section 7.2(a).

          "Revolving Lender" means each Lender which holds a Revolving Loan Commitment.

          "Revolving Loan" has the meaning given in Section 2.1.4(a).

          "Revolving Loan Availability Period" means the period beginning on the Term-Conversion Date and ending on the Revolving Loan Maturity Date.

          "Revolving Loan Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Revolving Loan Commitment at such time.

          "Revolving Loan Maturity Date" has the same meaning as the Term Loan Maturity Date.

          "Revolving Note" has the meaning given in Section 2.1.6.

          "Rights of Way" has the meaning given in Section 3.1.25(f).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Schedule of Closing Date Consents" has the meaning given in Section 3.1.33.

          "Schedule of Security Filings" has the meaning given in Section 4.25.

          "Secured Parties" means Administrative Agent, the Lead Arranger, the Collateral Agent, the LC Issuer, the Lenders, any Swap Bank, and each of their respective successors, transferees and assigns; provided, that no Affiliate of Sponsor shall be a "Secured Party" under any Credit Document.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Security Agreement" means the Security Agreement, dated as of the Closing Date, in substantially the form of Exhibit D-2 to the Credit Agreement, between Borrowers and Collateral Agent.

          "Settlement Amount" has the meaning given in Section 5.11.6(b).

          "Site" means the "Real Property" as defined in the Ground Lease.

          "Site Survey" has the meaning given in Section 3.1.23.

          "SPC" has the meaning given in Section 12.17.7.

          "Sponsor" means Robert M. Worsley.

          "Sponsor Entity" means the Borrowers, the Pledgors and the Sponsor.

          "Sponsor Guaranty" means that certain Sponsor Guaranty, dated as of the Closing Date, by and among the Sponsor, Christi Worsley and Administrative Agent, in substantially the form of Exhibit D-5.

          "SRP" means Salt River Project Agricultural and Improvement District.

          "SRP PPA" means the Second Amended and Restated Renewable Energy Purchase and Sale Agreement, dated as of September 1, 2006, between the Salt River Project Agricultural and Improvement District and SWMP.

          "Stone Axe" means Stone Axe Power Ranch, LLC, an Arizona limited liability company.

          "Subject Claims" has the meaning given in Section 5.11.1(a).

          "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which such Person: (a) owns 10% or more of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Person.

          "Swap Agreements" means one or more interest rate swap agreements, caps, collars, or other master interest rate hedging mechanisms, in each case having a term that does not extend beyond the Term Loan Maturity Date and otherwise in form and substance reasonably satisfactory to Administrative Agent, which effectively hedge the Bonds and the greater of (a) $8,000,000 or (b) 75% of the Term Loans.

          "Swap Bank" means a Lender or any Affiliate thereof which is party to a Swap Agreement with SWMP, in its capacity as counterparty to such Swap Agreement.

          "Swap Breaking Fees" has the meaning given in Section 5.20.2.

          "Target Average DSCR" means an average annual Debt Service Coverage Ratio of, for the period until the earlier of repayment in full of the Renegy Term Loans and the fifth anniversary of the Term-Conversion Date, 1.70:1 over the entirety of such period; and 1.95:1 over the entirety of the period covered by the Base Case Project Projections which ends December 31 of the year in which the Term Loan Maturity Date occurs.

          "Target Minimum DSCR" means for the period covered by the Base Case Project Projections, a minimum annual Debt Service Coverage Ratio of 1.60:1, on an annual basis.

          "Tax Agreement" means that certain Tax Exemption Certificate and Agreement, dated September 8, 2006, among the Bond Issuer, the Trustee and SWMP.

          "Taxes" has the meaning given in Section 2.5.4(a).

          "Tender Drawing" means any drawing under the Letter of Credit or Confirmation accompanied by a demand in the form of Annex C to the Letter of Credit made to pay the principal amount of those Bonds which the Remarketing Agent has been unable to remarket within the time limits established in the Indenture.

          "Term-Conversion" means satisfaction or waiver of the conditions set forth in Section 3.4, causing conversion of Construction Loans to Term Loans. "Term-Convert" is the verb form of "Term-Conversion."

          "Term-Conversion Date" has the meaning given in Section 3.4.

          "Term Loan" has the meaning given in Section 2.1.2(a).

          "Term Loan Amortization Schedule" has the meaning given in Section 2.1.2(c).

          "Term Loan Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Term Loan Commitment at such time.

          "Term Loan Maturity Date" means the earlier of (a) December 31, 2025,
(b) the 18th anniversary of the Term-Conversion Date, and (c) the date on which the entire outstanding principal balance of the Term Loans, together with all unpaid interest, fees, charges and costs, becomes due and payable under the Credit Agreement.

          "Term Note" has the meaning given in Section 2.1.6.

          "Term Title Policy" has the meaning given in Section 3.4.13.

          "Title Insurer" means Transnation Title Insurance Company.

          "Title Policy" means that certain policy of the title insurance issued by the Title Insurer dated as of the Closing Date, as provided in Section 3.1.24, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

          "Total Construction Loan Commitment" has the meaning given in Section 2.3.1(a).

          "Total LC Commitment" has the meaning given in Section 2.3.1(e).

          "Total Loan Commitment" means the Total Construction Loan Commitment and Total Renegy Term Loan Commitment and additionally after Term-Conversion, the Total Revolving Loan Commitment.

          "Total Renegy Term Loan Commitment" has the meaning given in Section 2.3.1(c).

          "Total Revolving Loan Commitment" has the meaning given in Section 2.3.1(d).

          "Total Term Loan Commitment" has the meaning given in Section
2.3.1(b).

          "Transmission Agreement" means the Service Agreement for Firm Point-To-Point Transmission Service Umbrella Short-Term, dated as of July 10, 2006, between APS and SWMP.

          "Trustee" means J.P. Morgan Trust Company, National Association, a national banking association, acting under the Indenture, or any successor to such party as Trustee under the Indenture.

          "Type" means the type of Loan, whether a Base Rate Loan or LIBOR Loan.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Credit Documents relating to such perfection or priority and for purposes of definitions related to such provisions.

          "U.S.A. Patriot Act" has the meaning given in Section 4.30.1.

          "Unreimbursed Amount" has the meaning given in Section 2.2.3.

          "Unsatisfied Condition" means a condition in a Permit that has not been satisfied and that either (a) must be satisfied before such Permit can be come effective, (b) must be satisfied as of the date on which a representation is made or a condition precedent must be satisfied under the Credit Agreement, or (c) must be satisfied as of a future date but with respect to which facts or circumstances exist which, to Borrowers' knowledge, could reasonably be expected to result in a failure to satisfy such Permit condition.

          "Utilities" means SRP and APS, together, with each individually being referred to as a "Utility."

          "Waterfall Level" has the meaning given in Section 7.2(b).

          RULES OF INTERPRETATION

          1. The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

          2. "or" is not exclusive.

          3. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

          4. A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

          5. The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          6. The words "include", "includes" and "including" are not limiting.

          7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of the Credit Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of the Credit Agreement shall control.

          8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

          9. The words "hereof, "herein" and "hereunder" and words of. similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

          10. References to "days" means calendar days, unless the term "Business Days" shall be used.

          11. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word "will" has the same meaning and effect as the word "shall".

          12. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          13. If, at any time after the Closing Date, Moody's or S&P shall change its respective system of classifications, then any Moody's or S&P "rating" referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.